**** CONFIDENTIAL PORTION has been omitted pursuant to a request for confidential treatment by the Company to, and the material has been separately filed with, the SEC. Each omitted Confidential Portion is marked by four asterisks.

                            REORGANIZATION AGREEMENT

                                      among

                          GENERAL COMMUNICATION, INC.,

                              ALASKA DIGITEL, LLC,

                       THE MEMBERS OF ALASKA DIGITEL, LLC,

                                AKD HOLDINGS, LLC

                                       and

                         THE MEMBERS OF DENALI PCS, LLC



                            Dated as of June 16, 2006

                                                 TABLE OF CONTENTS
                                                                                                                Page
                                                                                                                ----
SECTION 1 DEFINITIONS.............................................................................................1

SECTION 2 TERMS OF THE REORGANIZATION.............................................................................7
   2.1.       Purchase of Denali..................................................................................7
   2.2.       Contribution to Parent; Conversion to Units.........................................................7
   2.3.       Contributions by GCI................................................................................8
   2.4.       Purchase and Redemption of Units....................................................................9
   2.5.       Management Agreement; Profits Interest..............................................................10
   2.6.       Operating Agreement.................................................................................10
   2.7.       Closing.............................................................................................10

SECTION 3 REPRESENTATIONS AND WARRANTIES OF AKD, PARENT  AND THE AKD MEMBERS......................................11
   3.1.       Organization; Standing and Capitalization...........................................................11
   3.2.       The Transaction Agreements..........................................................................12
   3.3.       AKD Business Assets.................................................................................13
   3.4.       Financial Matters...................................................................................14
   3.5.       Operational Matters.................................................................................17
   3.6.       Employee Matters....................................................................................19
   3.7.       Environmental Matters...............................................................................21
   3.8.       Communications Regulatory Matters...................................................................22
   3.9.       Transactional Matters...............................................................................23

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE DENALI MEMBERS....................................................23
   4.1.       Organization and Standing; Capitalization...........................................................23
   4.2.       The Transaction Agreements..........................................................................24
   4.3.       No Assets...........................................................................................25
   4.4.       Financial Matters...................................................................................25
   4.5.       Operational Matters.................................................................................27
   4.6.       Employee Matters....................................................................................29
   4.7.       Environmental Matters...............................................................................29
   4.8.       Communications Regulatory Matters...................................................................29
   4.9.       Transactional Matters...............................................................................30

SECTION 5 REPRESENTATIONS AND WARRANTIES OF GCI...................................................................31
   5.1.       Organization and Standing...........................................................................31
   5.2.       Execution and Validity of Agreements................................................................31
   5.3.       No Violation or Approval............................................................................31
   5.4.       Brokers, Finders, etc...............................................................................31
   5.5.       No Oral Warranties..................................................................................31

SECTION 6 COVENANTS...............................................................................................32
   6.1.       Exclusivity; Acquisition Proposals..................................................................32
   6.2.       Notices and Consents................................................................................32

                                       i

   6.3.       Preparation for Closing.............................................................................33
   6.4.       Notification of Certain Matters.....................................................................33
   6.5.       Other Limitations on Conduct of AKD's and Properties' Businesses....................................33
   6.6.       Other Limitations on Conduct of Denali's Business...................................................34
   6.7.       Access to Information...............................................................................35
   6.8.       Cooperation.........................................................................................35
   6.9.       Announcements.......................................................................................35
   6.10.      Use of Proceeds of Interim Capital Loans............................................................36

SECTION 7 CLOSING DELIVERIES......................................................................................36
   7.1.       Of AKD, Parent and the AKD Members..................................................................36
   7.2.       Of the Denali Members...............................................................................37
   7.3.       Of GCI..............................................................................................38

SECTION 8 CONDITIONS PRECEDENT....................................................................................38
   8.1.       Conditions to Obligations of AKD, Parent, the AKD Members and the Denali Members....................38
   8.2.       Conditions to Obligations of GCI....................................................................39
   8.3.       Conditions to the Obligations of Each Party.........................................................40

SECTION 9 POST-CLOSING COVENANTS..................................................................................40
   9.1.       Further Assurances..................................................................................40
   9.2.       Announcements.......................................................................................41

SECTION 10 INDEMNIFICATION........................................................................................41
   10.1.      Indemnification by AKD, Parent and the AKD Members..................................................41
   10.2.      Indemnification by the Denali Members...............................................................41
   10.3.      Indemnification by GCI..............................................................................41
   10.4.      Survival; Time Limits for Indemnification...........................................................42
   10.5.      Basket and Cap......................................................................................42
   10.6.      Defense of Claims...................................................................................43

SECTION 11 TERMINATION............................................................................................44
   11.1.      Right to Terminate..................................................................................44
   11.2.      Effect of Termination...............................................................................45
   11.3.      Specific Performance................................................................................45

SECTION 12 MISCELLANEOUS..........................................................................................45
   12.1.      Arbitration.........................................................................................45
   12.2.      Governing Law.......................................................................................46
   12.3.      Notices.............................................................................................46
   12.4.      Entire Agreement, Assignability, Etc................................................................47
   12.5.      Counterparts........................................................................................48
   12.6.      Representations as to Knowledge.....................................................................48
   12.7.      Headings, Terms.....................................................................................48
   12.8.      Amendments..........................................................................................48
   12.9.      Waivers.............................................................................................48

                                       ii

   12.10.     Severability........................................................................................48
   12.11.     Remedies Cumulative.................................................................................49
   12.12.     Expenses............................................................................................49
   12.13.     Construction........................................................................................49
   12.14.     AKD Members' Agent and Denali Members' Agent........................................................49
   12.15.     Incorporation of Exhibits...........................................................................49
   12.16.     No Tax Advice.......................................................................................49

                                    EXHIBITS

A        -       Management Agreement
B        -       Operating Agreement
C        -       Opinion Items for Opinion of The Bogatin Law Firm, PLC
D        -       Opinion Items for Opinion of Lukas, Nace, Gutierrez & Sachs,
                 Chartered
E        -       Non-Competition Agreement

                                    SCHEDULES


1.1      -       AKD Interest-Bearing Obligations
2.3.2    -       Examples of Closing Adjustments
2.3.3    -       Examples of Post-Closing Adjustments
4        -       AKD Disclosure Schedule
5        -       Denali Disclosure Schedule
7.1(n)   -       Persons to Execute Non-Competition Agreements

                  THIS REORGANIZATION AGREEMENT (this "Agreement") is made as of June 16, 2006, among General Communication, Inc., an Alaska corporation ("GCI"), Alaska DigiTel, LLC, an Alaska limited liability company ("AKD"), PacifiCom Holdings, L.L.C., a Delaware limited liability company ("Pacificom"), Red River Wireless, LLC, a Delaware limited liability company ("Red River" and, together with Pacificom, individually and collectively the "Denali Members"), Graystone Holdings, LLC, an Alaska limited liability company ("Graystone" and, together with Pacificom and Red River, individually and collectively, the "AKD Members"), and AKD Holdings, LLC, a Delaware limited liability company ("Parent").

                                    Recitals

         A. AKD operates a wireless telecommunications business within the State of Alaska.

         B. Denali PCS, LLC, an Alaska limited liability company ("Denali"), holds licenses for certain spectrum capacity.

         C. GCI desires to purchase all of the outstanding Denali Interests (as defined below) from the Denali Members and contribute cash and the Denali Interests to AKD in exchange for AKD Common Units (as defined below) and to purchase additional AKD Common Units from AKD all in accordance with the terms and conditions of this Agreement.

                                    Agreement

                  Accordingly, in consideration of the mutual covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

                                    SECTION 1
                                   DEFINITIONS

                  As used in this Agreement, the following terms have the indicated meanings:

                  "Accountants" has the meaning given in Section 2.3.2.

                  "Acquisition Transaction" has the meaning given in Section
                  6.1.

                  "Adverse Consequences" means all actions, suits, proceedings, investigations, complaints, claims, demands, orders, decrees, rulings, injunctions, judgments, directives, notices of violation, Liabilities, liens, losses (including loss of value), damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts), plus interest at a rate equal to two percentage points above the prime rate quoted by AKD's principal lender from time to time accrued from the date any Adverse Consequence becomes a liability of or is otherwise recognized by the party suffering the Adverse Consequence as determined in accordance with GAAP. As used in this Agreement, Adverse Consequences are not limited to matters asserted by third parties, but include Adverse Consequences incurred or sustained by a Party hereto other than as a result of claims by third persons.

                  "Affiliate" means, as to any Person, another Person that controls, is controlled by or is under common control with any Person and, as to any natural Person, any relative by blood, marriage or adoption. For that purpose, "control" means the power, directly or indirectly, by stock ownership, contract, family relationship, employment, position or otherwise, to significantly influence the business decisions of another Person.

                  "Agreement" has the meaning given in the Preamble.

                  "AKD" has the meaning given in the Preamble.

                  "AKD Balance Sheet Date" has the meaning given in Section
                  3.4.1.

                  "AKD Business Assets" means all assets and properties of AKD, whether real or personal, tangible or intangible, including, without limitation,
(a) the AKD Licenses, (b) all furniture, office equipment, other equipment, automobiles and other tangible personal property listed in Schedule 3.3.1, (c) all of AKD's rights under the AKD Contracts, (d) all inventory, fixed assets and leasehold improvements, (e) all notes and accounts receivable of AKD, (f) all customer deposits, advance payments, prepaid items and expenses, deferred charges, rights of offset and credits and claims for refund, (g) all claims, rights and causes in action against third parties and all rights to insurance proceeds relating to any damage, destruction or impairment of the AKD Business Assets, (h) all Intellectual Property of AKD, including without limitation, those items listed in Schedule 3.3.5, (i) all books of account and all customer and supplier lists and other records related to AKD's business, (j) all goodwill associated with the AKD Business Assets and (k) all of AKD's right, title and ownership interest in Properties.

                  "AKD Common Unit" means a Common Unit (as defined in the Operating Agreement) of membership interest in AKD.

                  "AKD Contracts" has the meaning given in Section 3.5.3.

                  "AKD Disclosure Schedule" means the schedule delivered by AKD to GCI and attached to this Agreement setting forth exceptions to the representations and warranties of AKD and the AKD Members in this Agreement.

                  "AKD Financial Statements" has the meaning given in Section 3.4.1.

                  "AKD Group" means AKD and its Subsidiaries.

                  "AKD Interest-Bearing Obligations" means the interest-bearing obligations of the AKD Group, including, without limitation, those obligations which are listed on Schedule 1.1 and are reflected on the Closing Adjustment Schedule.

                  "AKD Licenses" has the meaning given in Section 3.8.1.

                  "AKD Members" has the meaning given in the Preamble.

                  "AKD Members' Agent" has the meaning given in Section 12.14.

                  "AKD Net Asset Value" has the meaning given in Section 2.3.1.

                  "AKD Net Working Capital" means the excess of the accounts receivable and other current assets over the accounts payable, accrued expenses, property taxes and other current liabilities of the AKD Group (other than the current portion of any AKD Interest Bearing Obligation), in each case, as reflected on the Closing Adjustment Schedule.

                  "AKD Plans" has the meaning given in Section 3.6.1.

                  "AKD Profits Interest Unit" means a Profits Interest Unit (as defined in the Operating Agreement) of membership interest in AKD.

                  "AKD Redemption Price" has the meaning given in Section 2.4.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Anchorage, Alaska are required or authorized to be closed.

                  "Capitalized Refinancing Costs" means the fees, expenses and costs incurred by AKD to consummate one or more credit facilities the proceeds of which will be used to fully pay the obligations of AKD to CoBank, ACB, but only to the extent that such fees, expenses and costs are approved by GCI, which approval shall not be unreasonably withheld or delayed.

                  "Claim" has the meaning given in Section 10.6.

                  "Closing" has the meaning given in Section 2.7.

                  "Closing Adjustment Schedule" has the meaning given in Section 2.3.2.

                  "Closing Date" has the meaning given in Section 2.7.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Communications Act" means the Communications Act of 1934, as amended.

                  "Communications Laws" means the Communications Act and the rules, regulations, published policies, published decisions, published orders, published rulings, and published notices of the FCC promulgated thereunder.

                  "Contract" means any contract, agreement, deed, mortgage, lease (whether or not capitalized), license, instrument, commitment, sales order, purchase order, quotation, bid, undertaking, arrangement or understanding, whether written or oral.

                  "Denali" has the meaning given in Recital B.

                  "Denali Balance Sheet Date" has the meaning given in Section 4.4.1.

                  "Denali Contracts" has the meaning given in Section 4.5.3.

                  "Denali Disclosure Schedule" means the schedule delivered by the Denali Members to GCI and attached to this Agreement setting forth exceptions to the representations and warranties of the Denali Members in this Agreement.

                  "Denali Financial Statements" has the meaning given in Section 4.4.1.

                  "Denali Interest" means a membership interest in Denali.

                  "Denali Licenses" has the meaning given in Section 4.8.1.

                  "Denali Members" has the meaning given in the Preamble.

                  "Disagreement" has the meaning given in Section 2.3.2.

                  "Disputing Party" has the meaning given in Section 12.1.

                  "Encumbrance" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, any right to possession or use, any option or other right to acquire title to or the right to possession or use, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any asset, capital stock, property or property interest.

                  "Environmental Law" means all present and future statutes, ordinances, codes, common law principles, rules, regulations, orders, decrees, standards, procedures, permit or license requirements or other requirements of any governmental authority relating to land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act, as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act, as amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the regulations and orders promulgated thereunder.

                  "FCC" means the Federal Communications Commission.

                  "FCC Rules" means the rules, regulations, policies, instructions and orders of the FCC.

                  "Final Order" means any action or decision of the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed without the filing of any such request, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

                  "Fire Lake" means Fire Lake Partners, L.L.C., an Alaska limited liability company.

                  "GAAP" means accounting principles generally accepted in the United States, consistently applied.

                  "GCI" has the meaning given in the Preamble.

                  "GCI Indemnitee" has the meaning given in Section 10.1.

                  "Governmental Entity" means any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority.

                  "Graystone" has the meaning given in the Preamble.

                  "Hazardous Substance" means any material, substance, chemical, element, compound, mixture, pollutant, contaminant or toxic or hazardous material, substance or waste that is designated, defined, listed, classified or regulated by any Environmental Law.

                  "Indemnifying Party" has the meaning given in Section 10.6(a).

                  "Indemnitee" has the meaning given in Section 10.6.

                  "Intellectual Property" means any right, license or other claim to or of ownership, authorship or invention, or the right to use, any trade mark, trade name, service mark, patent, copyright, work, Internet domain name, Internet website, know-how, trade secret, formula, pattern, compilation, method, technique, confidential information, client list, technical information, program, specification or plan, whether or not registered or filed with any governmental authority, and all filings, registrations or applications relating to any of the foregoing.

                  "Interests" has the meaning given in Section 5.5

                  "Interim Capital Loans" means any loans in the principal amount of up to $3 million made by CoBank, ACB or its successors to AKD pursuant to that certain Promissory Note dated March 17, 2006.

                  "Knowledge" of a Party has the meaning given in Section 12.6.

                  "Leased Real Property" means real property leased by AKD pursuant to the Real Property Leases.

                  "Liability" means any liability, debt or obligation, whether known or unknown, absolute or contingent, arising under contract, in tort, by statute or regulation or otherwise, accrued or unaccrued, liquidated or unliquidated and due or to become due, and whether for the payment of money, the provision of goods or services or the performance of any other obligation.

                  "Management Agreement" means the Management Agreement to be entered into at the Closing between AKD and Fire Lake in the form attached as Exhibit A.

                  "Non-Competition Agreements" means the Non-Competition Agreements to be entered into at the Closing between AKD and the persons specified in Schedule 7.1(n) in the form attached as Exhibit E.

                  "Operating Agreement" means the Second Amended and Restated Operating Agreement of AKD to be entered into at the Closing among GCI, Parent, Fire Lake and the AKD Members in the form attached as Exhibit B.

                  "Pacificom" has the meaning given in the Preamble.

                  "Parent" has the meaning given in the Preamble.

                  "Party" means, individually or collectively, AKD, any AKD Member, any Denali Member, Parent or GCI.

                  "Person" means any individual, corporation, partnership, trust, limited liability company, association, governmental authority or any other entity.

                  "Premises" means the real property and improvements located at 3127 Commercial Drive, Anchorage, Alaska 99501, which are owned by Properties and leased to AKD.

                  "Properties" means Pacificom Properties, LLC, an Alaska limited liability company.

                  "Real Property Leases" has the meaning given in Section 3.3.3.

                  "RCA" means the Regulatory Commission of Alaska.

                  "Red River" has the meaning given in the Preamble.

                  "Regulatory Consents" has the meaning given in Section 6.2.

                  "Sections" has the meaning given in Section 12.7.

                  "Subscriber Contract" means any Contract pursuant to which AKD provides wireless telephone services to any customer.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation, managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

                           **** CONFIDENTIAL TREATMENT

                  "Tax" means any federal, state or local tax or any foreign tax, including, without limitation, any net income, gross income, profits, premium, estimated, excise, sales, value added, services, use, occupancy, gross receipts, franchise, license, ad valorem, severance, capital levy, production, stamp, transfer, withholding, employment, unemployment, social security (including FICA), payroll or property tax, customs duty, or any other governmental charge or assessment, together with any interest, addition to tax or penalty.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Third Party" means a Person who is not a Party or an Affiliate of any Party.

                  "Transaction Agreements" means this Agreement, the Operating Agreement, the Management Agreement, the Non-Competition Agreements and all other instruments and agreements executed and delivered pursuant to this Agreement.

                                    SECTION 2
                           TERMS OF THE REORGANIZATION

                2.1. Purchase of Denali. At the Closing, GCI shall purchase, and the Denali Members shall sell to GCI, all of the outstanding Denali Interests, for aggregate consideration of $**** in cash or immediately available funds, by wire transfer to accounts designated by each Denali Member in written instructions delivered to GCI not less than five Business Days before the Closing Date. GCI shall pay each Denali Member an amount of cash equal to $**** multiplied by the Denali Interest owned by such Denali Member (expressed as a percentage of all Denali Interests outstanding as of the Closing Date). Each Denali Member shall transfer, convey and deliver all of the Denali Interest owned by such Denali Member to GCI, with full warranty of title, free and clear of all Encumbrances.

                2.2. Contribution to Parent; Conversion to Units. At or before the Closing, each AKD Member shall contribute ****% of such AKD Member's membership interest in AKD to Parent in exchange for a proportionate membership interest in Parent. Immediately thereafter, all of the issued and outstanding membership interests of AKD shall be converted and reclassified into an aggregate of **** AKD Common Units, which shall be allocated among Parent and the AKD Members as follows:

                           Member                        AKD Common Units
                           ------                        ----------------
                           Parent                           **** Units
                           Pacificom                        **** Units
                           Red River                        **** Units
                           Graystone                        **** Units

The capital accounts of Parent and each AKD Member will be adjusted pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(f)-(g). The Parties agree that such adjustments will result in aggregate capital account balances for Parent and the AKD Members totaling the AKD Net Asset Value (as determined in accordance with
Section 2.3). Immediately prior to the Closing, AKD shall distribute to Parent

                           **** CONFIDENTIAL TREATMENT

and the AKD Members all cash and cash equivalents of AKD as of the Closing Date. Parent and the AKD Members shall be responsible for any taxes arising from such distributions.

                2.3. Contributions by GCI. At the Closing, GCI shall contribute to AKD (a) $**** in cash or immediately available funds and (b) all of the Denali Interest purchased by GCI pursuant to Section 2.1, and AKD shall sell and issue to GCI a number of AKD Common Units equal to (x) $**** minus the AKD Net Asset Value (as determined in accordance with this Section 2.3) divided by (y) $****. GCI shall be credited with a capital account balance in AKD of $****, representing the amount of cash and the agreed value of the Denali Interest contributed by GCI.

                        2.3.1. AKD Net Asset Value. The "AKD Net Asset Value" shall be an amount equal to the sum of (i) $****, plus (ii) the capitalized cost of capital improvements funded with the proceeds of Interim Capital Loans that have been authorized by GCI in accordance with Section 6.10 and capitalized on the books of AKD in accordance with GAAP, plus (iii) the capitalized cost of capital improvements approved by GCI that are funded with the proceeds of any loan other than the Interim Capital Loans and capitalized on the books of AKD in accordance with GAAP, plus (iv) the Capitalized Refinancing Costs; provided, that (a) if the aggregate amount of AKD Interest-Bearing Obligations as of the Closing Date (as determined in accordance with Section 2.3.2) is greater or less than $****, then the AKD Net Asset Value shall be decreased by the amount of the excess or increased by the positive amount of the deficit, as applicable, and
(b) if the amount of AKD Net Working Capital as of the Closing Date (as determined in accordance with Section 2.3.2) is greater or less than $****, then the AKD Net Asset Value shall be decreased by the positive amount of the deficit or increased by the amount of the excess, as applicable.

                        2.3.2. Closing Adjustment Schedule.

                        (a) Not less than five Business Days before the Closing Date, the AKD Members shall deliver to GCI a schedule signed by AKD and the AKD Members (the "Closing Adjustment Schedule") setting forth in detail the AKD Interest-Bearing Obligations and the AKD Net Working Capital as of the Closing Date. The Closing Adjustment Schedule shall be prepared by AKD and the AKD Members in good faith and in a manner consistent with GAAP and the balance sheets included in the AKD Financial Statements. AKD and the AKD Members shall provide GCI with such other information concerning the Closing Adjustment Schedule as GCI may reasonably request. The Closing Adjustment Schedule will be prepared as of the Closing Date but will be consistent in form with the AKD Interest-Bearing Obligations and the AKD Net Working Capital as of May 31, 2006 set forth on Schedule 2.3.2 attached hereto and incorporated herein by this reference.

                        (b) The Closing Adjustment Schedule shall be final and binding upon the Parties hereto for all purposes, unless GCI shall notify the AKD Members' Agent in writing, not later than thirty (30) days from the Closing Date, of a disagreement with the AKD Interest-Bearing Obligations or AKD Net Working Capital reflected in the Closing Adjustment Schedule, in which event the provisions of Section 2.3.2(c) below shall apply. Such notice of disagreement shall specify all items as to which there is disagreement, and an explanation of the basis for any disagreement. During the 30-day review period, GCI shall have full access to the AKD Group's books and records during normal business hours

                           **** CONFIDENTIAL TREATMENT

and upon reasonable notice, and to the employees, representatives and agents of AKD who prepared, or assisted in the preparation of, the Closing Adjustment Schedule. GCI's failure to timely notify AKD in writing of the existence of such a disagreement shall be deemed, for all purposes, GCI's acceptance of the Closing Adjustment Schedule.

                        (c) In the event and to the extent that GCI shall timely notify the AKD Members' Agent in writing, as provided in Section 2.3.2(b) above, of a disagreement with the Closing Adjustment Schedule (the "Disagreement"), GCI and the AKD Members' Agent shall attempt, in good faith, to resolve such Disagreement. In the event that the parties are unable to resolve such Disagreement within ten Business Days from the date of receipt by the AKD Members' Agent of notice from GCI of the Disagreement, GCI and the AKD Members' Agent shall jointly select one of the "Big Four" accounting firms, or any successors thereto, to resolve the Disagreement (the "Accountants"). Each of GCI and the AKD Members' Agent shall submit to the Accountants its proposal concerning what the Closing Adjustment Schedule should be, and the parties shall submit to the Accountants all relevant financial data, and the Disagreement shall be submitted for final and binding arbitration and resolution before representatives of the Accountants. In resolving the Disagreement, the Accountants shall only consider those items or amounts in the Closing Adjustment Schedule as to which GCI has disagreed. After completing their review of the Disagreement, the Accountants shall resolve each item in dispute and confirm their conclusion (and the resulting Closing Adjustment Schedule) in writing to the AKD Members' Agent and GCI, and the decision of the Accountants regarding such adjustment shall be final and binding upon the parties hereto for all purposes and enforceable in any court of competent jurisdiction. The fees and costs of the Accountants, if any, in connection with such arbitration shall be paid by the nonprevailing party (either the AKD Members or GCI), whose identity shall be determined by the Accountants.

                        (d) Upon determination of the final Closing Adjustment Schedule, appropriate adjustments shall be made to the AKD Net Asset Value, the number of AKD Common Units issued pursuant to Section 2.3 and the capital account balances of Parent and the AKD Members under Section 2.2 to offset any changes from the Closing Adjustment Schedule. Schedule 1.3 of the Operating Agreement will thereafter be amended to reflect the adjusted amount of AKD Common Units issued to GCI and Schedule 4.1 of the Operating Agreement will thereafter be amended to reflect the adjusted capital account balances of Parent and the AKD Members.

                        2.3.3. Examples. The examples set forth on Schedule
2.3.3 illustrate the impact of a post-Closing adjustment to the AKD Net Asset Value on the number of AKD Common Units issued to GCI pursuant to this Section 2.3.

                2.4. Purchase and Redemption of Units. At the Closing, GCI shall purchase from AKD **** AKD Common Units, and AKD shall use the proceeds from the sale of such additional AKD Common Units to redeem a like number of AKD Common Units from Parent and the AKD Members in accordance with this Section 2.4. AKD shall first redeem the fractional AKD Common Units issued to the AKD Members pursuant to Section 2.2 and shall use the balance of such proceeds to redeem AKD Common Units from Parent. The price for the purchase and redemption of AKD Common Units pursuant to this Section 2.4 shall be an amount per AKD Common Unit

                           **** CONFIDENTIAL TREATMENT

equal to the AKD Net Asset Value (as adjusted pursuant to Section 2.3.2) divided by **** (the "AKD Redemption Price"), payable in cash or immediately available funds to an account designated by AKD (in the case of the purchase by GCI) and by Parent and the AKD Members (in the case of the redemption by AKD) not less than five Business Days before the Closing Date.

                        2.4.1. Post-Closing Adjustment. If the AKD Redemption Price is increased or decreased as a result of a post-Closing adjustment to the AKD Net Asset Value pursuant to Section 2.3, then the amount of cash paid by GCI to AKD and by AKD to Parent and the AKD Members pursuant to this Section 2.4 shall be proportionately adjusted with appropriate payments to be made by GCI or Parent and the AKD Members within five Business Days after the Closing Adjustment Schedule has been finalized in accordance with Section 2.3.

                        2.4.2. Examples. The examples set forth on Schedule
2.3.3 illustrate the impact of a post-Closing adjustment to the AKD Net Asset Value on the AKD Redemption Price paid pursuant to this Section 2.4.

                        2.4.3. Tax Election. The parties agree to cause AKD to make an election under Section 754 of the Code for its taxable year that includes the Closing Date.

                2.5. Management Agreement; Profits Interest. At the Closing, AKD and Fire Lake shall enter into the Management Agreement. AKD shall grant and issue to Fire Lake a number of AKD Profits Interest Units constituting a ****% interest (as adjusted pursuant to the terms and conditions of the Operating Agreement) in the profits and losses of AKD following the Closing Date, after giving effect to the issuance of AKD Common Units to the AKD Members and GCI pursuant to Sections 2.2 and 2.3. Fire Lake shall execute a counterpart of the Operating Agreement, and Schedule 1.3 of the Operating Agreement shall reflect the AKD Profits Interest Units of Fire Lake and the admission of Fire Lake as a member of AKD. If the number of AKD Common Units issued to GCI is increased or decreased as a result of a post-Closing adjustment to the AKD Net Asset Value pursuant to Section 2.2, then the number of AKD Profits Interest Units issued to Fire Lake pursuant to this Section 2.5 shall be proportionately adjusted. The examples set forth on Schedule 2.3.3 illustrate the impact of a post-Closing adjustment to the AKD Net Asset Value on the number of AKD Profits Interest Units issued to Fire Lake pursuant to this Section 2.5.

                2.6. Operating Agreement. At the Closing, GCI, Parent, Fire Lake and the AKD Members shall enter into the Operating Agreement. Schedule 1.3 and
Schedule 4.1 of the Operating Agreement shall reflect the number of AKD Common Units owned and capital account balances of GCI and Parent and the AKD Profits Interest Units owned by Fire Lake after giving effect to the transactions described in Sections 2.1, 2.2, 2.3, 2.4 and 2.5.

                2.7. Closing. The consummation of the transaction contemplated by this Agreement (the "Closing") will be held by e-mail or facsimile transmission and wire transfer at 10:00 a.m. Alaska time on the third Business Day after the satisfaction or waiver of all of the conditions set forth in
Section 8, unless another date or time is agreed by the Parties. At or before the Closing, each Party will deliver to the others by e-mail or facsimile transmission scanned executed originals of each Transaction Agreement to which it is a party and will deliver to the other Parties paper copies, facsimiles or

                           **** CONFIDENTIAL TREATMENT

e-mails of scanned copies of all other documents and instruments that it is required to deliver at or before the Closing. The documents and agreements so delivered shall for all purposes be deemed originals thereof and the signatures of the Parties thereon shall be deemed original signatures. Promptly following the Closing, each Party shall deliver by overnight courier to the appropriate other Party or Parties the executed originals of all Transaction Agreements and all other original documents required to be delivered by it at or before the Closing. The failure of any Party to deliver executed originals after the Closing shall not affect the validity of any action taken at the Closing. The date on which the Closing actually occurs shall be the "Closing Date." The transactions described in Sections 2.1, 2.2, 2.3 and 2.4 shall be deemed to occur in immediate succession and shall be effective as of 12:01 a.m., Alaska time, on the Closing Date.

                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF AKD, PARENT
                               AND THE AKD MEMBERS

                  AKD, Parent and the AKD Members jointly and severally represent and warrant to GCI that, except as disclosed in the AKD Disclosure Schedule (which is numbered to correspond to the section numbers in this Section
3):

                3.1. Organization; Standing and Capitalization

                        3.1.1. Organization and Standing of AKD. AKD is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Alaska. AKD is qualified to do business and in good standing as a foreign limited liability company in the jurisdictions listed in Schedule 3.1.1, which are all of the jurisdictions where such qualification is required. AKD has the requisite limited liability company power and authority to own its assets and carry on its business as presently being conducted. Complete and correct copies of the articles of organization, operating agreement, minute books and membership records of AKD have been delivered to GCI.

                        3.1.2. Organization and Standing of Properties. Properties is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Alaska. Properties is not required to qualify to do business as a foreign limited liability company in any jurisdiction. Properties has the requisite limited liability company power and authority to own its assets and carry on its business as presently being conducted. Complete and correct copies of the articles of organization, operating agreement, minute books and membership records of Properties have been delivered to GCI.

                        3.1.3. Capitalization. As of the date of this Agreement, all of the issued and outstanding membership interests of AKD are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by the AKD Members, free and clear of Encumbrances, as follows:

                Member        Points           Membership Interest
                ------        ------           -------------------
                Pacificom      ****            ****% Class A Membership Interest
                Red River      ****            ****% Class A Membership Interest

                           **** CONFIDENTIAL TREATMENT

                Graystone      ****            ****% Class B Membership Interest

As of the Closing Date, after giving effect to the reclassification of membership interests contemplated by Section 2.2 but before giving effect to the other transactions contemplated by Article 2, all of the issued and outstanding AKD Common Units will be duly authorized, validly issued, fully paid and nonassessable and owned of record and beneficially by Parent and the AKD Members, free and clean of Encumbrances, as described in Section 2.2. Except as disclosed on Schedule 3.1.3, there are no outstanding options, warrants, convertible securities or other rights to acquire any membership interest or any other security from AKD. No membership interests or other securities of AKD have been issued in violation of any preemptive or similar right of any Person or have been transferred in violation of, or are currently subject to, any right of first refusal or similar right of any Person. All of the issued and outstanding ownership interests of AKD were issued in compliance with applicable law, including, without limitation, federal and state securities laws. No securities of AKD are subject to any voting trust or other voting agreement.

                        3.1.4. Subsidiaries. AKD owns all of the issued and outstanding membership interest of Properties, free and clear of any Encumbrance. There are no outstanding options, warrants, convertible securities or other rights to acquire any membership interest or other security from Properties. Other than Properties, AKD does not own, directly or indirectly, any capital stock of, any partnership, equity or other ownership interest in or any security issued by any other corporation, organization, association, entity, business enterprise or other Person. Properties has no material assets other than its ownership of the Premises, has no material Liabilities other than the AKD Interest-Bearing Obligations and has not conducted any sort of business other than leasing the Premises to AKD.

                3.2. The Transaction Agreements.

                        3.2.1. Execution and Validity. AKD has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary action of the members and managers of AKD as required by the articles of organization and operating agreement of AKD and the Alaska Limited Liability Company Act. Parent and each AKD Member has the requisite power and authority to execute and deliver each of the Transaction Agreements to which it is a party and to perform its obligations thereunder, and the execution, delivery and performance by Parent or such AKD Member of this Agreement and the other Transaction Agreements to which it is a party and the consummation by Parent or such AKD Member of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary action of the owners and managers of Parent and such AKD Member as required by applicable documents and law. This Agreement has been duly executed and delivered by AKD, Parent and each AKD Member and constitutes, and each of the other Transaction Agreements to which AKD, Parent or any AKD Member is a party will be duly executed and delivered by AKD, Parent or such AKD Member at Closing and will constitute, the legal, valid and binding obligation of AKD, Parent or such AKD Member, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity.

                        3.2.2. No Violation or Approval. The execution, delivery and performance by AKD, Parent and the AKD Members of the Transaction Agreements to which they are parties and the consummation of the transactions contemplated by the Transaction Agreements do not and will not constitute or result in (a) a violation of any order, judgment or decree of any court or governmental agency or body having jurisdiction over any entity in the AKD Group, Parent, any AKD Member, or any of the AKD Business Assets, or (b) a breach of or default under, or the acceleration of any obligation or creation of any Encumbrance under (whether immediately, upon the passage of time or after the giving of notice), or otherwise require a consent or waiver under, any agreement, instrument, lease, contract, mortgage, deed or license to which any entity in the AKD Group, Parent or any AKD Member is a party or by which any entity in the AKD Group, Parent or any AKD Member or any of their assets are bound or affected or (c) a violation of or a conflict with the articles of organization or operating agreement of any entity in the AKD Group, Parent or any AKD Member. Except as described on Schedule 3.2.2, no notice to, or consent, approval, order or authorization of, or declaration or filing with, any governmental authority or entity or other Person is required to be obtained or made by any entity in the AKD Group, Parent or any AKD Member in connection with the execution, delivery and performance of or the consummation of the transactions contemplated by any of the Transaction Agreements.

                3.3. AKD Business Assets.

                        3.3.1. Description. The AKD Business Assets and the Leased Real Property constitute all of the assets, properties and rights used by any entity in the AKD Group to conduct its business and necessary to conduct its business as currently conducted. Schedule 3.3.1 is a true and complete list of all depreciable tangible AKD Business Assets (including tangible AKD Business Assets leased by any entity in the AKD Group under leases that are required to be capitalized for accounting purposes), that reflects the in-service dates of such tangible AKD Business Assets, the depreciation methods and periods of such tangible AKD Business Assets and the net book value of such tangible AKD Business Assets as of May 31, 2006. Except as described in Schedule 3.3.1, neither any AKD Member nor any Affiliate of an AKD Member owns or leases any assets used in AKD's business.

                        3.3.2. Title. AKD has good and marketable title to all of the AKD Business Assets, free and clear of Encumbrances except Encumbrances securing current Taxes not yet due and payable.

                        3.3.3. Real Property. Schedule 3.3.3 contains a true and complete list of all leases and other agreements or arrangements pursuant to which any entity in the AKD Group occupies or uses any real property (the "Real Property Leases") and a description of the real property subject to each. All of the Real Property Leases are in full force and effect, and will continue to be in full force and effect following the consummation of the transactions contemplated hereby, and neither AKD nor, to knowledge of the AKD Members, any other Person is in default under any Real Property Lease. Without limiting the generality of the foregoing, AKD is current in the performance of its maintenance obligations under all Real Property Leases. The Leased Real Property constitutes all of the real property, buildings and improvements used by AKD in its business. Properties has good and marketable title to the Premises, free and clear of all Encumbrances. AKD owns no real property (other than its indirect ownership of the Premises through Properties). Each parcel of Leased Real Property is supplied with utilities and other services necessary for the operation thereof. The Leased Real Property is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair, subject to ordinary wear and tear reasonably to be expected in a business of the type operated by AKD, and is suitable for the purposes for which it presently is used. The Leased Real Property complies in all material respects with applicable laws, rules and regulations and all applicable declarations and covenants, has received all approvals of governmental authorities (including permits) required in connection with the occupation and operation thereof and has been occupied, operated and maintained in accordance with applicable law. AKD enjoys peaceful and undisturbed possession of all Leased Real Property.

                        3.3.4. Condition. The tangible AKD Business Assets, taken as a whole, are in good operating condition and repair, subject to ordinary wear and tear reasonably to be expected in a business of the type operated by AKD, and are suitable for the purposes for which they are currently used.

                        3.3.5. Intellectual Property. Schedule 3.3.5 contains a true and complete list of all Intellectual Property used in or related to any entity in the AKD Group's business and all registrations or filings with respect thereto. Each entity in the AKD Group owns or possesses adequate licenses or other rights to use, free and clear of any Encumbrance, all Intellectual Property listed in Schedule 3.3.5, which includes all Intellectual Property necessary to operate each entity in the AKD Group's business as currently conducted. Any Intellectual Property provided to any entity in the AKD Group by a technology vendor is used under a valid license and AKD is in compliance with such license. Each entity in the AKD Group has taken commercially reasonable actions to maintain and protect each item of Intellectual Property that it owns or uses. No entity in the AKD Group has interfered with, infringed upon, misappropriated or otherwise violated any other Person's Intellectual Property, and, to the knowledge of each entity in the AKD Group and the AKD Members, no Person has any Intellectual Property that interferes or would be likely to interfere with any entity in the AKD Group's use of any of its Intellectual Property. No proceeding is pending or, to the knowledge of any entity in the AKD Group or any AKD Member, threatened, alleging any such interference. No royalty or similar fee of any kind is payable by any entity in the AKD Group for the use of any of the Intellectual Property listed on Schedule 3.3.5, and no entity in the AKD Group has granted any Person any interest, as licensee or otherwise, in or to any of such Intellectual Property.

                3.4. Financial Matters.

                        3.4.1. Financial Statements. Attached to this Agreement as Schedule 3.4.1 are (a) the audited consolidated balance sheet of the AKD Group as of December 31, 2005 (the "AKD Balance Sheet Date"), and the related audited statements of income, members' equity and cash flows for the fiscal year then ended, and (b) the unaudited consolidated balance sheet of the AKD Group as of May 31, 2006, and the related unaudited statements of income, members' equity and cash flows for the period covered thereby (collectively, the "AKD Financial

Statements"). The AKD Financial Statements were prepared from the books and records of AKD, which are correct and complete. The AKD Financial Statements present fairly and accurately the financial position of the AKD Group and the results of its operations as of the respective dates and for the periods presented therein and have been prepared in accordance with GAAP.

                        3.4.2. No Undisclosed Liabilities. The AKD Group have no Liabilities except (i) Liabilities set forth on the balance sheets included in the AKD Financial Statements, and (ii) Liabilities which have arisen after the AKD Balance Sheet Date in the ordinary course of business, consistent with historical practice (none of which Liabilities arises out of or relates to any breach of contract, breach of warranty, tort, infringement or violation of law). No entity in the AKD Group is a guarantor or otherwise liable for any Liability of any other Person.

                        3.4.3. Absence of Changes. Since the AKD Balance Sheet Date, the AKD Group has not undergone any adverse change in its business, condition (financial or otherwise) or prospects, or suffered any damage, destruction or loss (whether or not covered by insurance). Since the Balance Sheet Date, the AKD Group has operated only in the ordinary course of business, consistent in all respects with historical practice, and no change has been made or transaction entered into in anticipation of the transactions contemplated hereby. Without limiting the generality of the foregoing, since the AKD Balance Sheet Date, the AKD Group has not:

                        (a) made any loan, advance or other extension of credit to any AKD Member or any officer, director or employee of any entity in the AKD Group or any Affiliate of any thereof;

                        (b) increased or experienced any adverse change in any assumption underlying any method of calculating bad debts, contingencies or other reserves from that reflected in the AKD Financial Statements;

                        (c) cancelled, compromised, written down, written off or waived any claim or right of substantial value;

                        (d) sold, transferred, distributed or otherwise disposed of any of its assets except for sales of equipment for fair consideration in the ordinary course of business which has either been replaced by comparable equipment or is no longer necessary for the operation of AKD's business;

                        (e) made any capital expenditure or commitment for additions to property, plant or equipment, except for capital expenditures or commitments (i) set forth on Schedule 3.4.3(e) or (ii) approved in advance by GCI, which approval shall not be unreasonably withheld or delayed;

                        (f) made or agreed to make any increase in the compensation payable or benefits provided to any of the officers or directors of any entity in the AKD Group;

                        (g) lost any key employee or key sales representative or consultant of AKD;

                        (h) paid any severance or termination pay to any officer, director or employee of any entity in the AKD Group;

                        (i) entered into, added to or modified any Plan or any other arrangement or practice relating to employees, other than (A) contributions made in accordance with its normal practice or (B) the extension of coverage to employees who became eligible after the AKD Balance Sheet Date;

                        (j) changed the methods of accounting or accounting principles or practices of any entity in the AKD Group set forth in or reflected by the AKD Financial Statements;

                        (k) entered into any contract or received any payment as a result of which any entity in the AKD Group would be required to provide goods or services to any Person after the Closing without receiving full payment for those goods or services at or after the time they are provided;

                        (l) entered into any transaction or contract, or amended or terminated any transaction or contract, with respect to the business of any entity in the AKD Group, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business in arm's-length transactions, none of which transactions or contracts, or amendments or terminations thereof, could reasonably be expected to have a material adverse effect upon the business of any entity in the AKD Group or the financial condition or prospects thereof;

                        (m) terminated or been advised of the termination of or material reduction in its relationship with any material customer or supplier;

                        (n) changed in any material respect the business policies or practices of any entity in the AKD Group or failed to operate the business of any entity in the AKD Group in good faith and in the ordinary course; or

                        (o) agreed, whether in writing or not, to do any of the foregoing.

                        3.4.4. Taxes. Each entity in the AKD Group has filed all Tax Returns that it has been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by each entity in the AKD Group (whether or not required to be shown on a Tax Return) have been paid. No entity in the AKD Group is currently the beneficiary of any extension of time within which to file any Tax Return. No entity in the AKD Group has received notice from an authority in a jurisdiction where it does not file Tax Returns that it may be subject to taxation by that jurisdiction. Each entity in the AKD Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person. Schedule 3.4.4 lists all Tax Returns filed by each entity in the AKD Group since January 1, 1999 (complete copies of which have been delivered to GCI) and indicates those Tax Returns that have been audited or are currently being audited or for which any member of the AKD Group has received notice of a proposed audit. No entity in the AKD Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No entity in the AKD Group has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. No entity in the AKD Group has been a member of an affiliated group filing a consolidated federal income Tax Return (or any other consolidated, combined or unitary income Tax Return). The reserves for Taxes in the AKD Financial Statements are adequate. No entity in the AKD Group is subject to any agreements that could result in any "excess parachute payments" under Code Section 280G. No entity in the AKD Group has agreed to or is otherwise required to make any adjustments pursuant to Code
Section 481(a) or any similar provision of state, local or foreign law by reason of a change in accounting method. No taxing authority has proposed any such adjustment or change in accounting method with respect to any entity in the AKD Group. There is no application pending with any taxing authority requesting permission for any change in accounting method of any entity in the AKD Group. No entity in the AKD Group has participated in any investment or transaction that (i) constituted a "tax shelter" within the meaning of Section 6111(c)(1) of the Code; or (ii) would constitute a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4, whether entered into before or after the effective date of such Treasury Regulation. None of the assets of any entity in the AKD Group are subject to any liens in respect of Taxes, except liens that are expressly permitted under the terms of this Agreement.

                        3.4.5. Accounts Receivable. The accounts receivable of each entity in the AKD Group (i) are validly existing, (ii) are enforceable by the AKD Group in accordance with the terms of the instruments or documents creating them, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, (iii) are owned by the applicable entity in the AKD Group free and clear of all Encumbrances, (iv) represent monies due for, and have arisen solely out of, bona fide performance of services and other business transactions in the ordinary course of business consistent with past practices and (v) are collectible within one year after the Closing Date at the full recorded amount thereof less any allowance for uncollectible accounts receivable that is reflected in the Final Closing Adjustment Schedule. There are no refunds, discounts or other adjustments payable with respect to any such accounts receivable, and there are no defenses, rights of set-off, counterclaims, assignments, restrictions, encumbrances, or conditions enforceable by third parties on or affecting any account receivable.

                3.5. Operational Matters.

                        3.5.1. Compliance With Law. Each entity in the AKD Group has conducted its operations in material compliance with applicable laws. The AKD Members have no knowledge of and the AKD Group has not received notice of any violations of law relating to any entity in the AKD Group, AKD's operations or the AKD Business Assets. Neither any AKD Member, any entity in the AKD Group nor, to the knowledge of AKD, Parent and the AKD Members any officer, employee or agent of any entity in the AKD Group has directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder any entity in the AKD Group or made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for United States federal, state, local or foreign public office, in any case, which would subject

                           **** CONFIDENTIAL TREATMENT

any entity in the AKD Group to any Liability or the failure to make which in the future could adversely affect the business or prospects of any entity in the AKD Group.

                        3.5.2. Litigation. There are no actions, claims, suits, audits, examinations, investigations or proceedings pending or, to the knowledge of AKD or any of the AKD Members, threatened against any entity in the AKD Group, whether by a private Person or a governmental agency or body, nor is there any reasonable basis for any such action, claim, suit, audit, examination, proceeding or investigation. No judgments, orders, decrees, citations, fines or penalties have been entered or assessed against any entity in the AKD Group.

                        3.5.3. Contracts. Schedule 3.5.3 contains a true and complete list of all Contracts to which or by which any entity in the AKD Group is a party or otherwise bound (other than the Real Property Leases and Subscriber Contracts) that: (a) have a duration of twelve (12) months or more and that are not terminable without penalty upon 30 days or less prior written notice; (b) require or could reasonably be expected to require any party thereto to pay $5,000 or more; (c) are between any entity in the AKD Group and any Governmental Entity; (d) have or may have the effect of prohibiting or impairing any business practice of any entity in the AKD Group; (e) under which any entity in the AKD Group is restricted from providing services to customers or potential customers in any geographic area, during any period of time or in any segment of a market; or (f) contain any restrictive covenant or confidential or secrecy agreement other than such an agreement relating solely to information about a customer's business or any entity in the AKD Group's services to such customer (Contracts described in (a) through (f) above are referred to collectively as the "AKD Contracts"). The AKD Members have made available to GCI a true and complete copy of each AKD Contract. Neither AKD nor, to the knowledge of AKD or any AKD Member, any other party is in default under or in breach or violation of any AKD Contract, nor has an event occurred that (with or without notice, lapse of time or both) would constitute a default or breach or violation by AKD, or to the knowledge of AKD or any AKD Member, any other party, under any AKD Contract. Subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors rights generally and to general principles of equity, each AKD Contract is legal, valid, binding, enforceable and in full force and effect, and subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors rights generally and to general principles of equity, will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transactions contemplated hereby.

                        3.5.4. Subscriber Contracts. As of May 31, 2006, AKD had legal, valid, binding and enforceable Subscriber Contracts with **** customers to provide wireless telephone services (of which Subscriber Contracts, **** were for pre-paid wireless services and **** were for post-paid wireless services). As of the Closing Date, AKD will have legal, valid, binding and enforceable Subscriber Contracts with no less than **** customers to provide wireless telephone services (of which Subscriber Contracts, at least **** will be for pre-paid wireless services and **** will be for post-paid wireless services). The consummation of the transactions contemplated hereby will have no effect on whether each such Subscriber Contract in effect as of the Closing Date will continue to be legal, valid, binding, enforceable and in full force and effect following the Closing Date. The AKD Members have made available to GCI a true and complete copy of each general form of Subscriber Contract used by AKD (and not each Subscriber Contract with every individual customer). At the Closing, AKD shall deliver a certificate signed on behalf of AKD by an authorized person stating (i) the total number of wireless telephone subscribers of AKD, (ii) the number of subscribers for pre-paid wireless services and (iii) the number of subscribers for post-paid wireless services, in each case, as of the end of the month immediately preceding the Closing Date.

                        3.5.5. Transactions With Affiliates. Except as disclosed on Schedule 3.5.5, no AKD Member, no director, officer or employee of any entity in the AKD Group and no Affiliate of any thereof is currently a party to any AKD Contract or has been a party to any material transaction with any entity in the AKD Group since December 31, 2004.

                        3.5.6. Insurance. Schedule 3.5.6 is a true and complete list of all insurance policies (including self-insurance arrangements) maintained by any entity in the AKD Group (including coverage limits, deductibles, named insureds and policy periods), all of which policies are in full force and effect. No insurance company with which any entity in the AKD Group has had a policy has ever terminated or declined to renew such insurance.

                        3.5.7. Books and Records. The AKD Members have made available to GCI true and correct copies of all books and records of each entity in the AKD Group.

                        3.5.8. Bank Accounts; Powers of Attorney. Schedule 3.5.8 is a true and complete list of all bank accounts, securities accounts and other financial accounts maintained by or for the benefit of any entity in the AKD Group, including the name of the institution at which the account is maintained, the name and number of the account, the purpose of the account and the names and capacities of all persons authorized to sign on the account. Schedule 3.5.8 also lists all powers of attorney or similar instruments signed by any entity in the AKD Group authorizing any person to act on its behalf with respect to any matter.

                3.6. Employee Matters.

                        3.6.1. AKD Plans. Schedule 3.6.1 is a true and complete list of all of the following that are now or have ever been maintained or contributed to by AKD or any entity in the AKD Group or any other entity that is a member of a "controlled group" with AKD, as determined under ERISA Section 4001(a)(14) (collectively, the "AKD Plans"): (a) any nonqualified deferred compensation or retirement plan or arrangement which is an "Employee Pension Benefit Plan" as defined in Section 3(2) of ERISA; (b) any qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) any qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any "Multiemployer Plan", as defined in Section 3(37) of ERISA); or (d) any "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA. No AKD Plan is a Multiemployer Plan, and no AKD Plan is subject to the provisions of Title IV of ERISA. No AKD Plan is maintained in connection with any trust described in Code Section 501(c)(9). There have been no prohibited transactions with respect to any AKD Plan. No "Fiduciary" (as defined in ERISA Section 3(21)) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such AKD Plan. No entity in the AKD Group currently maintains or contributes to any AKD Plan providing health or medical benefits for current or future retired or terminated

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
employees, their spouses or their dependents (other than in accordance with Code
Section 4980B). Each AKD Plan has been maintained and administered in compliance with its terms and with all applicable legal requirements, including but not limited to ERISA, the Code, and the Consolidated Omnibus Budget Reconciliation Act of 1985. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any AKD Plan has made or will make any entity in the AKD Group, or any employee, officer or director of any entity in the AKD Group, or any fiduciary with respect to such AKD Plan, subject to any Liability under Title I of ERISA or any Liability for any tax under Code Section 4972 or Code Sections 4975 through 4980B, inclusive. No condition exists that would prevent any entity in the AKD Group from amending or terminating any AKD Plan to the extent permitted by applicable law. To the knowledge of the AKD Members and based upon the requirements of Code Section 409A and the guidance issued by the Internal Revenue Service, including Notice 2005-1 and the proposed regulations published on October 4, 2005, each AKD Plan that is a "nonqualified deferred compensation plan" as defined in Code Section 409A(d)(1) has been operated in material compliance with Code Section 409A. Each entity in the AKD Group has established and implemented such policies, programs, procedures, contracts and systems as are necessary to bring each entity in the AKD Group into compliance with HIPAA; Title II, Subtitle F, Sections 261-264, Public Law 104-91; and the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160-164 as of the effective dates of such laws, except where the failure to do so would not reasonably be expected to have a material adverse effect.

                        3.6.2. Employees. Schedule 3.6.2 is a true and complete list of all employees of any entity in the AKD Group and shows for each such employee: (i) his or her position and title; (ii) his or her date of hire; (iii) his or her salary; (iv) his or her unpaid wages, accrued vacation time and accrued personal time as of May 31, 2006; and (v) any bonuses paid to him or her with respect to the fiscal year ended December 31, 2005 or earned by or promised to him or her with respect to the current fiscal year.

                        3.6.3. Labor Relations. There is no dispute or controversy between any entity in the AKD Group and any of its employees. No entity in the AKD Group is a party to any collective bargaining agreement with respect to any of its employees, none of its employees is represented by a labor union and, to the knowledge of AKD and the AKD Members, there is no labor union organizing activity by or among its employees.

                        3.6.4. Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any employee or any other Person from any entity in the AKD Group under any AKD Plan, agreement or otherwise, (b) increase any benefits otherwise payable to any employee under any AKD Plan or agreement, or (c) result in the acceleration of the time of payment or vesting of any such benefits. None of the employees of any entity in the AKD Group is subject to any covenant against competition or similar agreement that would limit his or her ability to participate in all aspects of any entity in the AKD Group's business at any present or future location.

                3.7. Environmental Matters.

                        3.7.1. Compliance. Each entity in the AKD Group is conducting and at all times has conducted its business and operations, and has occupied, used and operated all real property and facilities presently or previously owned, occupied, used or operated by any entity in the AKD Group, in compliance (in all material respects) with all Environmental Laws and so as not to give rise to Liability under any Environmental Laws or to any adverse impact on any entity in the AKD Group's business or activities. Neither any entity in the AKD Group nor the AKD Members have any knowledge of pending or proposed changes to any Environmental Laws that would require any changes in any of any entity in the AKD Group's premises, facilities, equipment, operations or procedures or affect any entity in the AKD Group's business or its cost of conducting its business as now conducted. To the knowledge of AKD, Parent and the AKD Members, no conditions, circumstances or activities have existed or currently exist (including, without limitation, off-site disposal or treatment of Hazardous Substances) which could give rise to any Liability pursuant to any Environmental Laws. Other than the Leased Real Property, neither any entity in the AKD Group nor its predecessors have at any time owned, occupied, used or operated any real property or facilities.

                        3.7.2. Waste Materials. Any chemicals and chemical compounds and mixtures which are included among the assets of any entity in the AKD Group are required for the conduct of any entity in the AKD Group's business, have not been and are not intended to be discarded or abandoned, and are not waste or waste materials. No entity in the AKD Group has generated, handled, used, transported or disposed of Hazardous Substances. All waste materials which are generated as part of the business of any entity in the AKD Group are handled, stored, treated and disposed of in accordance with applicable Environmental Laws.

                        3.7.3. Tanks; Asbestos. Any underground storage tanks ever located at the Leased Real Property have been removed in compliance with all applicable Environmental Laws, all remediation required in connection with such removal has been completed in accordance with applicable Environmental Laws and all governmental agencies having jurisdictions have approved such removal and remediation and issued appropriate certificates reflecting that no further action is required. All above ground storage tanks located at the Leased Real Property comply with applicable Environmental Laws and are appropriate and adequate for the conduct of each entity in the AKD Group's business. No real properties or facilities presently or previously owned, occupied, used or operated by any entity in the AKD Group or any predecessor have been used at any time as a gasoline service station or as a facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or any other Hazardous Substances. No building or other structure on any of the real property owned, occupied, used or operated by any entity in the AKD Group contains asbestos or asbestos-containing materials. There are not nor have there been any incinerators, septic tanks, leach fields, cesspools or wells (including without limitation dry, drinking, industrial, agricultural and monitoring wells) on any real property owned, occupied, used or operated by any entity in the AKD Group.

                        3.7.4. Environmental Assessments. The AKD Members have delivered to GCI correct and complete copies of all documents, correspondence, reports or other materials in their possession or control concerning the environmental condition of any real property currently or formerly used or occupied by any entity in the AKD Group, including, without limitation, all environmental site assessments.

                3.8. Communications Regulatory Matters.

                        3.8.1. AKD Licenses. AKD is fully qualified under the Communications Laws to be an FCC licensee. Schedule 3.8.1 lists all licenses and authorizations issued by the FCC or the RCA to any entity in the AKD Group (the "AKD Licenses"), together with the name of the licensee or authorization holder, the expiration date of the AKD Licenses and, where applicable, the relevant FCC market designation. AKD validly holds the AKD Licenses which represent all the FCC authorizations required in connection with the ownership and operation of the AKD wireless telecommunications business as it is presently being conducted. The AKD Licenses are not subject to any conditions outside of the ordinary course. No person other than AKD has any right, title or interest (legal or beneficial) in or to, or any right or license to use, the AKD Licenses. The AKD Licenses have been granted to AKD by Final Order and are in full force and effect.

                        3.8.2. Compliance. Except as disclosed in Schedule 3.8.2, AKD is in material compliance with the Communications Laws, including without limitation those relating to: (i) the Communications Assistance for Law Enforcement Act (CALEA); (ii) E-911 Phase I and Phase II compliance; (iii) number porting, number pooling and related number usage and utilization reports;
(iv) Telecommunications Relay Service obligations; (v) universal service obligations; (vi) the payment of regulatory fees; (vii) Text Telephone Devices
(TTY); (viii) the submission of quarterly, semi-annual, annual or other periodic reports or filings with the FCC or other Governmental Entity or administrative body (e.g. the National Exchange Carrier Association (NECA) and the Universal Service Administrative Company (USAC)); (ix) compliance with the National Environmental Protection Act (NEPA) provisions applicable to telecommunications carriers; (x) compliance with any spectrum clearing or incumbent relocation cost sharing obligations; and (xi) compliance with FCC and FAA antenna registration and painting and lighting requirements.

                        3.8.3. Proceedings. There are no objections, petitions to deny, complaints (formal or informal) competing applications or other proceedings pending before the FCC or any other Governmental Entity having jurisdiction over AKD or the AKD Licenses relating to AKD or the AKD Licenses. AKD has not received any notice of any claim of default with respect to any of the AKD Licenses. Except for proceedings affecting the wireless industry generally, and except as disclosed on Schedule 3.8.3, there is not pending or, to the knowledge of AKD, threatened against AKD or the AKD Licenses any action, petition, objection or other pleading, or any proceeding with the FCC or any other Governmental Entity, which contests the validity of, or seeks the revocation, forfeiture, non-renewal modification or suspension of, the AKD Licenses, or which would adversely affect the ability of AKD to consummate the transactions contemplated by this Agreement.

                        3.8.4. Filings. All documents required to be filed during the ownership of the AKD Licenses by AKD with the FCC or any other Governmental Entity have been timely filed or the time period for such filing has not lapsed, except where such failure to timely file would not reasonably be expected to result in the revocation, cancellation, forfeiture, non-renewal or suspension of any authorization or license or the imposition of any monetary forfeiture. All of such filings were complete and correct in all material respects when filed.

                        3.8.5. Build-Out. AKD is not in breach or otherwise in violation of any FCC build-out requirements with respect to any FCC authorization held by it. Each FCC licensed station has been built out at least to the minimum extent required by the Communications Laws. Any and all FCC notifications or filings associated with the build-out were timely filed and were true complete and correct when filed. There has been no discontinuance of service subsequent to the completion of construction and certification that would cause the AKD Licenses to be deemed forfeited or automatically cancelled by the FCC.

                3.9. Transactional Matters.

                        3.9.1. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of any entity in the AKD Group or any AKD Member in such manner as to give rise to any valid claim against any entity in the AKD Group, any AKD Member or GCI for any brokerage or finder's commission, fee or similar compensation.

                        3.9.2. Disclosure. The representations and warranties of each entity in the AKD Group and the AKD Members in this Agreement, including the Schedules hereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained not misleading.

                                    SECTION 4
              REPRESENTATIONS AND WARRANTIES OF THE DENALI MEMBERS

                The Denali Members jointly and severally represent and warrant to GCI that, except as disclosed in the Denali Disclosure Schedule (which is numbered to correspond to the section numbers in this Section 4):

                4.1. Organization and Standing; Capitalization.

                        4.1.1. Organization and Standing of Denali. Denali is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Alaska. Denali is qualified to do business and in good standing as a foreign limited liability company in the jurisdictions listed in Schedule 4.1.1, which are all of the jurisdictions where such qualification is required. Denali has the requisite limited liability company power and authority to own its assets and carry on its business as presently being conducted. Complete and correct copies of the articles of organization, operating agreement and membership records of Denali have been delivered to GCI.

                        4.1.2. Subsidiaries. Denali does not own, directly or indirectly, any capital stock of, any partnership, equity or other ownership interest in or any security issued by any other corporation, organization, association, entity, business enterprise or other Person.

                           **** CONFIDENTIAL TREATMENT

                        4.1.3. Capitalization. All of the issued and outstanding Denali Interests are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by the Denali Members, free and clear of Encumbrances, as follows:

                        Member                     Percentage Interest
                        ------                     -------------------
                        Pacificom                  ****%
                        Red River                  ****%

There are no outstanding options, warrants, convertible securities or other rights to acquire any membership interest or any other security from Denali. No membership interests or other securities of Denali have been issued in violation of any preemptive or similar right of any Person or have been transferred in violation of, or are currently subject to, any right of first refusal or similar right of any Person. All of the issued and outstanding ownership interests of Denali were issued in compliance with applicable law, including, without limitation, federal and state securities laws. No securities of Denali are subject to any voting trust or other voting agreement.

                4.2. The Transaction Agreements.

                        4.2.1. Execution and Validity. Each Denali Member has the requisite power and authority to execute and deliver each of the Transaction Agreements to which it is a party and to perform its obligations thereunder, and the execution, delivery and performance by such Denali Member of this Agreement and the other Transaction Agreements to which it is a party and the consummation by such Denali Member of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary action of the owners and managers of such Denali Member as required by applicable documents and law. This Agreement has been duly executed and delivered by each Denali Member and constitutes, and each of the other Transaction Agreements to which any Denali Member is a party will be duly executed and delivered by such Denali Member at Closing and will constitute, the legal, valid and binding obligation of such Denali Member, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity.

                        4.2.2. No Violation or Approval. The execution, delivery and performance by each Denali Member of the Transaction Agreements to which such Denali Member is a party and the consummation of the transactions contemplated by the Transaction Agreements do not and will not constitute or result in (a) a violation of any order, judgment or decree of any court or governmental agency or body having jurisdiction over Denali, any Denali Member, or any of their respective assets, or (b) a breach of or default under, or the acceleration of any obligation or creation of any Encumbrance under (whether immediately, upon the passage of time or after the giving of notice), or otherwise require a consent or waiver under, any agreement, instrument, lease, contract, mortgage, deed or license to which Denali or any Denali Member is a party or by which Denali or any Denali Member or any of their assets are bound or affected or (c) a violation of or a conflict with the articles of organization or operating agreement of Denali. Except as described on Schedule 4.2.2, no notice to, or consent, approval, order or authorization of, or declaration or filing with, any governmental authority or entity or other Person is required to be obtained or made by Denali or any Denali Member in connection with the execution, delivery and performance of or the consummation of the transactions contemplated by any of the Transaction Agreements.

                4.3. No Assets. Denali does not own, lease or use any assets or properties other than the Denali Contracts and the Denali Licenses.

                4.4. Financial Matters.

                        4.4.1. Financial Statements. Attached to this Agreement as Schedule 4.4.1 are (a) the unaudited balance sheet of Denali as of December 31, 2005 (the "Denali Balance Sheet Date"), and the related audited statements of income, members' equity and cash flows for the fiscal year then ended, and
(b) the unaudited balance sheets of Denali as of May 31, 2006, and the related audited statement of income, members' equity and cash flows for the quarter then ended (collectively, the "Denali Financial Statements"). The Denali Financial Statements were prepared from the books and records of Denali, which are correct and complete. The Denali Financial Statements present fairly and accurately the financial position of Denali and the results of its operations as of the respective dates and for the periods presented therein and have been prepared in accordance with GAAP.

                        4.4.2. No Undisclosed Liabilities. Denali has no Liabilities except (i) Liabilities set forth on the balance sheet included in the Denali Financial Statements, and (ii) Liabilities which have arisen after the Denali Balance Sheet Date in the ordinary course of business, consistent with historical practice (none of which Liabilities arises out of or relates to any breach of contract, breach of warranty, tort, infringement or violation of law). Denali is not a guarantor or otherwise liable for any Liability of any other Person.

                        4.4.3. Absence of Changes. Since the Denali Balance Sheet Date, Denali has not undergone any adverse change in its business, condition (financial or otherwise) or prospects, or suffered any damage, destruction or loss (whether or not covered by insurance). Since the Denali Balance Sheet Date, Denali has operated only in the ordinary course of business, consistent in all respects with historical practice, and no change has been made or transaction entered into in anticipation of the transactions contemplated hereby. Without limiting the generality of the foregoing, since the Denali Balance Sheet Date, Denali has not:

                        (a) made any loan, advance or other extension of credit to any Denali Member or any officer, director or employee of Denali or any Affiliate of any thereof;

                        (b) increased or experienced any adverse change in any assumption underlying any method of calculating bad debts, contingencies or other reserves from that reflected in the Denali Financial Statements;

                        (c) cancelled, compromised, written down, written off or waived any claim or right of substantial value;

                        (d) sold, transferred, distributed or otherwise disposed of any of its assets except for sales of equipment for fair consideration in the ordinary course of business which has either been replaced by comparable equipment or is no longer necessary for the operation of Denali's business;

                        (e) made any capital expenditure or commitment for additions to property, plant or equipment;

                        (f) made or agreed to make any increase in the compensation payable or benefits provided to any of the officers or directors of Denali;

                        (g) paid any severance or termination pay to any officer, director or employee of Denali;

                        (h) changed the methods of accounting or accounting principles or practices of Denali set forth in or reflected by the Financial Statements;

                        (i) entered into any contract or received any payment as a result of which Denali would be required to provide goods or services to any Person after the Closing without receiving full payment for those goods or services at or after the time they are provided;

                        (j) entered into any transaction or contract, or amended or terminated any transaction or contract, with respect to the business of Denali, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business in arm's-length transactions, none of which transactions or contracts, or amendments or terminations thereof, could reasonably be expected to have a material adverse effect upon the business of Denali or the financial condition or prospects thereof;

                        (k) terminated or been advised of the termination of or material reduction in its relationship with any material customer or supplier;

                        (l) changed in any material respect the business policies or practices of Denali or failed to operate the business of Denali in good faith and in the ordinary course; or

                        (m) agreed, whether in writing or not, to do any of the foregoing.

                        4.4.4. Taxes. Denali has filed all Tax Returns that it has been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Denali (whether or not required to be shown on a Tax Return) have been paid. Denali is not currently the beneficiary of any extension of time within which to file any Tax Return. Denali has not received notice from an authority in a jurisdiction where it does not file Tax Returns that it may be subject to taxation by that jurisdiction. Denali has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person. Schedule 4.4.4 lists all Tax Returns filed by Denali since January 1, 1999 (complete copies of which have been delivered to GCI) and indicates those Tax Returns that have been audited or are currently being audited or for which Denali has received notice of a proposed audit. Denali has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Denali has no liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Denali has never been a member of an affiliated group filing a consolidated federal income Tax Return (or any other consolidated, combined or unitary income Tax Return). The reserves for Taxes in the Denali Financial Statements are adequate. Denali is not subject to any agreements that could result in any "excess parachute payments" under Code Section 280G. Denali has not agreed to and is not otherwise required to make any adjustments pursuant to Code Section 481(a) or any similar provision of state, local or foreign law by reason of a change in accounting method. No taxing authority has proposed any such adjustment or change in accounting method with respect to Denali. There is no application pending with any taxing authority requesting permission for any change in accounting method of Denali. Denali has not participated in any investment or transaction that (i) constituted a "tax shelter" within the meaning of Section 6111(c)(1) of the Code; or (ii) would constitute a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4, whether entered into before or after the effective date of such Treasury Regulation. None of Denali's assets are subject to any liens in respect of Taxes, except liens that are expressly permitted under the terms of this Agreement.

                        4.4.5. Accounts Receivable. The accounts receivable of Denali (i) are validly existing, (ii) are enforceable by Denali in accordance with the terms of the instruments or documents creating them, (iii) are owned by Denali free and clear of all Encumbrances, (iv) represent monies due for, and have arisen solely out of, bona fide performance of services and other business transactions in the ordinary course of business consistent with past practices and (v) are collectible within one year after the Closing Date at the full recorded amount thereof less any allowance for uncollectible accounts receivable that is reflected in the Final Closing Adjustment Schedule. There are no refunds, discounts or other adjustments payable with respect to any such accounts receivable, and there are no defenses, rights of set-off, counterclaims, assignments, restrictions, encumbrances, or conditions enforceable by third parties on or affecting any account receivable.

                4.5. Operational Matters.

                        4.5.1. Compliance With Law. Denali has conducted its operations in material compliance with applicable laws. The Denali Members have no knowledge of and Denali has not received notice of any violations of law relating to Denali, Denali's operations or the Denali Contributed Assets. Neither any Denali Member, Denali nor any officer, employee or agent of Denali has directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder Denali or made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for United States federal, state, local or foreign public office, in any case, which would subject Denali to any Liability or the failure to make which in the future could adversely affect the business or prospects of Denali.

                        4.5.2. Litigation. There are no actions, claims, suits, audits, examinations, investigations or proceedings pending or, to the knowledge of Denali or the Denali Members, threatened against Denali, whether by a private Person or a governmental agency or body, nor is there any reasonable basis for any such action, claim, suit, audit, examination, proceeding or investigation. No judgments, orders, decrees, citations, fines or penalties have been entered or assessed against Denali.

                        4.5.3. Contracts. Schedule 4.5.3 contains a true and complete list of all Contracts to which or by which Denali is a party or otherwise bound that: (a) have a duration of twelve (12) months or more and that are not terminable without penalty upon 30 days or less prior written notice;
(b) require or could reasonably be expected to require any party thereto to pay $5,000 or more; (c) are between Denali and any Governmental Entity; (d) have or may have the effect of prohibiting or impairing any business practice of Denali or any entity in the AKD Group; (e) under which Denali or any entity in the AKD Group is restricted from providing services to customers or potential customers in any geographic area, during any period of time or in any segment of a market; or (f) contain any restrictive covenant or confidential or secrecy agreement other than such an agreement relating solely to information about a customer's business or Denali or any entity in the AKD Group's services to such customer (Contracts described in (a) through (f) above are referred to collectively as the "Denali Contracts"). The Denali Members have made available to GCI a true and complete copy of each Contract. Neither Denali nor, to the knowledge of Denali or any Denali Member, any other party is in default under or in breach or violation of any Denali Contract, nor has an event occurred that (with or without notice, lapse of time or both) would constitute a default or breach or violation by Denali, or to the knowledge of Denali or any Denali Members, any other party, under any Denali Contract. Subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or such laws affecting the enforcement of creditors rights generally and to general principles of equity, each Denali Contract is legal, valid, binding, enforceable and in full force and effect, and subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors rights generally and to general principles of equity, will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transactions contemplated hereby.

                        4.5.4. Transactions With Affiliates. No Denali Member, no director, officer, manager or employee of Denali and no Affiliate of any thereof is currently a party to any Denali Contract or has been a party to any material transaction with Denali since December 31, 2004.

                        4.5.5. Insurance. Schedule 4.5.5 is a true and complete list of all insurance policies (including self-insurance arrangements) maintained by Denali (including coverage limits, deductibles, named insureds and policy periods), all of which policies are in full force and effect. No insurance company with which Denali has had a policy has ever terminated or declined to renew such insurance

                        4.5.6. Books and Records. The Denali Members have made available to GCI true and correct copies of all books and records of Denali.

                        4.5.7. Bank Accounts; Powers of Attorney. Schedule 4.5.7 is a true and complete list of all bank accounts, securities accounts and other financial accounts maintained by or for the benefit of Denali, including the name of the institution at which the account is maintained, the name and number of the account, the purpose of the account and the names and capacities of all persons authorized to sign on the account. Schedule 4.5.7 also lists all powers of attorney or similar instruments signed by Denali authorizing any person to act on its behalf with respect to any matter.

                4.6. Employee Matters. Denali has no employees and has never had any employees since its inception. Neither Denali nor any other entity that is a member of a controlled group with Denali, as determined under ERISA Section 4001(a)(14), has ever maintained or contributed to any of the following: (a) any nonqualified deferred compensation or retirement plan or arrangement which is an "Employee Pension Benefit Plan" as defined in Section 3(2) of ERISA; (b) any qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) any qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any "Multiemployer Plan", as defined in Section 3(37) of ERISA); or (d) any "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA.

                4.7. Environmental Matters. Denali is conducting and at all times has conducted its business and operations, and has occupied, used and operated all real property and facilities presently or previously owned, occupied, used or operated by Denali, in compliance (in all material respects) with all Environmental Laws and so as not to give rise to Liability under any Environmental Laws or to any adverse impact on Denali's business or activities. Neither Denali nor any Denali Members have any knowledge of pending or proposed changes to any Environmental Laws that would require any changes in any of Denali's premises, facilities, equipment, operations or procedures or affect Denali's business or its cost of conducting its business as now conducted. No conditions, circumstances or activities have existed or currently exist (including, without limitation, off-site disposal or treatment of Hazardous Substances) which could give rise to any Liability pursuant to any Environmental Laws. Neither Denali nor its predecessors have at any time owned, occupied, used or operated any real property or facilities.

                4.8. Communications Regulatory Matters.

                        4.8.1. Denali Licenses. Denali is fully qualified under the Communications Laws to be an FCC licensee. Schedule 4.8.1 lists all licenses and authorizations issued by the FCC or the RCA to Denali (the "Denali Licenses"), together with the name of the licensee or authorization holder, the expiration date of the Denali Licenses and, where applicable, the relevant FCC market designation. Denali validly holds the Denali Licenses which represent all the FCC authorizations required in connection with the ownership and operation of the Denali wireless telecommunications business as it is presently being conducted. The Denali Licenses are not subject to any conditions outside of the ordinary course. No person other than Denali has any right, title or interest (legal or beneficial) in or to, or any right or license to use, the Denali Licenses. The Denali Licenses have been granted to Denali by Final Order and are in full force and effect.

                        4.8.2. Compliance. Denali is in material compliance with the Communications Laws, including without limitation those relating to: (i) the Communications Assistance for Law Enforcement Act (CALEA); (ii) E-911 Phase I and Phase II compliance; (iii) number porting, number pooling and related number usage and utilization reports; (iv) Telecommunications Relay Service obligations; (v) universal service obligations; (vi) the payment of regulatory fees; (vii) Text Telephone Devices (TTY); (viii) the submission of quarterly, semi-annual, annual or other periodic reports or filings with the FCC or other Governmental Entity or administrative body (e.g. the National Exchange Carrier

Association (NECA) and the Universal Service Administrative Company (USAC));
(ix) compliance with the National Environmental Protection Act (NEPA) provisions applicable to telecommunications carriers; (x) compliance with any spectrum clearing or incumbent relocation cost sharing obligations; and (xi) compliance with FCC and FAA antenna registration and painting and lighting requirements.

                        4.8.3. Proceedings. There are no objections, petitions to deny, complaints (formal or informal) competing applications or other proceedings pending before the FCC or any other Governmental Entity having jurisdiction over Denali or the Denali Licenses relating to Denali or the Denali Licenses. Denali has not received any notice of any claim of default with respect to any of the Denali Licenses. Except for proceedings affecting the wireless industry generally, and except as disclosed on Schedule 4.8.3, there is not pending or, to the knowledge of Denali, threatened against Denali or the Denali Licenses any action, petition, objection or other pleading, or any proceeding with the FCC or any other Governmental Entity, which contests the validity of, or seeks the revocation, forfeiture, non-renewal modification or suspension of, the Denali Licenses, or which would adversely affect the ability of Denali to consummate the transactions contemplated by this Agreement.

                        4.8.4. Filings. All documents required to be filed during the ownership of the Denali Licenses by Denali with the FCC or any other Governmental Entity have been timely filed or the time period for such filing has not lapsed, except where such failure to timely file would not reasonably be expected to result in the revocation, cancellation, forfeiture, non-renewal or suspension of any authorization or license or the imposition of any monetary forfeiture. All of such filings were complete and correct in all material respects when filed.

                        4.8.5. Build-Out. Denali is not in breach or otherwise in violation of any FCC build-out requirements with respect to any FCC authorization held by it. Each FCC licensed station has been built out at least to the minimum extent required by the Communications Laws. Any and all FCC notifications or filings associated with the build-out were timely filed and were true complete and correct when filed. There has been no discontinuance of service subsequent to the completion of construction and certification that would cause the Denali Licenses to be deemed forfeited or automatically cancelled by the FCC.

                4.9. Transactional Matters.

                        4.9.1. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of Denali or any Denali Member in such manner as to give rise to any valid claim against Denali, any Denali Member or GCI for any brokerage or finder's commission, fee or similar compensation.

                        4.9.2. Disclosure. The representations and warranties of the Denali Members in this Agreement, including the Schedules hereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained not misleading.

                                    SECTION 5
                      REPRESENTATIONS AND WARRANTIES OF GCI

         GCI represents and warrants to AKD, Parent, the AKD Members and the Denali Members that:

                5.1. Organization and Standing. GCI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Alaska. GCI has the requisite corporate power and authority to execute and deliver each of the Transaction Agreements to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by GCI of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by GCI of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action on the part of GCI.

                5.2. Execution and Validity of Agreements. This Agreement has been duly executed and delivered by GCI and constitutes, and each of the other Transaction Agreements to which GCI is a party will be duly executed and delivered at Closing and will constitute, the legal, valid and binding obligation of GCI, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

                5.3. No Violation or Approval. The execution, delivery and performance by GCI of each of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby does not and will not result in (a) a violation of any law, rule or regulation, order, judgment or decree applicable to GCI or any order, judgment or decree of any court or any governmental agency or body having jurisdiction over GCI or its properties or assets, (b) a breach or a default under (whether immediately, upon the passage of time or after giving notice), or the acceleration of any payment under any material agreement, instrument, lease, contract, mortgage, or license to which GCI is a party or by which it or any of its properties or assets is bound, or
(c) a violation of or a conflict with its charter or bylaws. No consent, approval, order or authorization of, or declaration or filing with, any governmental authority or entity or other party is required to be, and has not been, obtained or made by GCI in connection with the execution, delivery and performance of or the consummation of the transactions contemplated by any of the Transaction Agreements.

                5.4. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of GCI in such manner as to give rise to any valid claim against any AKD, the AKD Members or the Denali Members for any brokerage or finder's commission, fee or similar compensation.

                5.5. No Oral Warranties. Except for the warranties and representations expressly set forth in this Agreement, GCI is relying solely on its own expertise and that of its consultants, employees, agents, servants and representatives in connection with its acquisition of the Denali Interests and the AKD Common Units (collectively, the "Interests"). GCI has or will conduct such investigation, analysis and inspection of AKD, Denali and their respective businesses as it deems necessary or appropriate and shall rely upon such investigation, analysis and inspection in connection with the acquisition of the Interests. GCI acknowledges and agrees that neither Denali, AKD, Parent, the AKD Members and/or the Denali Members, on the one hand, nor their respective officers, directors, members, employees, servants, agents, attorneys or representatives have made any oral agreements, warranties or representations, and that none of Denali, AKD, Parent, the AKD Members and/or the Denali Members are liable or bound by any oral or written statement, agreement, information, warranty or representation with respect to the Interests, AKD, Denali of the business or assts of AKD or Denali made by any Person whatsoever, unless such statement, agreement, information, warranty or representation is expressly set forth in this Agreement. In connection with its acquisition of the Interests, GCI is not relying on any oral statements or representations made or given by any Person whomsoever. The parties agree that this Section 5.5 shall in no way diminish or otherwise impair GCI's ability (a) to seek indemnification for any breach of any representation or warranty herein or (b) to enforce its rights under this Agreement or the documents and instruments delivered pursuant to this Agreement.

                                    SECTION 6
                                    COVENANTS

                6.1. Exclusivity; Acquisition Proposals. Unless and until this Agreement shall have been terminated pursuant to Section 11, none of any entity in the AKD Group, Parent, the AKD Members or the Denali Members shall take or cause or permit to be taken, directly or indirectly, any of the following actions with any Person other than GCI and its designees or agents: (a) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire the business or assets of any entity in the AKD Group or Denali, whether by merger, consolidation, other business combination, purchase of assets or stock, tender or exchange offer or otherwise (each of the foregoing an "Acquisition Transaction"); (b) disclose any information not customarily disclosed to any Person who is or may be requesting such information for purposes of a possible Acquisition Transaction; (c) agree to or execute any letter of intent, terms sheet or agreement relating to an Acquisition Transaction; or (d) make or authorize any public statement or solicitation with respect to any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the transactions contemplated hereby.

                6.2. Notices and Consents.

                        (a) Each entity in the AKD Group, Parent, the AKD Members and the Denali Members shall cooperate with each other and use, and shall cause their respective Affiliates to use, their respective reasonable best efforts to prepare and file as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings (including all applications required to be filed with the FCC and the RCA) and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Third Party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement (collectively, the "Regulatory Consents"). GCI will provide reasonable cooperation to the forgoing Parties to obtain such Regulatory Consents. None of GCI, any entity in the AKD Group,

Parent, the AKD Members or the Denali Members shall agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated by this Agreement unless it consults with the other Parties reasonably in advance and, to the extent permitted by such Governmental Entity, gives the other Parties the opportunity to attend and participate.

                        (b) GCI, each entity in the AKD Group, Parent, the AKD Members and the Denali Members each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers, members and members and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any entity in the AKD Group or Denali to any Governmental Entity in connection with the transactions contemplated by this Agreement.

                        (c) Subject to applicable Law and the instructions of any Governmental Entity, GCI, each entity in the AKD Group, Parent, the AKD Members and the Denali Members each shall keep the others apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by such Person from any Governmental Entity with respect to such transactions.

                6.3. Preparation for Closing. Each of the Parties will use commercially reasonable efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the conditions precedent set forth in Section 7) and the other Transaction Agreements.

                6.4. Notification of Certain Matters. Between the date of this Agreement and the Closing Date, each Party shall give prompt notice in writing to the other Parties of: (a) any information that indicates that any of such Party's representations or warranties contained herein was not true and correct in all material respects as of the date hereof or will not be true and correct in all material respects at and as of the Closing Date (except for changes permitted or contemplated by this Agreement), (b) the occurrence of any event that will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Section 8 hereof to be satisfied, (c) any notice or other communication from any Person indicating that such Person will not or may not grant any consent or approval required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such Person and (d) any other material development that occurs after the date of this Agreement and affects the accuracy of the representations, warranties, covenants or Disclosure Schedule contained herein. No notice given under this Section 6.4 will be deemed to amend or supplement any Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant of any Party.

                6.5. Other Limitations on Conduct of AKD's and Properties' Businesses. AKD, Parent and the AKD Members hereby covenant and agree with GCI that, prior to the earlier of the termination of this Agreement pursuant to
Section 11 or the Closing Date, unless the prior written consent of GCI shall have been obtained and except as otherwise contemplated herein, they shall operate the business of each entity in the AKD Group only in the usual, regular and ordinary course of business consistent with historical practice, incurring only ordinary and necessary business expenses consistent with historical practice. Without limiting the foregoing, unless the prior written consent of GCI shall have been obtained and except as otherwise contemplated herein, prior to the earlier of the termination of this Agreement pursuant to Section 11 or the Closing Date AKD, Parent and the AKD Members shall: (a) use commercially reasonable efforts to preserve intact the business and assets of each entity in the AKD Group, including present operations, facilities, employee relationships and relationships with lessors, licensors, suppliers and customers; (b) comply with all applicable laws and regulations, and maintain the licenses, registrations, rights and franchises of each entity in the AKD Group; (c) not declare, set aside or pay any dividend or make any distribution with respect to the membership interests of any entity in the AKD Group or redeem, purchase, or otherwise acquire any such membership interests, except for the distributions contemplated by Section 2.2; (d) not enter into any material contracts, obligations, commitments or agreements (including without limitation any material modification or amendment to any such contract, commitment or agreement) other than in the ordinary course of business; (e) not sell, dispose of or otherwise transfer or encumber any assets, except in the ordinary course of business consistent with past practice; (f) not increase the compensation, benefits or any other form of remuneration to officers or employees, other than in connection with promotions and performance reviews in accordance with past practice, and not award any bonuses or other extraordinary compensation to any officers or employees, except such as are paid in full in cash prior to the Closing; (g) not modify, alter or amend the terms or provisions of any AKD Plan;
(h) maintain in full force and effect all insurance policies in effect on the date hereof or replacement policies providing comparable coverage if available on commercially reasonable terms; (i) not authorize for issuance, issue or obligate any entity in the AKD Group to issue any membership interests or any options, warrants, convertible securities or other rights to acquire any membership interests; (j) cause any entity in the AKD Group to pay and discharge all liabilities when due and not cause any entity in the AKD Group to accelerate the collections of receivables beyond their normal, stated terms; (k) not allow any entity in the AKD Group to hire additional management employees; and (l) not knowingly take any action that would (i) adversely affect the ability of any entity in the AKD Group to obtain any necessary approvals of any third parties or any governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect any entity in the AKD Group's ability to perform its covenants and agreements under this Agreement or any other Transaction Agreement. Prior to Closing, AKD intends to acquire the interest of all Persons who are participants under that certain Profits Participation Plan and to terminate such Profit Participation Plan, and nothing contained in this
Section 6.5 shall restrict the right of AKD to take such actions or require the consent of GCI prior to taking such actions.

                6.6. Other Limitations on Conduct of Denali's Business. The Denali Members hereby covenant and agree with GCI that, prior to the earlier of the termination of this Agreement pursuant to Section 11 or the Closing Date, unless the prior written consent of GCI shall have been obtained and except as otherwise contemplated herein, they shall cause Denali to operate its business only in the usual, regular and ordinary course of business consistent with historical practice, incurring only ordinary and necessary business expenses consistent with historical practice. Without limiting the foregoing, unless the prior written consent of GCI shall have been obtained and except as otherwise contemplated herein, prior to the earlier of the termination of this Agreement pursuant to Section 11 or the Closing Date the Denali Members shall cause Denali to: (a) use commercially reasonable efforts to preserve intact its business and assets, including present operations, facilities, employee relationships and relationships with lessors, licensors, suppliers and customers; (b) comply with all applicable laws and regulations, and maintain its licenses, registrations, rights and franchises; (c) not declare, set aside or pay any dividend or make any distribution with respect to its membership interests or redeem, purchase, or otherwise acquire any such membership interests; (d) not enter into any material contracts, obligations, commitments or agreements (including without limitation any material modification or amendment to any such contract, commitment or agreement) other than in the ordinary course of business; (e) not sell, dispose of or otherwise transfer or encumber any assets, except in the ordinary course of business consistent with past practice; (f) not increase the compensation, benefits or any other form of remuneration to its officers or employees, other than in connection with promotions and performance reviews in accordance with past practice, and not award any bonuses or other extraordinary compensation to any officers or employees, except such as are paid in full in cash prior to the Closing; (g) maintain in full force and effect all insurance policies in effect on the date hereof or replacement policies providing comparable coverage if available on commercially reasonable terms; (h) not authorize for issuance, issue or obligate itself to issue any membership interests or any options, warrants, convertible securities or other rights to acquire any membership interests; (i) pay and discharge all liabilities when due and not accelerate the collections of receivables beyond their normal, stated terms; and (j) not knowingly take any action that would (i) adversely affect its ability to obtain any necessary approvals of any third parties or any governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or
(ii) adversely affect its ability to perform its covenants and agreements under this Agreement or any other Transaction Agreement.

                6.7. Access to Information. Each entity in the AKD Group shall afford, and the Denali Members shall cause Denali to afford, GCI and its accountants, counsel and other representatives reasonable access during normal business hours prior to the Closing Date to (a) all of their financial statements, properties, books, contracts, commitments and records and (b) all other information concerning their business and assets as GCI may reasonably request. No information or knowledge obtained after the date hereof in any investigation pursuant to this Section 6.7 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the transactions contemplated hereby.

                6.8. Cooperation. Each of the Parties, upon the reasonable request from time to time of any other Party, shall take and cooperate with the other Parties in taking such actions as may be reasonably necessary or desirable to consummate the transactions contemplated hereby and to comply with the terms of this Agreement.

                6.9. Announcements. Prior to the Closing, except as may be required by law or applicable stock exchange rules, no Party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties, which approval will not be unreasonably withheld or delayed. If GCI believes that it is required by law or applicable stock exchange rules to make

                           **** CONFIDENTIAL TREATMENT

such a public announcement, it shall promptly advise the other Parties and use reasonable efforts, consistent with its legal obligations or obligations under stock exchange rules, to allow the other Parties an opportunity to review and comment upon the announcement before the announcement is made.

                6.10. Use of Proceeds of Interim Capital Loans. All proceeds from the **** will be used by **** for **** to be made by **** by ****, which ****. **** will not make **** on the **** following the **** without ****.

                                    SECTION 7
                               CLOSING DELIVERIES

                7.1. Of AKD, Parent and the AKD Members. At the Closing, AKD, Parent and the AKD Members shall make the following deliveries, unless waived by
GCI:

                        (a) Parent and each AKD Member shall deliver a counterpart of the Operating Agreement, duly executed by such Person and duly executed by Fire Lake.

                        (b) AKD shall deliver to GCI an amended version of
Schedule 1.3 and Schedule 4.1 of the Operating Agreement reflecting the AKD Common Units issued to GCI pursuant to Sections 2.3 and 2.4.

                        (c) Parent and each AKD Member shall deliver instruments of assignment in form and substance reasonably satisfactory to GCI transferring to AKD the number of AKD Common Units to be redeemed by AKD from Parent or such AKD Member pursuant to Section 2.4, with full warranty of title, duly executed by such Person.

                        (d) AKD shall deliver to Parent and the AKD Members cash or immediately available funds, by wire transfer as contemplated by Section 2.4

                        (e) The AKD Members shall cause Fire Lake to deliver a counterpart of the Management Agreement, duly executed by Fire Lake.

                        (f) AKD shall deliver evidence in form and substance reasonably satisfactory to GCI that the Management Agreement between AKD and Poplar Associates LLC has been terminated effective as of the Closing Date, without Liability or further obligation of AKD.

                        (g) AKD shall deliver a counterpart of the Management Agreement, duly executed by AKD.

                        (h) AKD shall deliver payoff letters in form and substance reasonably satisfactory to GCI with respect to any Liabilities of AKD that are to be paid off at the Closing with the GCI capital contributions made pursuant to Section 2.3.

                        (i) AKD, Parent and the AKD Members shall deliver counterparts of any other Transaction Agreements to which AKD, Parent or the AKD Members are a party, duly executed by such Party.

                        (j) AKD shall deliver an opinion of The Bogatin Law Firm, PLC, counsel to AKD, the AKD Members and the Denali Members, covering the matters set forth on the attached Exhibit C. Such opinion shall be dated as of the Closing Date and shall be in form and substance reasonably satisfactory to GCI and its counsel.

                        (k) AKD shall deliver an opinion of Lukas, Nace, Gutierrez & Sachs, Chartered, counsel to AKD, the AKD Members and the Denali Members, covering the matters set forth on the attached Exhibit D. Such opinion shall be dated as of the Closing Date and shall be in form and substance reasonably satisfactory to GCI and its counsel.

                        (l) AKD, Parent and each AKD Member shall deliver a certificate signed on behalf of AKD, Parent or such AKD Member by an authorized person, confirming that the conditions precedent to the obligations of GCI under
Section 8.2.2 have been fulfilled, insofar as those conditions relate to the representations and warranties made by or to the obligations and covenants of AKD, Parent or such AKD Member.

                        (m) AKD shall deliver the certificate regarding wireless telephone subscribers contemplated by Section 3.5.4.

                        (n) AKD shall deliver a Non-Competition Agreement executed by each of the persons specified in Schedule 7.1(n) in the form attached as Exhibit E.

                        (o) AKD shall deliver such certificates or other documents as may be reasonably requested by GCI, including without limitation certificates of legal existence, good standing and certified charter documents from the Alaska Department of Commerce, Community, and Economic Development and certificates of officers or member AKD with respect to minutes, resolutions, bylaws and any other relevant matters concerning the authorization of the transactions contemplated hereby.

                7.2. Of the Denali Members. At the Closing, each Denali Member shall make the following deliveries, unless waived by GCI:

                        (a) Each Denali Member shall deliver instruments of assignment in form and substance reasonably satisfactory to GCI transferring to GCI such Denali Member's Denali Interest, with full warranty of title, duly executed by such Denali Member.

                        (b) The Denali Members shall cause Denali to deliver instruments of assignment in form and substance reasonably satisfactory to GCI transferring to AKD the Denali Licenses, with full warranty of title, duly executed by Denali.

                        (c) Each Denali Member shall deliver counterparts of any other Transaction Agreements to which such Denali Member is a party, duly executed by such Denali Member.

                        (d) Each Denali Member shall deliver a certificate signed by such Denali Member on behalf of such Denali Member by an authorized person, confirming that the conditions precedent to the obligations of GCI under

Section 8.2.3 have been fulfilled, insofar as those conditions relate to the representations and warranties made by or to the obligations and covenants of such Denali Member.

                        (e) The Denali Members shall deliver such certificates or other documents as may be reasonably requested by GCI, including without limitation certificates of legal existence, good standing and certified charter documents from the Alaska Department of Commerce, Community, and Economic Development and certificates of officers or member Denali with respect to minutes, resolutions, bylaws and any other relevant matters concerning the authorization of the transactions contemplated hereby.

                7.3. Of GCI. At the Closing, GCI shall make the following deliveries, unless waived by the AKD Members' Agent and the Denali Members'
Agent:

                        (a) GCI shall deliver to the Denali Members cash or immediately available funds, by wire transfer as contemplated by Section 2.1.

                        (b) GCI shall deliver to AKD cash or immediately available funds, by wire transfer as contemplated by Section 2.3.

                        (c) GCI shall deliver to AKD instruments of assignment in form and substance reasonably satisfactory to the AKD Members' Agent transferring to AKD the Denali Interest purchased by GCI pursuant to Section 2.1, with full warranty of title, duly executed by GCI.

                        (d) GCI shall deliver to AKD cash or immediately available funds, by wire transfer as contemplated by Section 2.4.

                        (e) GCI shall deliver counterparts of any other Transaction Agreements to which GCI a party, duly executed by GCI.

                        (f) GCI shall deliver a certificate signed by GCI by an authorized officer, confirming that the conditions precedent to the obligations of AKD, the AKD Members and the Denali Members under Section 8.1.2 have been fulfilled.

                        (g) GCI shall deliver such certificates or other documents as may be reasonably requested by the AKD Members' Agent or the Denali Members' Agent, including without limitation certificates of legal existence, good standing and certified charter documents from the Alaska Department of Commerce, Community, and Economic Development and certificates of officers of GCI with respect to minutes, resolutions, bylaws and any other relevant matters concerning the authorization of the transactions contemplated hereby.

                                    SECTION 8
                              CONDITIONS PRECEDENT

                8.1. Conditions to Obligations of AKD, Parent, the AKD Members and the Denali Members The obligations of AKD, Parent, the AKD Members and the Denali Members to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or contemporaneously with the Closing, of the following conditions, which may be waived in whole or in part by a written instrument signed by the AKD Members' Agent and the Denali
Members' Agent:

                        8.1.1. Closing Deliveries by GCI. GCI shall have tendered delivery of all items required to be delivered by GCI under Section 7.

                        8.1.2. Representations; Covenants; Closing Certificates. The representations and warranties of GCI contained in Section 5, if qualified by reference to materiality, shall be correct and complete, and if not so qualified, shall be correct and complete in all material respects, as of the Closing Date. GCI shall have complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                        8.1.3. General. All instruments and legal and corporate proceedings on the part of GCI in connection with the transactions contemplated by this Agreement and the other Transaction Agreements shall be reasonably satisfactory in form and substance to AKD, the AKD Members and the Denali Members.

                8.2. Conditions to Obligations of GCI. The obligations of GCI to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, prior to or contemporaneously with the Closing, of the following conditions, which may be waived in whole or in part by GCI in writing:

                        8.2.1. Closing Deliveries by AKD, Parent, the AKD Members and the Denali Members. AKD, Parent, the AKD Members and the Denali Members shall have tendered delivery of all items required to be delivered by them under Section 7.

                        8.2.2. Representations and Covenants of AKD, Parent and the AKD Members. The representations and warranties of AKD, Parent and the AKD Members contained in Section 3, if qualified by reference to materiality, shall be correct and complete, and if not so qualified, shall be correct and complete in all material respects, as of the Closing Date. AKD, Parent and each AKD Member shall have complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                        8.2.3. Representations and Covenants of the Denali Members. The representations and warranties of the Denali Members contained in
Section 4, if qualified by reference to materiality, shall be correct and complete, and if not so qualified, shall be correct and complete in all material respects, as of the Closing Date. Each Denali Member shall have complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                        8.2.4. General. All instruments and legal and limited liability company proceedings on the part of AKD, Parent, the AKD Members and the Denali Members in connection with the transactions contemplated by this Agreement and the other Transaction Agreements shall be reasonably satisfactory in form and substance to GCI.

                8.3. Conditions to the Obligations of Each Party. The obligations of each of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the following additional conditions:

                        8.3.1. Regulatory Consents. All Regulatory Consents shall have been granted without the imposition of any adverse condition on GCI, any entity in the AKD Group, Denali or any of their Affiliates and all such Regulatory Consents shall be in full force and effect as of the Closing Date.

                        8.3.2. Other Consents. Each entity in the AKD Group, Parent, the AKD Members and the Denali Members shall have given, made or obtained all notices, consents, approvals, orders, authorizations, declarations or filings to, of or with any Person required to be given, made or obtained by any such Party in connection with the execution, delivery and performance of, or consummation of the transactions contemplated by, any of the Transaction Agreements.

                        8.3.3. No Litigation. No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court or governmental body prohibiting, preventing or materially restraining the consummation of the transactions contemplated by this Agreement shall have been issued and shall not have expired or been withdrawn or reversed and there shall be no pending or threatened litigation or other proceeding seeking to prohibit, prevent or materially restrict or impose any material limitations on the consummation of such transactions. The Parties hereto shall use their commercially reasonable efforts to cause any such temporary restraining order, preliminary or permanent injunction or other order to be vacated or lifted as promptly as possible.

                                    SECTION 9
                             POST-CLOSING COVENANTS

                9.1. Further Assurances. Each of the Parties, before, at and after the Closing Date, upon the reasonable request from time to time of any other Party and without further consideration, shall do each and every act and thing as may be necessary or reasonably desirable to fully and effectively consummate, evidence and confirm the transactions contemplated hereby, including: (a) executing, acknowledging and delivering assurances, assignments, powers of attorney and other documents and instruments; (b) furnishing information and copies of documents, books and records; (c) filing reports, returns, applications, filings and other documents and instruments with governmental authorities; (d) assisting in responding to any inquiry or claim of any Person with respect to a transaction occurring prior to the Closing; (e) assisting in good faith in any litigation, threatened litigation or claim and cooperating therein with other Parties and their advisors and representatives, including providing relevant documents and evidence and maintaining confidentiality in connection with such litigation or threatened litigation or claims, in each case, other than litigation, threatened litigation or claims in which the Party requesting such cooperation is adverse to the Party from whom such cooperation is requested; and (f) cooperating with the other Parties (at such other Parties' expense except as provided in this Agreement) in exercising any right or pursuing any claim, whether by litigation or otherwise, other than rights and claims running against the Party from which such cooperation is requested.

                9.2. Announcements. Following the Closing, except as may be required by law, no Party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties, which approval will not be unreasonably withheld or delayed. If GCI believes that it is required by law to make such a public announcement, it shall promptly advise the other Parties and use reasonable efforts, consistent with its legal obligations, to allow the other Parties an opportunity to review and comment upon the announcement before the announcement is made.

                                   SECTION 10
                                 INDEMNIFICATION

                10.1. Indemnification by AKD, Parent and the AKD Members. Subject to the limitations set forth in this Section 10, AKD, Parent and the AKD Members hereby agree, jointly and severally, to indemnify and hold harmless GCI, AKD, any employee benefit plan of GCI or AKD and each of their respective officers, directors, employees and Affiliates (each, in such capacity, a "GCI Indemnitee"), from, against and in respect of any and all Adverse Consequences arising from, or otherwise related to, directly or indirectly, any of the following:

                        (a) Any breach of any representation or warranty made by AKD, Parent or the AKD Members in this Agreement or any other Transaction Agreement (as each such representation or warranty would be read if all qualifications as to materiality or knowledge or words of similar import were deleted therefrom); and

                        (b) Any breach or default in performance by AKD, Parent or any AKD Member of any covenant or other agreement in this Agreement or any other Transaction Agreement.

                10.2. Indemnification by the Denali Members. Subject to the limitations set forth in this Section 10, the Denali Members hereby agree, jointly and severally, to indemnify and hold harmless each GCI Indemnitee from, against and in respect of any and all Adverse Consequences arising from, or otherwise related to, directly or indirectly, any of the following:

                        (a) Any breach of any representation or warranty made by the Denali Members in this Agreement or any other Transaction Agreement (as each such representation or warranty would be read if all qualifications as to materiality or knowledge or words of similar import were deleted therefrom); and

                        (b) Any breach or default in performance by any Denali Member of any covenant or other agreement in this Agreement or any other Transaction Agreement.

                10.3. Indemnification by GCI. Subject to the limitations set forth in this Section 10, GCI hereby agrees to indemnify and hold harmless AKD, Parent, the AKD Members and the Denali Members, and each of their respective officers, directors, employees and Affiliates, from, against and in respect of any and all Adverse Consequences arising from, or otherwise related to, directly or indirectly, any of the following:

                        (a) Any breach of any representation or warranty made by GCI in this Agreement or any other Transaction Agreement (as each such representation or warranty would be read if all qualifications as to materiality

                           **** CONFIDENTIAL TREATMENT

or knowledge or words of similar import were deleted therefrom); and

                        (b) Any breach or default in performance by GCI of any covenant or other agreement in this Agreement or any other Transaction Agreement.

                10.4. Survival; Time Limits for Indemnification. The representations and warranties made in this Agreement, or in any certificate or other document delivered pursuant to this Agreement or in connection with this Agreement, will survive the Closing Date as follows (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing): (a) the representations and warranties contained in Sections 3.1, 3.2, 3.3.2, 3.9.2, 4.1, 4.2, 4.3 and 4.9.2 hereof shall not terminate and shall survive the Closing Date indefinitely; (b) the representations and warranties contained in Sections 3.4.4, 3.6, 3.7, 3.8, 4.4.4, 4.6, 4.7 and 4.8
hereof shall survive the Closing Date for a period of three years and shall terminate on the third anniversary of the Closing Date; and (c) all other representations and warranties in this Agreement or in any certificate or other document delivered pursuant to this Agreement or in connection with this Agreement survive the Closing Date for a period of two years and shall terminate on the second anniversary of the Closing Date. The covenants of the Parties made in this Agreement will survive the Closing Date indefinitely. Each Party shall promptly notify the others of any facts or other circumstances of which such Party becomes aware or has any knowledge that could give rise to a claim for indemnification under this Agreement by any Party. No Party will have any obligation to indemnify any Person pursuant to this Agreement with respect to any breach of a representation or warranty unless a notice of such breach is given to the Party against whom indemnification is sought on or prior to the last day of the applicable survival period, except that if a Party has a reasonable basis to believe that an indemnifiable claim will arise and gives notice to the other Party concerning such matter within the survival period, then all rights of such Party to seek indemnification with respect to such matter will survive the expiration of such period for a period of 180 days. If an indemnifiable claim has not arisen prior to the expiration of that 180-day period but the Party continues to have a reasonable basis to believe that an indemnifiable claim will arise and gives notice to such effect to the other party prior to the end of such 180-day period, then all rights of the Party to seek indemnification with respect to such matter will survive for one additional period of 180 days. If an indemnifiable claim does not arise prior to the end of the second 180-day period, the rights of the Party to seek indemnification will terminate at the expiration thereof. If a Party is obligated to indemnify another Party against a particular breach, the indemnity obligation shall extend to all Adverse Consequences, whether occurring before or after the survival period.

                10.5. Basket and Cap.

                        10.5.1. Tipping Basket. AKD, Parent, the AKD Members and the Denali Members (as a group) will have no obligation to indemnify any GCI Indemnitee from and against any Adverse Consequences under Section 10.1 or 10.2 until the GCI Indemnitees (as a group) have suffered Adverse Consequences in the aggregate amount of $**** or more arising from, or otherwise related to, directly or indirectly, any of the items set forth in Section 10.1 or 10.2. If and when the aggregate of such Adverse Consequences exceeds $****, the GCI Indemnitees shall be entitled to indemnification against all Adverse Consequences incurred under Section 10.1 or 10.2, including the initial $**** of Adverse Consequences.

                           **** CONFIDENTIAL TREATMENT

                        10.5.2. Indemnification Cap. The aggregate indemnification obligations of AKD, Parent, the AKD Members and the Denali Members under Sections 10.1 and 10.2 shall not exceed the sum of (x) $**** plus
(y) the aggregate purchase price for the AKD Common Units purchased by GCI from AKD pursuant to Section 2.4.

                        10.5.3. Exceptions. Notwithstanding anything to the contrary in this Agreement, there shall be no limitation on any GCI Indemnitee's right to indemnification from and against any Adverse Consequences arising directly or indirectly out of (a) any breach of any representation, warranty or covenant of AKD, Parent, an AKD Member or a Denali Member that involves an intentional misrepresentation or the commission of fraud by AKD, Parent or such AKD Member or Denali Member or (b) any act or omission or other matter arising prior to Closing that involves a claim by a third party for material misrepresentation, fraud, gross negligence or intentional misconduct, and each GCI Indemnitee shall have all remedies available to it at law and in equity with respect to any such breach, act, omission or matter.

                10.6. Defense of Claims. The procedures to be followed with respect to the defense and settlement of any claim made by a Third Party which, if true, would give rise to a right on the part of a Party to be indemnified against resulting Adverse Consequences (an "Indemnitee"), in whole or in part, under this Section 10 (a "Claim") shall be as follows:

                        (a) Unless in the reasonable judgment of the Party seeking indemnification under this Section 10 (i) there is a conflict between the positions of the Party against whom indemnification is sought under this
Section 10 (the "Indemnifying Party") and the Indemnitee in conducting the defense of such Claim or (ii) legitimate legal or business considerations would require the Indemnitee to defend or respond to such Claim in a manner different from the Indemnifying Party, the Indemnifying Party shall, by giving notice thereof to the Indemnitee confirming the Indemnifying Party's obligation under this Section 10 to indemnify the Indemnitee in respect of such Claim, be entitled to assume and control such defense with counsel chosen by it. The Indemnitee shall be entitled to participate therein after such assumption, but the costs of such participation (other than the costs of providing witnesses or documents at the request of the Indemnifying Party or in response to legal process) following such assumption shall be at the expense of the Indemnitee. Upon assuming such defense, the Indemnifying Party shall have full right to enter into any compromise or settlement which is dispositive of the matter involved; provided that, except for the settlement of a Claim that involves no obligation of the Indemnitee other than the payment of money for which full indemnification is provided hereunder, the Indemnifying Party shall not settle or compromise any Claim without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld or delayed; and provided, further, that the Indemnifying Party may not consent to entry of any judgment or enter into any settlement in respect of a Claim which does not include an unconditional release of the Indemnitee from all liability in respect of such Claim.

                        (b) With respect to a Claim as to which the Indemnifying Party does not have the right to assume the defense under Section 10.6(a) or shall not have exercised its right to assume the defense, the Indemnitee shall assume and control the defense of such Claim with counsel chosen by it and the Indemnifying Party shall be obligated to pay all reasonable attorneys' fees and expenses of the Indemnitee incurred in connection with such defense. The Indemnifying Party shall be entitled to participate in the defense of such Claim at its own expense. Notwithstanding the foregoing, the Indemnitee shall not be required to defend any Claim under this Section 10.6(b) unless (i) the Indemnifying Party confirms its obligation under this Section 10 to indemnify the Indemnitee in respect of such Claim by written notice to the Indemnitee and
(ii) if requested by the Indemnitee, the Indemnifying Party provides reasonable assurance to the Indemnitee of the Indemnifying Party's financial ability to indemnify the Indemnitee against the costs of defense and any liability that may result from such Claim, including providing a bond or other security therefor if reasonably requested by the Indemnitee. If the Indemnitee is not required to defend any Claim under the immediately preceding sentence, it shall owe no duties to the Indemnifying Party with respect to such Claim, and may defend, fail to defend or settle such Claim without affecting its right to indemnity hereunder. If the Indemnitee is required to defend any such Claims under this
Section 10.6(b), it shall not settle or compromise the Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

                        (c) If in the reasonable judgment of the Indemnitee it would be materially harmed or otherwise prejudiced by not entering into a proposed settlement or compromise as to which the Indemnifying Party withholds consent, the Indemnitee may enter into such settlement or compromise, but such settlement or compromise shall not be conclusive as to the existence or amount of the liability of the Indemnifying Party to the Indemnitee or any Third Party.

                        (d) Both the Indemnifying Party and the Indemnitee shall cooperate fully with one another in connection with the defense, compromise or settlement of any Claim, including without limitation making available to the other all pertinent information and witnesses within its control at reasonable intervals during normal business hours.

                                   SECTION 11
                                   TERMINATION

                11.1. Right to Terminate. The parties may terminate this Agreement as provided below:

                        (a) GCI, the AKD Members' Agent and the Denali Members' Agent may terminate this Agreement by mutual written consent at any time prior to the Closing.

                        (b) GCI may terminate this Agreement by giving written notice to the AKD Members' Agent and the Denali Members' Agent at any time prior to the Closing (i) in the event AKD, any AKD Member or any Denali Member has breached any representation, warranty or covenant contained in this Agreement in a way that would result in the nonfulfillment of the conditions to the obligations of GCI hereunder, GCI has notified such Party of the breach, and the breach has not been cured within 10 days after the notice of breach or such longer period as agreed by the parties or (ii) if the Closing has not occurred on or before June 1, 2007 because of the failure of any condition precedent to the obligations of GCI to consummate the Closing (unless the failure results primarily from GCI breaching any representation, warranty or covenant contained in this Agreement).

                        (c) The AKD Members' Agent or the Denali Members' Agent may terminate this Agreement by giving written notice to GCI at any time prior to the Closing (i) in the event GCI has breached any representation, warranty or covenant contained in this Agreement in a way that would result in the nonfulfillment of the conditions to the obligations of AKD, the AKD Members and the Denali Members hereunder, the AKD Members' Agent or the Denali Members' Agent has notified GCI of the breach, and the breach has not been cured within 10 days after the notice of breach or such longer period as agreed by the parties or (ii) if the Closing has not occurred on or before June 1, 2007 because of the failure of any condition precedent to the obligations of AKD, Parent, the AKD Members or the Denali Members to consummate the Closing (unless the failure results primarily from AKD, any AKD Member or any Denali Member breaching any representation, warranty or covenant contained in this Agreement).

                11.2. Effect of Termination. The termination of this Agreement by a party pursuant to Section 11.1(b) or (c) will in no way limit any obligation or liability of any other Party based on or arising from a breach or default by such other Party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement prior to the termination, and the terminating party will be entitled to seek all relief to which it is entitled under applicable law.

                11.3. Specific Performance. In view of (a) the complexities and uncertainties in measuring actual damages to be sustained by reason of the failure of a Party to perform this Agreement strictly in accordance with the specific terms hereof, and (b) the uniqueness of the transactions contemplated herein, each of the Parties acknowledges and agrees that: (i) the remedy at law for a breach of this Agreement would be inadequate, and (ii) the other Parties would be irreparably damaged if any Party fails to perform the provisions of this Agreement strictly in accordance with their specific terms. Therefore, it is expressly agreed that, in addition to any other remedy to which a nonbreaching Party may be entitled, at law or in equity, the nonbreaching Parties shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

                                   SECTION 12
                                  MISCELLANEOUS

                12.1. Arbitration. The Parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement or any other Transaction Agreement through discussions between the senior management of the Parties. If these discussions are unsuccessful, the Parties agree that any action asserting a claim by one Party against any other Party or Parties hereto (collectively, the "Disputing Parties") arising out of or relating to this Agreement or any other Transaction Agreement shall, on the written notice by one Disputing Party to the others, be submitted to binding arbitration to be held in Seattle, Washington. The arbitration shall be conducted by and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Disputing Parties shall hold an initial meeting within thirty (30) days from receipt of notice from the requesting Party of a request for arbitration. Unless otherwise agreed in writing, they will jointly appoint a mutually acceptable arbitrator not affiliated with any of the Disputing Parties. If they are unable to agree upon such appointment within thirty (30) days of the initial meeting, the Disputing Parties shall obtain an odd numbered list of not less than five (5) potential arbitrators from the Superior Court for the Third Judicial District, State of Alaska. Each Disputing Party shall alternatively strike a single name from the list until only one name remains, with such person to be the arbitrator. The Disputing Party requesting the arbitration shall strike the first name. Each Disputing Party shall pay an equal share of the costs related to the arbitration, unless the arbitrator's decision provides otherwise. Each Disputing Party shall bear its own costs to prepare for and participate in the arbitration. Each Disputing Party shall produce at the request of any other Disputing Party, at least thirty (30) days in advance of the hearing, all documents to be submitted at the hearing and such other documents as are relevant to the issues or likely to lead to relevant information. The arbitrator shall promptly render a written decision, in accordance with Alaska law and supported by substantial evidence in the record. The prevailing Party shall be entitled to recover reasonable attorneys' fees, costs, charges and expended or incurred therein, if the arbitrator's decision so provides. Failure to apply Alaska law, or entry of a decision that is not based on substantial evidence in the record, shall be additional grounds for modifying or vacating an arbitration decision. Judgment on any arbitration award shall be entered in any court of competent jurisdiction. In any subsequent arbitration, the decision in any prior arbitration of this Agreement shall not be deemed conclusive of the rights among the parties hereunder.

                12.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alaska without giving effect to any choice or conflict of laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

                12.3. Notices. All notices and other communications required or permitted hereunder shall be in writing (including any facsimile transmission or similar writing), and may be given by any means selected by the sender. Each such notice or other communication shall be effective (i) if sent by facsimile to the recipient's fax number given below, when such facsimile is transmitted and the sender's facsimile machine confirms transmission, (ii) if sent by reputable overnight courier to the recipient's address given below, one Business Day after being delivered to such courier or (iii) if sent by any other means, when actually received.

                To GCI:

                      General Communication, Inc.
                      2550 Denali Street, Suite 1000
                      Anchorage, AK 99503
                      Attention : Corporate Counsel
                      Fax No. : (907) 868-5676

                With a copy to:

                      General Communication, Inc.
                      2550 Denali Street, Suite 1000
                      Anchorage, AK 99503
                      Attention : General Manager & Executive Vice President Fax No. : (907) 868-5676

                To AKD, Parent or any AKD Member:

                      Pacificom Holdings, LLC
                      c/o Wireless Partners
                      5350 Poplar Avenue, Suite 875
                      Memphis, TN 38117
                      Attention: Stephen M. Roberts
                      Fax No.: (901) 763-3369

                With a copy to:

                      The Bogatin Law Firm, PLC
                      1661 International Place Drive, Suite 300
                      Memphis, Tennessee 38120-1431
                      Attention:  Jack S. Magids
                      Fax No.  (901) 767-2803

                To any Denali Member:

                      Pacificom Holdings, LLC
                      c/o Wireless Partners
                      5350 Poplar Avenue, Suite 875
                      Memphis, TN 38117
                      Attention: Stephen M. Roberts
                      Fax No.: (901) 763-3369

                With a copy to:

                      The Bogatin Law Firm, PLC
                      1661 International Place Drive, Suite 300
                      Memphis, Tennessee 38120-1431
                      Attention:  Jack S. Magids
                      Fax No.  (901) 767-2803


Any Party may change its address or facsimile number to be used for purposes of this Section 12.3 by notice to the other Parties; provided that no such change shall require any Party to give any notice to any AKD Member other than to the AKD Members' Agent or to any Denali Member other than to the Denali Members' Agent.

                12.4. Entire Agreement, Assignability, Etc. This Agreement (including the Schedules and Exhibits attached hereto) (i) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the transactions and matters contemplated hereby, including the Amended and Restated Memorandum of Understanding dated January 26, 2006 among GCI, AKD and Denali, as amended, and (ii) is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder. No Party may assign its rights or delegate its duties under this Agreement without the consent of the other Parties, and any purported assignment or delegation without such consent shall be null and void.

                12.5. Counterparts. This Agreement may be executed in any number of counterparts, no one of which need be signed by all Parties, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be executed or delivered by facsimile.

                12.6. Representations as to Knowledge. Whenever any statement in this Agreement is made "to its knowledge" or words of similar intent or effect,
(a) an individual will be deemed to have knowledge of a particular fact or other matter if (i) that individual is actually aware of that fact or matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement; and (b) a Person (other than an individual) will be deemed to have knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, general partner, registered agent, general manager, director of engineering, executor or trustee of that Person (or in any similar capacity) has, or at any time had, knowledge of that fact or other matter (as set forth in (i) and (ii) above), and any such individual (and any Party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

                12.7. Headings, Terms. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Defined terms are applicable to both singular and plural forms. All pronouns will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All references to "Sections" are to sections of this Agreement unless indicated otherwise.

                12.8. Amendments. This Agreement may be amended only by a written instrument signed by GCI, the AKD Members' Agent and the Denali Members' Agent.

                12.9. Waivers. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the Party against whom such waiver is asserted.

                12.10. Severability. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof.

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
                12.11. Remedies Cumulative. Subject to Section 12.1, all remedies of the Parties under this Agreement or any other Transaction Agreement are cumulative with each other and with any other remedies available at law, in equity or by contract. Any decision to pursue one remedy shall not prevent a Party from pursuing any other remedy at the same or any subsequent time.

                12.12. Expenses. Except as otherwise provided in this Agreement, each Party will bear all costs and expenses (including all legal, accounting ad tax related fees and expenses) incurred by it in connection with this Agreement and the transactions contemplated hereby.

                12.13. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

                12.14. AKD Members' Agent and Denali Members' Agent. Pacificom shall act as the "AKD Members' Agent," and Pacificom shall act as the Denali Members' Agent under this Agreement. Parent and each AKD Member hereby authorizes and appoints the AKD Members' Agent, and each Denali Member hereby authorizes and appoints the Denali Members' Agent, as his or its exclusive agent and attorney-in-fact to act on behalf of such Person with respect to all matters which are the subject of this Agreement, including, without limitation, (a) receiving or giving all notices, instructions, other communications, consents or agreements that may be necessary, required or given hereunder, (b) agreeing to any amendment of this Agreement or any other Transaction Agreement or waiving any right or remedy of Parent and the AKD Members or the Denali Members (as the case may be) hereunder or thereunder, and (c) asserting, settling, compromising, waiving or defending, or determining not to assert, settle, compromise or defend, (i) any claim which Parent or any AKD Member or Denali Member (as the case may be) may assert, or have the right to assert, against GCI, or (ii) any claim which GCI may assert, or have the right to assert, against Parent or any AKD Member or any Denali Member (as the case may be). Neither Parent nor any AKD Member shall act with respect to any of the matters which are the subject of this Agreement except through the AKD Members' Agent, and no Denali Member shall act with respect to any of the matters which are the subject of this Agreement except though the Denali Members' Agent.

                12.15. Incorporation of Exhibits. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                12.16. No Tax Advice. Each Party hereby acknowledges that any tax advice express or implicit in the provisions of this Agreement is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on any taxpayer by the

Internal Revenue Service. Each Party should seek advice based on its particular circumstances from an independent tax advisor.

                IN WITNESS WHEREOF, the Parties have duly executed this Reorganization Agreement as of the date first above written.

                             GENERAL COMMUNICATION, INC.

                             By: /s/ William C. Behnke
                             Name: William C. Behnke
                             Title: Senior Vice President


                             ALASKA DIGITEL, LLC

                             By: /s/ William M Yardell, III
                             Name: William M Yardell, III
                             Title: President


                             AKD HOLDINGS, LLC

                             By: /s/ William M Yardell, III
                             Name: William M Yardell, III
                             Title: President


                             PACIFICOM HOLDINGS, LLC

                             By: /s/ William M Yardell, III
                             Name: William M Yardell, III
                             Title: Chief Manager


                             RED RIVER WIRELESS, LLC

                             By: /s/ William M Yardell, III
                             Name: William M Yardell, III
                             Title: Chief Manager

                             GRAYSTONE HOLDINGS, LLC
                             By: /s/ J. Michael Keenan
                             Name: J. Michael Keenan
                             Title: Exec. V.P.

                                                                       Exhibit A

[This exhibit does not contain information material to an investment decision that is not otherwise disclosed in the agreement and is not included in the filing of the agreement with the SEC as being not material to investor decisions.]

                                                                       Exhibit B

                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                               ALASKA DIGITEL, LLC


This Second Amended and Restated Operating Agreement is made as of the [ ] day of [ ], 2006 (the "Effective Date"), by and among General Communication, Inc., an Alaska corporation ("GCI"), Pacificom Holdings, L.L.C., a Delaware limited liability company ("Pacificom"), Red River Wireless, LLC, a Delaware limited liability company ("Red River"), Graystone Holdings, LLC, an Alaska limited liability company ("Graystone"), AKD Holdings, LLC, a Delaware limited liability company ("AKD Holdings") and Fire Lake Partners, L.L.C., an Alaska limited liability company ("Fire Lake"), such parties being all of the Members of Alaska Digitel, LLC, an Alaska limited liability company (the "Company"), on the Effective Date.

In consideration of the mutual covenants contained in this Agreement and intending to be legally bound, the parties agree as follows:

        ARTICLE 1. FORMATION AND DEFINITIONS

        1.1 Formation. The Company was formed on September 17, 1996 by filing Articles of Organization with the Alaska Department of Commerce, Community, and Economic Development under the Act.

        1.2 Name. The name of the Company is Alaska Digitel, LLC. The business of the Company will be conducted under such name, and any other name or names as the Company may from time to time determine.

        1.3 Members and Units. The name and address of each Member and its number of Units held as of the Effective Date are set forth in Schedule 1.3.

        1.4 Office and Agent.

     [a] The registered office of the Company in Alaska is 508 West 2nd Avenue, Third Floor, Anchorage, Alaska 99501 and its registered agent is John H. Tindall. The Company may change its registered office or registered agent in Alaska in accordance with the Act.

     [b] The principal office of the Company is at 3127 Commercial Drive, Anchorage, Alaska 99501. The Company may change its principal office upon the affirmative Vote of Members owning more than 50% of the outstanding Units.

        1.5 Foreign Qualification. The Company will apply for a certificate of authority to do business in any other state or jurisdiction, as required or appropriate from time to time, and will file such other certificates and instruments as may be required or appropriate from time to time in connection with its formation, existence and operation.

        1.6 Term. The Company became effective as a limited liability company on the date its Articles of Organization were filed with the Alaska Department of Commerce, Community, and Economic Development and will continue in effect, unless and until a Dissolution occurs and Articles of Dissolution are filed in accordance with the Act.

        1.7 Effective Date; Amendment and Restatement. This Agreement will become effective on the Effective Date and as of such date, amends and restates in its entirety the Amended and Restated Operating Agreement of the Company dated March 31, 2004, as amended by amendments dated April 7, 2004, January 9, 2006 and [ ], 2006 (as amended, the "Former Operating Agreement"), which shall be null, void and of no further force or effect.

        1.8 Definitions. The following terms used in this Agreement have the corresponding meanings set forth below:

         Act: the Alaska Revised Limited Liability Company Act, as amended from time to time.

         Additional Contribution: a capital contribution (other than the Initial
               Contribution) that a Member makes to the Company with respect to any Units issued to such Member, as described in Section 4.2.

         Adjusted Capital Account Deficit: as to any Member, the deficit balance
               (if any) in such Member's Capital Account as of the end of the Fiscal Year, after [a] crediting to such Capital Account any amount that such Member is obligated to restore pursuant to this Agreement or is deemed obligated to restore pursuant to the minimum gain chargeback provisions of the ss. 704(b) Regulations and [b] charging to such Capital Account any adjustments, allocations or distributions described in the qualified income offset provisions of the ss. 704(b) Regulations that are required to be charged to such Capital Account pursuant to this Agreement.

         Adjusted Initial Capital Account: as defined in Section 14.1[a].

         Affiliate: with respect to any Person, any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person. Notwithstanding the foregoing, for purposes of this Agreement (except for purposes of the definition of Third Party), neither the Company nor any of its direct or indirect subsidiaries will be deemed to be an Affiliate of any Member.

         Agreement: this Operating Agreement, also known as a limited liability company agreement, as amended from time to time.

         AKD Call Period: as defined in Section 14.1[d].

         AKD Holdings: as defined in the preamble.

         AKD Holdings Contribution Agreement: as defined in Section 4.1.

         AKD Holdings Member: AKD Holdings and any successor to or Transferee of Units from AKD Holdings who is admitted as a Member pursuant to Article 13. If at any time there is more than one AKD Holdings Member, any allocations and Distributions to the AKD Holdings Member under this Agreement or any other rights or obligations of the AKD Holdings Member under this Agreement will be allocated among such AKD Holdings Members based upon the number of Units owned by each AKD Holdings Member as a percentage of the total number of Units owned by all AKD Holdings Members.

         AKD Net Asset Value as defined in the Reorganization Agreement.

         AKD Redemption Price: as defined in the Reorganization Agreement.

         Annual Budget: shall mean, as at any time, the Company's then-effective annual operating and capital budget approved or otherwise in effect pursuant to Section 7.5.

         Appraised Unit Value as defined in Section 14.3.

         Articles: the Articles of Organization referred to in Section 1.1, as amended from time to time.

         Authorized Valuation Methodology: as defined in Section 14.3[a].

         Available Cash: as of any relevant date, the aggregate cash or cash equivalents of the Company on hand or on deposit with banks or financial institutions or held in any other form by the Company, less [i] the current portion of indebtedness of the Company, [ii] payments required to be paid by the Company within one year after the date of calculation, and [iii] reasonable reserves for working capital and contingent liabilities of the Company as reasonably determined by the Board of Managers.

         Bankruptcy: a Person will be deemed bankrupt if: [a] any proceeding is commenced against such Person as "debtor" for any relief under bankruptcy or insolvency laws, or laws relating to the relief of debtors, reorganizations, civil rehabilitations, arrangements, compositions, or extensions, or such Person becomes subject to procedures for provisional or final attachment in respect of all or a material portion of its assets, and [i] such proceeding is not dismissed or stayed within 120 days after such proceeding has commenced, or [ii] an order for relief against such Person is granted, or [b] such Person commences any proceeding for relief under bankruptcy or insolvency laws or laws relating to the relief of debtors, reorganizations, civil rehabilitations, arrangements, compositions, or extensions.

         Board of Managers: the governing body of the Company that has the power and authority set forth in Section 7.1, comprised of all of the Managers, as and when acting in their capacity as the Board of Managers of the Company as provided in this Agreement.

         Budget Committee: as defined in Section 7.5.

         Business Day: any day other than a Saturday, a Sunday or a day on which banking institutions in Anchorage, Alaska are required or authorized to be closed.

         Call  Notice: as defined in Section 14.1[a].

         Capital Account: the capital account of a Member established and maintained in accordance with Section 4.3.

         Capital Contribution: any contribution (or deemed contribution) of money or property by a Member to the Company that is either an Initial Contribution or an Additional Contribution.

         Change of Control: with respect to any subject Person means the first to occur of the following events: [i] any sale, lease, exchange, or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the subject Person to any Person or group of related Persons as determined pursuant to
               Section 13(d) of the Securities Exchange Act of 1934, other than to one or more of its Affiliates; or [ii] any event pursuant to which any Person other than any Affiliates of the subject Person acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than 50% of the combined voting power of the then-outstanding voting securities of the subject Person; provided that no Change of Control with respect to the Company shall occur as a result of any of the transactions contemplated by the Reorganization Agreement.

         Code: The Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any subsequent revenue laws.

         Commercially Reasonable Efforts: reasonable efforts made by any party that will not require such party to undertake extraordinary or unreasonable measures to obtain any consents, approvals or other authorizations or to achieve other desired results, including requiring such party to make any material expenditures (other than normal filing fees or the like) or to accept any material changes in the terms of a contract, license or other instrument for which a consent, approval or authorization is sought.

         Common Units: Units denominated as such and having the rights set forth in Section 3.2.

         Company: as defined in the preamble.

         Confidential Information: as defined in Section 15.3[b].

         Control: including with correlative meanings, the terms "controlling", "controlled by" and "under common control with", as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Damages: as defined in Section 9.1.

         Dissolution: the happening of any of the events described in Section
               11.1.

         Distribution: the amount of any money or the Fair Market Value of any property distributed by the Company to a Member as an operating or liquidating Distribution in accordance with this Agreement, reduced by the amount of any Company liabilities assumed by the distributee or to which the distributed property is subject.

         EBITDA Multiplier: as defined in the Management Agreement and as adjusted from time to time pursuant to Section 5.1(d) of the Management Agreement.

         Effective Date: as defined in the preamble.

         Fair Market Value: the cash price at which a willing seller would sell and a willing buyer would buy, both having full knowledge of the relevant facts and being under no compulsion to buy or sell, in an arm's-length transaction without time constraints. The Fair Market Value any asset will be the fair market value thereof as determined in good faith by the Board of Managers or, if requested by Notice given by any Member, as determined in accordance with the valuation procedure set forth in Section 14.3, which determination will be conclusive and binding; provided that any determination of the Fair Market Value of Units for purposes of determining the Appraised Unit Value of such Units will be governed in all respects by the provisions of
               Article 14.

         15% Coupon: as defined in Section 14.1[a].

         Fire Lake: as defined in the preamble.

         Fire Lake Member: Fire Lake and any successor to or Transferee of Units from Fire Lake who is admitted as a Member pursuant to
               Article 13. If at any time there is more than one Fire Lake Member, any allocations and Distributions to the Fire Lake Member under this Agreement or any other rights or obligations of the Fire Lake Member under this Agreement will be allocated among such Fire Lake Members based upon the number of Units owned by each Fire Lake Member as a percentage of the total number of Units owned by all Fire Lake Members.

         First GCI Call Period: as defined in Section 14.1[a].

         Fiscal Year: the fiscal and taxable year of the Company, including both
               12-month and short fiscal or taxable years; until changed as provided in this Agreement, each Fiscal Year will begin on January 1 of each year and end on December 31 of such year, provided that the first Fiscal Year will begin on the Effective Date and the last Fiscal Year will end on the date on which Liquidation of the Company is completed.

         Former Operating Agreement: as defined in Section 1.7.

         GAAP: generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

         GCI: as defined in the preamble.

         GCI Member: GCI and any successor to or Transferee of Units from GCI who is admitted as a Member pursuant to Article 13. If at any time there is more than one GCI Member, any allocations and Distributions to the GCI Member under this Agreement or any other rights or obligations of the GCI Member under this Agreement will be allocated among such GCI Members based upon the number of Units owned by each GCI Member as a percentage of the total number of Units owned by all GCI Members.

         GCI Requested Financial Information: as defined in Section 10.5.

         Governmental Approvals: any consent, approval or authorization of, notice to, declaration of, or filing with, any Governmental Authority.

         Governmental Authority: any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         Graystone: as defined in the preamble.

         Graystone Member: Graystone and any successor to or Transferee of Units from Graystone who is admitted as a Member pursuant to Article
               13. If at any time there is more than one Graystone Member, any allocations and Distributions to the Graystone Member under this Agreement or any other rights or obligations of the Graystone Member under this Agreement will be allocated among such Graystone Members based upon the number of Units owned by each Graystone Member as a percentage of the total number of Units owned by all Graystone Members.

         Indemnified Persons: as defined in Section 9.1.

         Initial Contribution: the initial Capital Contribution made (or deemed made) by a Member to the Company with respect to any Units issued to such Member, as described in Schedule 4.1.

         IRS Notice: as defined in Section 3.4[b].

         Lien: a mortgage, lien, pledge, collateral assignment, charge, title retention agreement, levy, execution, attachment, garnishment, security interest or other encumbrance.

         Limited Owner: as defined in Section 11.3.

         Liquidation: the process of winding up and terminating the Company after its Dissolution.

         Losses: as defined in Section 5.1.

         Management Agreement: The Management Agreement entered into by and between the Company and Fire Lake as of the date hereof in the form attached hereto as Exhibit C.

         Manager: an individual appointed to serve on the Board of Managers in accordance with Section 7.2.

         Members: each of the GCI Member, the Pacificom Member, the Red River
               Member, the Graystone Member, the Fire Lake Member and any other Person admitted as a Member pursuant to Article 13.

         Non-GCI Members: each of the AKD Holdings Member, the Pacificom Member, the Red River Member and the Graystone Member.

         Notice: any written notice actually delivered pursuant to Section 16.12 or deemed delivered pursuant to Section 16.13.

         Original Profits Interest Units: as defined in Section 3.3[a].

         Pacificom: as defined in the preamble.

         Pacificom Member: Pacificom and any successor to or Transferee of Units from Pacificom who is admitted as a Member pursuant to Article
               13. If at any time there is more than one Pacificom Member, any allocations and Distributions to the Pacificom Member under this Agreement or any other rights or obligations of the Pacificom Member under this Agreement will be allocated among such Pacificom Members based upon the number of Units owned by each Pacificom Member as a percentage of the total number of Units owned by all Pacificom Members.

         Person: an individual, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

         Presumed Tax Liability: for any Member for a Fiscal Year and any Fiscal
               Year prior thereto, an amount equal to the product of [a] the amount of taxable income allocated to such Member for that Fiscal

               Year and all Fiscal Years prior thereto and [b] the Presumed Tax Rate.

         Presumed Tax Rate: the highest combined federal and state income tax rate applicable during such Fiscal Year to a natural person residing in Alaska, taxable at the highest marginal federal income tax rate and the highest marginal Alaska income tax rates, determined without regard to the adjustments provided for in Sections 67 and 68 of the Code.

         Proceeding: any threatened, pending, ongoing or completed action, suit or proceeding, whether formal or informal, and whether civil, administrative, investigative or criminal.

         Profits: as defined in Section 5.1.

         Profits Interest Units: Units denominated as such and having the rights set forth in Section 3.3.

         Put   Notice: as defined in Section 14.2[a].

         Qualified Appraiser as defined in Section 14.3[a].

         Red   River: as defined in the preamble.

         Red River Member: Red River and any successor to or Transferee of Units from Red River who is admitted as a Member pursuant to
               Article 13. If at any time there is more than one Red River Member, any allocations and Distributions to the Red River Member under this Agreement or any other rights or obligations of the Red River Member under this Agreement will be allocated among such Red River Members based upon the number of Units owned by each Red River Member as a percentage of the total number of Units owned by all Red River Members.

         Regulations: the Treasury Regulations (including temporary or proposed regulations) promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

         Regulatory Allocations: as defined in Section 5.12.

         Reorganization Agreement: the Reorganization Agreement dated as of June
               [ ], 2006 among the initial Members, the Company, and the members of Denali PCS, LLC.

         Representatives: as defined in Section 15.3[a].

         Safe Harbor Units: as defined in Section 3.4[b].

         Second GCI Call Period: as defined in Section 14.1[b].

         Tax   Distribution: as defined in Section 6.5.

         Tax   Matters Partner: as defined in Section 10.9.

         Third Party: means, with respect to any Person, any other Person that is not an Affiliate of such Person.

         Transfer: a direct or indirect sale, exchange, assignment, transfer or other disposition of a Unit or any interest therein (including the creation of a Lien on all or any part of a Unit), whether voluntary, involuntary or by operation of law.

         Transferee: a Person to whom a Unit is Transferred in compliance with this Agreement.

         Transferor: a Person who Transfers a Unit in compliance with this Agreement.

         Unit: as defined in Section 3.1.

         Vote: the action of the Members made in accordance with the voting requirements set forth in Article 7 or any other applicable provision of this Agreement, either at a meeting or by written consent without a meeting.

         Withdrawal: the occurrence of an event which terminates membership in the Company, as provided in Section 11.2.

        ARTICLE 2. PURPOSES AND POWERS

        2.1 Principal Purposes. Subject to the provisions of this Agreement, the purpose of the Company is [a] to provide wireless communication services; and

                           **** CONFIDENTIAL TREATMENT

[b] to do any and all other acts or things that may be incidental, advisable or necessary to carry on the business of the Company as contemplated by this Agreement.

        2.2 Other Purposes. The Company may engage in activities related or incidental to its principal purpose, as well as any other lawful business or investment activity as may be approved by the unanimous Vote of the Members.

        2.3 Powers. Subject to the provisions of this Agreement, the Company has all the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to or for the furtherance of the purpose specified in Section 2.1 that are not expressly prohibited to the Company by applicable law.

        ARTICLE 3. UNITS

        3.1 Classes of Units. The ownership of the Company shall be divided into and represented by Units. There shall be two classes of Units: Common Units and Profits Interest Units. References in this Agreement to "Units" shall include all Units outstanding as of the relevant date, without regard to class. The Company shall be authorized to issue a total of 3,830 Units, consisting of **** Common Units and **** Profits Interest Units, subject to the adjustments provided for in Sections 3.2 and 3.3 below. The Units owned by each Member are set forth in Schedule 1.3 (subject to the adjustments contemplated by Section
3.2 and 3.3 below). Each time Units are issued, cancelled, forfeited or transferred in accordance with the terms and conditions of this Agreement, the Company shall attach a revised Schedule 1.3 to this Agreement and send a copy thereof to all Members. No consent of any Member shall be needed to make such revisions to Schedule 1.3.

        3.2 Common Units.

     [a] Issuance. The Company has issued on the Effective Date **** Common Units to the GCI Member, **** Common Units to AKD Holdings, **** Common Units to the Pacificom Member, **** Common Units to the Red River Member and **** Common Units to the Graystone Member for the Capital Contributions set forth in Section 4.1; provided that Section 2.3 of the Reorganization Agreement provides for an adjustment to the number of Common Units issued on the Effective Date to the GCI Member based on the value of the Company as of the Effective Date as determined in accordance with the terms and conditions of the Reorganization Agreement (such value is referred to in the Reorganization Agreement as the AKD Net Asset Value); and provided further that Section 2.4 of the Reorganization Agreement provides that at the closing of the transactions contemplated by the Reorganization Agreement, GCI shall purchase from the Company an additional **** Common Units, with the proceeds from the sale of such additional Common Units to be used by the Company to redeem a like number of Common Units first from the Pacificom Member, the Red River Member and the Graystone Member and then from the AKD Holdings Member. The number of Common Units held by the Non-GCI Members and the GCI Member following the transactions and adjustments contemplated by Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement shall automatically be adjusted as appropriate to reflect that total number of Common Units finally determined to be held by the Non-GCI

                           **** CONFIDENTIAL TREATMENT

     Members and the GCI Member pursuant to the terms and conditions of Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement. The adjustments to the number of Common Units issued to the GCI Member based on the AKD Net Asset Value pursuant to Section 2.3 of the Reorganization Agreement shall be made to be effective retroactively as of the date of the original issuance. The Company shall make appropriate revisions to Schedule 1.3 to reflect the number of Common Units held by the Non-GCI Members or the GCI Member following the transactions contemplated by Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement, which revisions do not need to be approved by the Members. Exhibit D provides some examples of the operation of the Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement and the accompanying adjustments to the total number of Common Units held by each Member. Except as set forth above, the Company shall have no authority to issue additional Common Units.

     [b] Rights. The holders of the Common Units shall have the voting and economic rights set forth in the other Articles of this Agreement.

        3.3 Profits Interest Units.

     [a] Issuance. The Company has issued on the Effective Date a total of **** Profits Interest Units to Fire Lake (the "Original Profits Interest Units"); provided that if the transactions and adjustments contemplated by Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement result in the Company having more or less than **** Common Units issued and outstanding, then the number of the Original Profits Interest Units shall be automatically adjusted to equal a number of Profits Interest Units equal to [i] the total adjusted number of Common Units issued and outstanding divided by **** (rounded to two decimal places), minus [ii] the total adjusted number of Common Units issued and outstanding. Exhibit D provides some examples of the operation of the Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement and the accompanying adjustments to the number of Original Profits Interest Units. Except for the adjustment contemplated by
     Section 3.3[c] below, the Company shall have no authority to grant additional Profits Interest Units.

     [b] Rights. Profits Interest Units shall constitute an interest in the future Profits and Losses of the Company and shall not entitle the holder thereof to any portion of the value of the Company as of the date that the Profits Interest Units are issued. The holders of Profits Interest Units shall have the voting and economic rights set forth in the other Articles of this Agreement. It is the intent of the Members and the Company that Profits Interest Units shall represent an interest in the Company that qualifies as a "profits interest" within the meaning of IRS Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor authority thereto, and such profits interest shall have no Capital Account as of the date that any such Profits Interest Units are issued.

     [c] Adjustment of Profits Interest Units. In the event that the Management Agreement terminates for any reason, GCI exercises its rights to purchase the Units of the Non-GCI Members and the Fire Lake Member pursuant to
     Section 14.1 below or if there is a Change of Control transaction with respect to the Company, then subject to any forfeiture provisions contained in Section 14.1 below, the number of Profits Interest Units issued to Fire Lake pursuant to Section 3.3[a] shall be deemed to have been retroactively adjusted as of the date of the original issuance to equal the amount of the Original Profits Interest Units multiplied by the applicable EBITDA Multiplier. By way of example, assuming that the number of Original Profits Interest Units remains at 230 pursuant to Section 3.3[a], then if there is an adjusting event and the EBITDA Multiplier is equal to 1.5, then Fire Lake will be deemed to have owned 345 Profits Interest Units from the Effective Date. The Company will then make appropriate adjustments to the Capital Accounts of the Members to reflect this adjustment, which adjustments will not need to be approved by the Members. The Company shall also make appropriate revisions to Schedule 1.3, which revisions will not need to be approved by the Members.

        3.4 Code Section 83(b) Election and Safe Harbor.

     [a] General. Each Member that acquires an interest in the Company that is subject to vesting agrees that within 30 days after such Person becomes a Member, the Person who is performing the services to which the vesting requirement relates shall file an election with the Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder with respect to that interest (and with respect to any other interest in the Company that is subject to vesting based upon services to be performed by that Person).

     [b] Safe Harbor Election. By executing this Agreement, each Member authorizes and directs the Company to elect to have the "Safe Harbor" described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the "IRS Notice") apply to any Units transferred to a service provider by the Company on or after the effective date of such Revenue Procedure (or any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service) in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Board of Managers is hereby designated as the "partner who has responsibility for federal income tax reporting" by the Company and, accordingly, that execution of such Safe Harbor election by the Board of Managers constitutes execution of a "Safe Harbor Election" in accordance with Section 3.03(1) of the IRS Notice with respect to such Units ("Safe Harbor Units"). The Company and each Member hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice (and any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service), including, without limitation, the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each Safe Harbor Units issued by the Company in a manner consistent with the requirements of the IRS Notice (an any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service).

     [c] Failure to Comply. Any Member or former Member that fails to comply with the requirements set forth in Section 3.4[a] or Section 3.4[b] shall indemnify and hold harmless the Company and each adversely affected Member and former Member from and against any and all losses, liabilities, taxes, damages, judgments, fines, costs, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses incurred in connection therewith (including, without limitation, costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel), in each case resulting from such Member's or former Member's failure to comply with such requirements. The Board of Managers may offset distributions to which a Person is otherwise entitled under this Agreement against such Person's obligation to indemnify the Company and any other Person under this Section 3.4[c] (and any amount so offset with respect to such Person's obligation to indemnify a Person other than the Company shall be paid over to such other Person by the Company). A Member's obligations to comply with the requirements of Section 3.4[a] or Section 3.4[b] and to indemnify the Company and any Member or former Member under this Section 3.4[c] shall survive such Member's ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 3.4[c], the Company shall be treated as continuing in existence. The Company and any Member or former Member may pursue and enforce all rights and remedies it may have against each Member or former Member under this Section 3.4[c], including [i] instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the prime rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each fiscal quarter and [ii] specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of Section 3.4[a] or Section 3.4[b].

     [d] Certain Amendments. Each Member authorizes the Board of Managers to amend Section 3.4[a] and Section 3.4[b] to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred by the Company to a service provider in connection with services provided to the Company as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent Internal Revenue Service guidance), provided that such amendment is not materially adverse to any Member (as compared with the after-tax consequences that would result if the provisions of the IRS Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company).

        3.5 Reacquired Units. Any Units reacquired by the Company shall automatically be cancelled and shall not be deemed issued or outstanding. Units reacquired by the Company shall not be available for reissuance.

        3.6 Certificates. The Company may issue certificates representing any or all of the outstanding Units, in the discretion of the Board of Managers.

        ARTICLE 4. CAPITAL OF THE COMPANY

        4.1 Initial Contributions. By execution of this Agreement: [a] AKD Holdings acknowledges and agrees that all of the Class A Membership Interest and Class B Membership Interest and accompanying Class A Points, Class B Points and Voting Points (as such terms are defined in the Former Operating Agreement) granted to Pacificom, Red River and Graystone pursuant to the Former Operating

                           **** CONFIDENTIAL TREATMENT

Agreement and transferred to AKD Holdings pursuant to that certain Contribution Agreement dated as of the date hereof by and among the Non-GCI Members (the "AKD Holdings Contribution Agreement") are hereby converted and reclassified into the **** Common Units (and accompanying voting and economic rights set forth in this Agreement) issued to AKD Holdings pursuant to Section 3.2[a]; [b] Red River acknowledges and agrees that all of its Class A Membership Interest and accompanying Class A Points and Voting Points (as such terms are defined in the Former Operating Agreement) granted pursuant to the Former Operating Agreement and not transferred to AKD Holdings pursuant to the AKD Holdings Contribution Agreement are hereby converted and reclassified into the **** Common Units (and accompanying voting and economic rights set forth in this Agreement) issued to Red River pursuant to Section 3.2[a]; [c] Pacificom acknowledges and agrees that all of its Class A Membership Interest and accompanying Class A Points and Voting Points (as such terms are defined in the Former Operating Agreement) granted pursuant to the Former Operating Agreement and not transferred to AKD Holdings pursuant to the AKD Holdings Contribution Agreement are hereby converted and reclassified into the **** Common Units (and accompanying voting and economic rights set forth in this Agreement) issued to Pacificom pursuant to
Section 3.2[a]; and [d] Graystone acknowledges and agrees that all of its Class B Membership Interest and accompanying Class B Points and Voting Points (as such terms are defined in the Former Operating Agreement) granted pursuant to the Former Operating Agreement and not transferred to AKD Holdings pursuant to the AKD Holdings Contribution Agreement are hereby converted and reclassified into the **** Common Units (and accompanying voting and economic rights set forth in this Agreement) issued to Graystone pursuant to Section 3.2[a]. Contemporaneously with or prior to the execution of this Agreement, GCI will make or will have made the Capital Contribution to the Company contemplated to be made by GCI with respect to its Units pursuant to Section 2.3 of the Reorganization Agreement. The agreed Fair Market Value of GCI's contribution as specified in Schedule 4.1 will be credited to GCI's Capital Account with respect to such Units, and such agreed Fair Market Value will be deemed to be the amount of GCI's Initial Capital Contribution. The Capital Account of the Non-GCI Members will be adjusted as of the Effective Date pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(f)-(g) which will result in the Capital Account balances specified in Schedule 4.1, and such agreed amounts will be deemed to be the amount of such Non-GCI Member's Initial Capital Contribution. Notwithstanding the forgoing, Schedule 4.1 shall be amended as appropriate to adjust the Non-GCI Members' and the GCI Member's Capital Account as appropriate to reflect [i] the adjustments made to the AKD Net Asset Value pursuant to
Section 2.3 of the Reorganization Agreement and the resulting change in the number of Common Units owned by the GCI Member pursuant to the terms and conditions of Section 2.3 of the Reorganization Agreement and [ii] the issuance of Common Units and accompanying redemptions pursuant to Section 2.4 of the Reorganization Agreement and any adjustments made to the AKD Redemption Price (as defined in the Reorganization Agreement) pursuant to Section 2.4 of the Reorganization Agreement and any resulting change in the number of Common Units owned by the Members. Exhibit D provides some examples of the operation of Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement and the accompanying adjustments to the Capital Accounts of each Member.

        4.2 Additional Contributions Except as required by law and except for the adjustments contemplated by Section 4.1 above, no Additional Contributions will be required or permitted to be made by any Member except upon the unanimous Vote of the Members.

        4.3 Capital Accounts. A Capital Account will be maintained for each Member and credited, charged and otherwise adjusted as required by ss. 704(b) of the Code and the ss. 704(b) Regulations. Each Member's Capital Account will be:

     [a] Credited with [i] the amount of money contributed by the Member as an Initial Contribution or an Additional Contribution, [ii] the Fair Market Value of assets contributed by the Member as an Initial Contribution or Additional Contribution (net of liabilities that the Company assumes or takes subject to that were not taken into account in determining the Fair Market Value of such assets), [iii] the Member's allocable share of Profits and [iv] all other items properly credited to such Capital Account as required by the ss. 704(b) Regulations;

     [b] Charged with [i] the amount of money distributed to the Member by the Company, [ii] the Fair Market Value of assets distributed to the Member by the Company (net of liabilities that the Member assumes or takes subject to that were not taken into account in determining the Fair Market Value of such assets), [iii] the Member's allocable share of Losses and [iv] all other items properly charged to such Capital Account as required by the ss. 704(b) Regulations; and

     [c] Otherwise adjusted as required by the ss. 704(b) Regulations.

     Any unrealized appreciation or depreciation with respect to any asset distributed in kind will be allocated among the Members in accordance with the provisions of Article 4 as though such asset had been sold for its Fair Market Value on the date of Distribution and the Members' Capital Accounts will be adjusted to reflect both the deemed realization of such appreciation or depreciation and the Distribution of such property.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the ss. 704(b) Regulations and will be interpreted and applied in a manner consistent with such Regulations and any amendment or successor provision thereto. The Members will cause appropriate modifications to be made if unanticipated events might otherwise cause this Agreement not to comply with the ss. 704(b) Regulations, so long as such modifications do not cause a material change in the relative economic benefits of the Members under this Agreement.

        4.4 Adjustments. The Members intend to comply with the ss. 704(b) Regulations in all respects, and the Capital Accounts of the Members will be adjusted to the full extent that the ss. 704(b) Regulations may apply (including applying the concepts of qualified income offsets and minimum gain chargebacks).

        4.5 Transfer. If any Units are Transferred in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units will carry over to the Transferee.

        4.6 Market Value Adjustments. Appropriate Capital Account adjustments will be made upon any Transfer of any Units, including those that apply upon the constructive liquidation of the Company under ss. 708(b) of the Code, all in accordance with the ss. 704(b) Regulations. Similarly, if optional basis adjustments are made under ss. 734 or ss. 743 of the Code, appropriate Capital Account adjustments will be made as required by the ss. 704(b) Regulations.

        4.7 No Withdrawal of Capital. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of its Capital Contribution from the Company prior to the Company's Dissolution and Liquidation or, when such withdrawal of capital is permitted, to demand a Distribution of property other than money or as otherwise provided in this Agreement.

        4.8 No Interest on Capital. No Member will be entitled to receive interest on such Member's Capital Account or Capital Contribution.

        4.9 No Drawing Accounts. The Company will not maintain a drawing account for any Member. All Distributions to Members will be governed by Article 6 (relating to Distributions not in Liquidation of the Company) and by Article 12 (relating to Liquidation).

        ARTICLE 5. PROFITS AND LOSSES

        5.1 Determination. The terms "Profits" and "Losses" mean, respectively, the net profits and losses of the Company determined for each Fiscal Year in accordance with the method of accounting adopted by the Company for federal income tax purposes, except that such net profit or loss will be determined [a] by including as an item of income any income that is exempt from taxation, [b] by deducting as an expense any expenditure of the Company not deductible in computing its taxable income and not properly chargeable to any Capital Account, or deemed not deductible in computing its taxable income and not properly chargeable to any Capital Account in accordance with the ss. 704(b) Regulations and [c] by calculating the gain, loss, depreciation and amortization on property that is reflected in the Capital Accounts at a book basis different from the basis of such property for federal income tax purposes based on the book basis of such property in accordance with the ss. 704(b) Regulations. Any allocation of Profits or Losses will be considered a pro rata allocation of each item entering into the computation of Profits and Losses.

        5.2 Allocation of Profits and Losses Generally. Except as otherwise provided in this Agreement, the Profits or Losses of the Company, including items of income, gain, loss and deduction for each Fiscal Year, will be allocated to the Members in proportion to their Units, without distinction as to class or series; provided that [a] no portion of the Profits or Losses attributable to the realization of the value of the Company as of the date that a Profits Interest Unit is issued shall be allocated to that Profits Interest Unit and [b] no portion of any item of income, gain, loss or deduction recognized prior to the issuance of a Unit shall be allocated to that Unit. The intent of the foregoing is to provide that each Profits Interest Unit shall participate to the same extent as a Common Unit in Profits and Losses attributable to operations of the Company after the date that the Profits Interest Unit is issued, but that a Profits Interest Unit shall participate to the same extent as a Common Unit in gain from the disposition of all or substantially all assets of the Company only to the extent that such gain reflects an increase in the fair market value of the assets of the Company from the date of the issuance of the Profits Interest Unit.

        5.3 Nonrecourse Deductions. Losses attributable to any Company nonrecourse liability (for which no Member or related Person (within the meaning of the ss. 752 Regulations) bears the economic risk of loss) will be allocated in the same manner as Losses are allocated pursuant to Section 5.2, and Losses of the Company attributable to any Member nonrecourse liability (that is nonrecourse to the Company, but for which one or more Members or related Persons bear the economic risk of loss) will be allocated in accordance with the ss. 704(b) Regulations to those Members bearing (or who, because of their relationship to Persons who bear such economic risk of loss, are deemed to bear) the economic risk of loss for the liability. The allocation of liabilities to a property, the determination of nonrecourse deductions, the effect of property revaluations and all other issues affecting the allocation of nonrecourse deductions will be determined in accordance with the ss. 704(b) Regulations.

        5.4 Minimum Gain Chargeback. Notwithstanding the general rule on allocation of Profits stated in Section 5.2, if there is a net decrease in Company minimum gain for any Fiscal Year, each Member will be allocated items of Profits for such year equal to such Member's share of the net decrease in Company minimum gain. If there is a net decrease in Member nonrecourse debt minimum gain for any Fiscal Year, each Member having a share of such minimum gain will be allocated items of Profits equal to such Member's share of such net decrease in Company nonrecourse debt minimum gain. The determination of net decreases in Company minimum gain and Member nonrecourse debt minimum gain, allocations of such net decreases, exceptions to minimum gain chargebacks and all other issues affecting the minimum gain chargeback requirements will be determined in accordance with the ss. 704(b) Regulations.

        5.5 Tax Allocations.Allocation of items of income, gain, loss and deduction of the Company for federal income tax purposes for a Fiscal Year will be allocated, as nearly as is practicable, in accordance with the manner in which such items are reflected in the allocations of Profits and Losses among the Members for such Fiscal Year. To the extent possible, principles identical to those that apply to allocations for federal income tax purposes will apply for state and local income tax purposes.

        5.6 Qualified Income Offset. Notwithstanding any other provision of this Agreement to the contrary (except Section 5.4, which will be applied first), if in any Fiscal Year or other period a Member unexpectedly receives an adjustment, allocation or Distribution described in the qualified income offset provisions of the ss. 704(b) Regulations, such Member will be specially allocated items of income in an amount and manner sufficient to eliminate, to the extent required by the ss. 704(b) Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible.

        5.7 Limit on Loss Allocations. Notwithstanding the provisions of Section
5.2 or any other provision of this Agreement to the contrary, Losses (or items thereof) will not be allocated to a Member if such allocation would cause or increase a Member's Adjusted Capital Account Deficit and will be reallocated to the Members (other than any such Member to which the limitations of this Section
5.7 apply), subject to the limitations of this Section 5.7.

        5.8 ss. 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset under ss. 734(b) or ss. 743(b) of the Code is required to be taken into account in determining Capital Accounts under the ss. 704(b) Regulations, the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under the ss. 704(b) Regulations.

        5.9 Contributed Property. All items of gain, loss and deduction with respect to property that is reflected in the Capital Accounts of the Members at a basis different from such property's adjusted tax basis will be allocated, solely for tax purposes, among the Members to take into account the variation between the adjusted tax basis of the property and the basis reflected in the Member's Capital Account according to the principles of the ss. 704(c) Regulations. For example, if there is built-in gain with respect to certain property at the time of such property's contribution to the Company, upon the Company's sale of that property the pre-contribution taxable gain (as subsequently adjusted under the ss. 704(c) Regulations during the period such property was held by the Company) would be allocated to the contributing Member (and such pre-contribution gain would not again create a Capital Account adjustment because the property was credited to Capital Account upon contribution at its Fair Market Value). Except as limited by the following sentence, the allocation of tax items with respect to ss. 704(c) property to Members that do not reflect a basis difference with respect to such property in their Capital Accounts will, to the extent possible, be equal to the allocation of the corresponding book items made to such Members with respect to such property. All tax allocations made under this Section 5.9 will be made in accordance with ss. 704(c) of the Code, and the method of making such allocations will be determined by the Members, acting together.

        5.10 Tax Credits.To the extent that the federal income tax basis of an asset is allocated to the Members in accordance with the Regulations promulgated under ss. 46 of the Code, any tax credit attributable to such tax basis will be allocated to the Members in the same ratio as such tax basis. With respect to any other tax credit, to the extent that a Company expenditure gives rise to an allocation of loss or deduction, any tax credit attributable to such expenditure will be allocated to the Members in the same ratio as such loss or deduction. Consistent principles will apply in determining the Members' interests in tax credits that arise from taxable or non-taxable receipts of the Company. All allocations of tax credits will be made as of the time such credit arises. Any recapture of a tax credit will be allocated, to the extent possible, to the Members in the same manner as the tax credit was allocated to them. Except as otherwise specifically provided in the ss. 704(b) Regulations (such as the adjustments required when there is an upward or downward adjustment in the tax basis of investment credit property), allocations of tax credits and their recapture will not be reflected by any adjustment to Capital Accounts.

        5.11 Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company Fiscal Year that is in excess of the sum of [i] the amount such Member is obligated to restore to the Company pursuant to any provision of this Agreement, [ii] the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1) and [iii] the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this
Section 5.11 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if Section 5.6 and this Section 5.11 were not in the Agreement.

        5.12 Curative Allocations. The allocations set forth in Sections 5.3, 5.4, 5.6, 5.8 and 5.11 (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.12. Therefore, notwithstanding, any other provision of this Article 5 (other than the Regulatory Allocations), the Board of Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.2. In exercising its discretion under this Section 5.12, the Board of Managers shall take into account any future Regulatory Allocations under Section 5.4 that, although not yet made, are likely to offset Regulatory Allocations made under Section 5.3.

        5.13 Allocation on Transfer. If any Unit is Transferred during any Fiscal Year of the Company (whether by liquidation or Transfer of a Unit or otherwise), the books of the Company will be closed as of the effective date of Transfer. The Profits or Losses attributed to the period from the first day of such Fiscal Year through the effective date of Transfer will be allocated to the Transferor and the Profits or Losses attributed to the period commencing on the day after the effective date of Transfer will be allocated to the Transferee. In lieu of an interim closing of the books of the Company and with the agreement of the Transferor and the Transferee, the Company may allocate Profits and Losses for such Fiscal Year between the Transferor and the Transferee based on a daily proration of items for such Fiscal Year or any other reasonable method of allocation (including an allocation of extraordinary Company items, as determined by the Company, based on when such items are recognized for federal income tax purposes).

        ARTICLE 6. DISTRIBUTIONS

        6.1 Distributions Generally. Except for liquidating Distributions under
Section 12.3 and except as otherwise provided by Section 6.5, the Company will make all Distributions of Available Cash to the Members in proportion to their Units, without distinction as to class, subject to the limitation that Distributions in respect of Profits Interest Units shall relate only to Profits earned and increases in value of the Company after the date that such Profits Interest Units are issued. Except as provided by Section 6.5, the timing and amount of Distributions shall be determined by the Board of Managers.

        6.2 Payment. All Distributions will be made to Members owning Units on the date of record, such date being the Business Day immediately preceding the date of Distribution, as reflected on the books of the Company.

        6.3 Withholding. If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Member. Each Member will timely file any agreement that is required by any taxing authority in order to avoid any withholding obligation that otherwise would be imposed on the Company.

        6.4 Distribution Limitations. Notwithstanding any other provision of this Agreement, the Company will not make any Distribution to the Members if, after the Distribution, the liabilities of the Company (other than liabilities to Members on account of their Units) would exceed the Fair Market Value of the Company's assets. With respect to any property that is subject to a liability for which the recourse of creditors is limited to the specific property, such property will be included in assets only to the extent the property's Fair Market Value exceeds its associated liability, and such liability will be excluded from the Company's liabilities. Notwithstanding any other provision of this Agreement, the Company will not make a Distribution to any Member if such Distribution would cause or increase any Member's Adjusted Capital Account Deficit.

        6.5 Tax Distribution. For each Fiscal Year the Company will, during such Fiscal Year or the immediately subsequent Fiscal Year, but not later than 90 days following the end of each Fiscal Year, to the extent that there is Available Cash distribute to each Member, with respect to such Fiscal Year, a distribution in an amount equal to such Member's Presumed Tax Liability for such Fiscal Year (a "Tax Distribution"). Any amount distributed pursuant to this
Section 6.5 will be deemed to be an advance distribution of amounts otherwise distributable to the Members pursuant to Sections 6.1 and will reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to such provisions in the order they would otherwise have been distributable. The Board of Managers may distribute Tax Distributions quarterly on an estimated basis prior to the end of a Fiscal Year, but if the amounts so distributed as estimated Tax Distributions exceed the amount of Tax Distributions to which such Member is entitled to for such Fiscal Year, the Member will promptly after the end of the Fiscal Year return such excess to the Company and the excess will be treated as a distribution to such Member pursuant to Section 6.1, as applicable until it is returned.

        ARTICLE 7.        MANAGEMENT

        7.1 Management. Management of the Company will be vested exclusively in the Board of Managers. Except as otherwise provided in this Agreement: [a] the Board of Managers has complete and unrestricted power and authority to manage the business, properties and activities of the Company in its sole and exclusive discretion, [b] no Person dealing with the Company will be required to inquire into the authority of the Board of Managers (or any designee of the Board of Managers) to take any action or make any decision, [c] notwithstanding any powers granted to members of a limited liability company under the Act, no Member will take part in the operations, management or control of the Company's business, transact any business in the Company's name, or have the power to sign documents for or otherwise bind the Company except for such actions that are specifically authorized by the Board of Managers or as otherwise provided by this Agreement, and [d] the Board of Managers has the rights, authority and powers of a "manager" under the Act with respect to the Company business and assets as provided in the Act as in effect on the Effective Date. Without limiting the foregoing, the Board of Managers has all of the responsibilities and authority of the board of directors of an Alaska business corporation, subject to the express provisions of this Agreement; provided, that the reference to Alaska business corporations is not intended and will not be construed to subject the Company to any restriction or limitation or to subject the Managers to any duty or liability applicable to Alaska corporations or their directors that is not otherwise applicable to an Alaska limited liability company or its managers or agents. Concurrently with the execution of this Agreement, the Company shall enter into the Management Agreement, pursuant to which Fire Lake will perform certain management duties for the Company as described therein. Notwithstanding any other provision of this Agreement to the contrary, the Company will not take any of the following actions, and neither the Board of Managers nor Fire Lake acting under the Management Agreement shall have any authority to take any of the following actions on behalf of the Company, without the written consent of the GCI Member: [i] cause or permit the Company to engage in any business other than the business described in Section 2.1; [ii] except as provided in the current Annual Budget, cause or permit the Company to purchase or otherwise acquire additional assets having an aggregate cost of $250,000 or more in any transaction or series of related transactions; [iii] cause or permit the Company to merge or consolidate with any Person; [iv] except as provided in the current Annual Budget, cause or permit the Company to sell, lease or otherwise dispose of assets having an aggregate value of $250,000 or more in any transaction or series of related transactions; [v] cause or permit the Company to engage in, enter into or amend any contract, arrangement or transaction in which any Member or any Affiliate of a Member has a direct or indirect interest; [vi] cause or permit the Company to authorize, issue or enter into any agreement providing for any issuance (contingent or otherwise) of any additional Units or other securities, except as contemplated by Article 3 above; [vii] cause or permit the Company to authorize or permit any mandatory or permissive Additional Contributions or to admit any additional Members (other than in connection with a Transfer of Units made in accordance with the provisions of Article 13, which will be governed in all respects by the provisions of Article 13); [viii] cause or permit the Company to redeem any Units or make any other extraordinary distributions not contemplated by Article 6, except as contemplated by Article 3 above; [ix] cause or permit the Company

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to incur or guarantee any indebtedness (other than the incurrence of trade payables in the ordinary course of business) or incur or guarantee any Lien, except for indebtedness or Liens provided in the Annual Budget and except for indebtedness or Liens contemplated by the Reorganization Agreement; [x] cause or permit the Company to approve any deviation from the Annual Budget then in effect of 10% or greater from an approved line item or budget category or to engage in any transaction which has not been budgeted for in the Annual Budget then in effect; [xi] cause or permit the Company to liquidate, wind up, dissolve, or cease to continue as an ongoing business concern (other than in connection with any events of Dissolution specified in Section 11.1, which will be governed in all respects by the provisions of Section 11.1), effect a recapitalization or reorganization in any form of transaction, commence any bankruptcy or insolvency proceeding, acquiesce to the appointment of a receiver, trustee, custodian or liquidator or admit the material allegations of a petition filed against the Company in any bankruptcy or insolvency proceeding; [xii] cause or permit the Company to change from a limited liability company to a different organizational form; [xiii] cause or permit any direct or indirect subsidiary of the Company to do any of the foregoing in respect of the subsidiary; or [xiv] enter into an agreement or otherwise commit to do any of the foregoing.

        7.2 Appointment of Board of Managers. The Board of Managers will initially consist of five (5) Managers. The number of Managers on the Board of Managers shall be fixed from time to time by the Board of Managers, but shall not be less than four Managers or more than eight Managers. The GCI Member shall at all times have the sole right to appoint and remove one Manager and the AKD Holdings Member shall have the sole right to appoint and remove the remaining members of the Board of Managers. The AKD Holdings Member may not appoint as a Manager, any Person who serves on the board of directors or comparable governing body of a communications company that competes with GCI. The AKD Holdings Member will elect a sufficient number of Managers deemed independent from GCI under applicable laws, regulations or stock exchange rules to allow GCI to comply with any such applicable laws, regulations or stock exchange rules. The name of the initial Manager appointed by GCI Member will be John M. Lowber and the names of the initial Managers appointed by the AKD Holdings Member will be Stephen Roberts, William M. Yandell III, James D. Lackie and John Tindall. Each Manager is entitled to appoint an alternate to serve in his or her absence at any meeting of the Board of Managers. Each Manager will serve on the Board of Managers until his or her resignation or removal by the Member that appointed such Manager. Either the GCI Member or the AKD Holdings Member may, at any time, remove a Manager appointed by such Member and appoint a substitute Manager by delivering Notice of such removal and appointment to the other Members. Any vacancy on the Board of Managers resulting from the death, disability or resignation of a Manager will be filled by the Member that appointed such Manager. No compensation will be paid to any Manager for serving in such capacity, except that Managers will be entitled to reimbursement for reasonable expenses incurred in connection with such service.

        7.3 Procedural Requirements -- Meetings Of Members and the Board of Managers.

     [a] Action by Members. Except as otherwise expressly provided in this Agreement, [i] all actions requiring the approval of the Members will be deemed approved if Members owning more than 50% of the outstanding Units as of the record date for the meeting or written consent Vote in favor of approval, [ii] all Units will vote together as a single voting group, and [iii] each Unit will have one vote.

     [b] Action by Board of Managers. Except as otherwise expressly provided in this Agreement, the act of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers.

     [c] Meetings of Members and the Board of Managers.

        [i] Annual Meeting of Members. An annual meeting of the Members will be held on such date and at time as may be determined by the Board of Managers. The purpose of the annual meeting is to review the Company's operations for the preceding Fiscal Year and to transact such other business as may come before the meeting. The failure to hold any annual meeting has no adverse effect on the continuance of the Company.

        [ii] Special Meetings. Special meetings of the Members, for any purpose or purposes, may be called by the Board of Managers or by any Member or Members owning at least 10% of the Units then outstanding.

        [iii] Meetings of the Board of Managers. The Board of Managers will meet from time to time at the request of any Manager.

        [iv] Place. The person calling a meeting of Members or of the Board of Managers may designate the place of the meeting. If the place so designated for a meeting of Members is not in the Anchorage, Alaska metropolitan area and for a meeting of the Board of Managers is not in the Anchorage, Alaska or Memphis, Tennessee metropolitan area, then such location must be agreed in the case of a Member meeting, by Members who own more than 50% of the Units then outstanding, and in the case of a Board of Managers meeting, by all of the Managers. If no designation is made by a person calling a meeting of Members or the Board of Managers, the place of meeting will be the Company's principal place of business.

        [v] Notice. Notice of any Board of Managers or Members meeting must be given not less than three Business Days nor more than 30 days before the date of the meeting. Such Notice must state the place, day and hour of the meeting and, in the case of a special Members meeting, the purpose for which the meeting is called.

        [vi] Waiver of Notice. Any Member or Manager may waive, in writing, any Notice required to be given to such Member or Manager, whether before or after the meeting or other event to which such Notice relates. Attendance by a Member or Manager at a meeting will constitute a waiver of notice of the meeting, unless the

               Member or Manager attends the meeting for the sole and express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

        [vii] Record Date. For the purpose of determining Members entitled to Notice of and to vote at any meeting of Members, or to sign any written consent, the last Business Day before the day on which such Notice or consent is first transmitted to the Members will be the record date. Any such determination of Members entitled to vote at any meeting of Members will apply to any adjournment of a meeting.

        [viii] Quorum. A quorum at any meeting of Members will consist of Members who own more than 90% of the outstanding Units on the record date for the meeting (which Members may be in attendance in person, by proxy, by telephone or by video conference). A quorum at any meeting of the Board of Managers will consist of a majority of the number of directors fixed by the Board of Managers pursuant to Section 7.2 (which Managers may be in attendance in person, by proxy, by telephone or by video conference). Any Board of Managers or Members meeting at which a quorum is not present may be adjourned to a specified place, day and hour without further Notice.

        [ix] Proxies. At any meeting of Members or the Board of Managers, a Member or a Manager may vote in person or by written proxy given to another Member or Manager. Such proxy must be signed by the Member or Manager, or by a duly authorized attorney-in-fact, and must be filed with the Company before or at the time of the meeting. No proxy will be valid after eleven months from the date of its signing unless otherwise provided in the proxy. Attendance at the meeting by the Member or Manager giving the proxy will revoke the proxy during the period of attendance.

        [x] Meetings by Telephone or Video. The Members and the Managers may participate in a meeting by means of conference telephone or video or similar communications equipment by which all Members or Managers participating in the meeting can hear each other at the same time. Such participation will constitute presence in person at the meeting and waiver of any required Notice. The Company will take all reasonable steps to ensure that Members and Managers are able to participate by telephone or video conference in meetings of Members and meetings of the Board of Managers, respectively.

        [xi] Observers. The Board of Managers will permit any individuals designated by the GCI Member or the AKD Holdings Member to be observers at any meetings of the Board of Managers, except that the AKD Holdings Member can not designate any person to be an observer if such person serves on the board of directors or comparable governing body of a communications company that competes with GCI.

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
     [d] Action Without a Meeting. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members whose aggregate Units would enable them to approve the action at a meeting of the Members at which all Members were present and voted. Any action required or permitted to be taken at a meeting of Managers may be taken without a meeting if, and will be effective when, the action is evidenced by one or more written consents describing the action taken, signed by all Managers. Action so taken is effective when sufficient Members or Managers approving the action have signed the consent, unless the consent specifies a different effective date. If any action is taken by a written consent that is not signed by all Members, Notice of the action, accompanied by a copy of the written consent, will be sent to each Member who did not sign.

        7.4 Officers. The Board of Managers may from time to time appoint executive officers of the Company and designate their authority and duties to manage the day-to-day operations of the Company. Unless otherwise determined by the Board of Managers, if the title of an officer is one commonly used for officers of a business corporation formed under the Alaska Corporation Code, the assignment of such title will constitute the delegation to such person of the authorities and duties that are normally associated with that office. Such officers will take all actions which are necessary and appropriate to conduct the day-to-day operations of the Company's business, subject to the supervision of the Board of Managers and the provisions of this Agreement. No compensation will be paid to any officers for serving in such capacity, unless such compensation is paid pursuant to an employment agreement approved by all members of the Board of Managers.

        7.5 Annual Budget. The Board of Managers or a committee duly appointed by the Board of Managers, which committee must include the Manager appointed by the GCI Member under Section 7.2 (the "Budget Committee") will require the appropriate officers, employees and representatives of the Company to prepare and present an Annual Budget for the Company and its subsidiaries at least ninety (90) calendar days in advance of the beginning of the applicable Fiscal Year.

     [a] Each Annual Budget shall cover a one-year period corresponding to a Fiscal Year, provided that the first Annual Budget shall cover the 12-month period commencing January 1, 2006. Each Annual Budget shall include an income statement prepared on an accrual basis which shall show in reasonable detail the revenues and expenses projected for the operations of the Company and its subsidiaries for the forthcoming Fiscal Year and a cash flow statement which shall show in reasonable detail the receipts and disbursements projected for the operations of Company and its subsidiaries for the forthcoming Fiscal Year, the amount of any corresponding cash deficiency or surplus, and contemplated borrowings under credit facilities, if any.

     [b] Such Annual Budget shall be prepared on a basis consistent with the financial statements of the Company and its subsidiaries and GAAP. The Board of Managers or the Budget Committee shall review and discuss the proposed Annual Budget in consultation with the appropriate officers, employees and representatives of the Company. The proposed Annual Budget shall be deemed approved if all of the Managers then in office approve the

     Annual Budget, or if approved by all of the members of the Budget Committee. If such approval is obtained, then such Annual Budget shall for all purposes of this Agreement constitute the Annual Budget and shall supersede any previously approved Annual Budget. If such approval is not obtained, then, until a new budget is approved, the Annual Budget for the Company for the immediately preceding Fiscal Year will remain in effect, adjusted (without duplication) to reflect the following increases or decreases: [i] the operation of escalation or de-escalation provisions in contracts then in effect solely as a result of the passage of time or contracts entered into pursuant to an approved Annual Budget or the occurrence of events beyond the control of the Company, to the extent such contracts are still in effect; [ii] elections made in any prior year under contracts contemplated by the Annual Budget for the prior year regardless of which party to such contracts makes such election; [iii] the effect of the existence of any multi-year contract entered into in accordance with a previous budget to the extent not fully reflected in the prior year's Annual Budget; [iv] increases or decreases in expenses attributable to the annualized effect of employee additions or reductions during the prior year contemplated by the Annual Budget for the prior year; [v] interest expense attributable to any loans; [vi] increases or decreases in overhead expenses in an amount equal to the total of overhead expenses reflected in the Annual Budget for the prior year (excluding non-recurring items) multiplied by the percentage increase or decrease in the U.S. Department of Labor Bureau of Labor Statistics Consumer Price Index for all Urban Consumers or a successor index for the prior Fiscal Year (but in no event will such change be more than 10% of the corresponding items in the prior Annual Budget); and [vii] decreases in expenses attributable to non-recurring items reflected in the prior year's Annual Budget.

     [c] The initial Annual Budget shall be attached hereto as Exhibit E.

        7.6 Curative Provision. To the extent the GCI Member's management rights in the Company exceed any allowable control requirements for ownership of wireless communications carriers under any agreement or understanding to which GCI may be bound or under any law or regulation of any Governmental Authority to which GCI may be subject, the Members will negotiate in good faith an amendment to this Agreement that will contain curative provisions regarding voting interests in the Company.

        ARTICLE 8. LIABILITY OF A MEMBER

        8.1 Limited Liability. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) will be solely the debts, obligations and liabilities of the Company, and no Member (or former Member) of the Company is liable or will be obligated personally for any such debt, obligation or liability of the Company solely by reason of such status. No Manager or Officer of the Company nor any officer, director, employee or agent of any Member will have any personal liability for the performance of any obligation of any Member under this Agreement.

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
        8.2 Capital Contribution. Each Member is liable to the Company for [a] the Initial Contribution deemed to be made under Section 4.1 and [b] subject to
Section 8.3, any Capital Contribution or Distribution that has been wrongfully or erroneously returned or made to such Person in violation of the Act, the Articles or this Agreement.

        8.3 Capital Return. Any Member who has received the return of all or any part of such Member's Capital Contribution will have no liability to return such Distribution to the Company after the expiration of the applicable period of time specified by the Act or other applicable law unless Notice of an obligation to return is given to such Person within such time period; provided that if such return of capital has occurred without violation of the Act, the Articles or this Agreement, such obligation to return capital will apply only to the extent necessary to discharge the Company's liability to its creditors who reasonably relied on such obligation in extending credit prior to such return of capital.

        8.4 Reliance. Any Member will be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements by [a] any of the Company's other Members, Board of Managers or Officers or [b] any other Person who has been selected with reasonable care as to matters such Member reasonably believes are within such other Person's professional or expert competence. Matters as to which such reliance may be made include the value and amount of assets, liabilities, Profits and Losses of the Company, as well as other facts pertinent to the existence and amount of assets from which Distributions to Members might properly be made.

        ARTICLE 9. INDEMNIFICATION

        9.1 General. To the full extent permitted by law, the Company will indemnify, defend and hold harmless each Member (and each such Member's shareholders, directors, officers, partners, members, employees, Affiliates and agents), Manager and each Officer of the Company (collectively, "Indemnified Persons") from and against any and all claims, damages, causes of action, losses, expenses (including reasonable fees and expenses of attorneys and other advisors and any court costs incurred by such Indemnified Person) and liabilities (collectively, "Damages") arising from or in connection with the business or affairs of the Company, the preservation of the business and property of the Company or the defense or disposition of any claim, demand or Proceeding in which such Indemnified Person may be involved or with which such Indemnified Person may be threatened to be involved, as a party or otherwise because such Person was a Member, Manager or Officer (or was a shareholder, director, officer, partner, member, employee, Affiliate or agent of a Member) or acted or failed to act with respect to the business or affairs of the Company if [a] such Person acted in good faith, [b] such Person reasonably believed that its conduct in an official capacity was in the Company's best interests or, if the conduct was not in an official capacity, that its conduct was at least not opposed to the Company's best interests and [c] such Person, in the case of any criminal Proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action or Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not of itself create a presumption that indemnification is not available under this Agreement.

        9.2 Exception. Notwithstanding the general rule stated in Section 9.1, the Company will not indemnify any Person in connection with [a] any Proceeding by or in right of the Company in which such Person was adjudged liable to the Company, or [b] in connection with any Proceeding charging improper personal benefit to such Person (or another Person of which such Person is or was a shareholder, director, officer, partner, member, employee or agent) (whether or not involving action in an official capacity) in which such Person was adjudged liable on the basis that personal benefit was improperly received.

        9.3 Expense Advancement. With respect to the reasonable expenses incurred by an Indemnified Person who is a party to a Proceeding, the Company may provide funds to such Person (and, in the case of a Member, to the shareholders, directors, officers, partners, members, employees, Affiliates and agents of such Person) in advance of the final disposition of the Proceeding if [a] such Person furnishes the Company with such Person's written affirmation of a good-faith belief that it has met the standard of conduct described in Section 9.1, [b] such Person agrees in writing to repay the advance if it is determined that it has not met such standard of conduct and [c] the Company determines that, based on then known facts, indemnification is permissible under this Article.

        9.4 Insurance. The indemnification provisions of this Article do not limit any Person's right to recover under any insurance policy maintained by the Company. If, with respect to any loss, damage, expense or liability described in
Section 9.1, any Person receives an insurance policy indemnification payment that, together with any indemnification payment made by the Company, exceeds the amount of such loss, damage, expense or liability, then such Person will immediately repay such excess to the Company.

        9.5 Indemnification of Others. To the same extent that the Company will indemnify and advance expenses to a Member, the Company may indemnify and advance expenses to any employee or agent of the Company. In addition, the Company, in its discretion, may indemnify and advance expenses to any employee or agent to a greater extent than a Member.

        9.6 Exculpation. No Indemnified Person will be liable to the Company or any other Member for any Damages incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on the applicable Member, Manager or Officer by this Agreement, except that an Indemnified Person will be liable to the Company for any such Damages incurred by reason of such Indemnified Person's willful misconduct.

        9.7 Rights Not Exclusive. The rights accruing to each Indemnified Person under this Article 9 will not exclude any other right to which such Indemnified Person may be lawfully entitled.

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
        ARTICLE 10. ACCOUNTING AND REPORTING

        10.1 Fiscal Year. For income tax and accounting purposes, the fiscal year of the Company will be the Fiscal Year.

        10.2 Tax Accounting Method. For income tax purposes, the Company will use the accrual method of accounting, unless otherwise required by the Code. The Tax Matters Partner will have the authority to adopt all other accounting methods for tax purposes.

        10.3 Tax Elections. Notwithstanding any other provision of this Agreement, no Member, Manager or employee of the Company may take any action (including, but not limited to, the filing of a U.S. Treasury Form 8832 Entity Classification Election) which would cause the Company to be characterized as an entity other than a partnership for U.S. federal income tax purposes without the consent of the GCI Member. The Tax Matters Partner will have the authority to make any other tax elections, and to revoke any such election, as the Tax Matters Partner may from time to time determine. Notwithstanding the preceding sentence, following any Transfer (within the meaning of ss. 754 of the Code) of a Unit, the Tax Matters Partner will make the election under ss. 754 of the Code.

        10.4 Returns. At the expense of the Company, the Tax Matters Partner will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company does business.

        10.5 Reports; Annual Financial Statements; Regulatory Reporting Obligations. The Company will prepare or will cause the preparation of within the time frames requested by the GCI Member from time to time, such financial statements of the Company and other financial information prepared in accordance with GAAP as GCI may require (the "GCI Requested Financial Information"), as reasonably determined by GCI, to enable it to consolidate the Company's results of operations with GCI's results of operations for purposes of U.S. financial accounting reporting rules and regulations and to meet on a timely basis, GCI's reporting or other obligations under applicable law, the rules and regulations promulgated thereunder and interpretations thereof by the applicable regulatory authority or its staff, including, without limitation, the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended. The Company will provide such GCI Requested Financial Information to GCI within 10 to 13 days of each fiscal year, quarter or month end, as applicable, or such shorter time period as may be required by GCI pursuant to the preceding sentence. The Company shall within the time frame requested by the GCI Member from time to time, take such action or produce such other information, statements and reports, as may be required by applicable stock exchange or stock associations rules or by applicable law, the rules and regulations promulgated thereunder or interpretations thereof by the applicable regulatory authority or its staff, as reasonably determined by the GCI Member to timely meet its or its Affiliates' disclosure, reporting or other obligations under the rules of any stock exchange or stock association on which its shares are listed and under any applicable law and the rules and regulations promulgated thereunder or interpretations thereof by the applicable regulatory authority or its staff, including, without limitation, the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, as amended.

        10.6 Books and Records.

     [a] The following books and records of the Company will be kept at its principal office: [i] a current list of the full name and last known business, residence or mailing address of each Member; [ii] originals of the Articles and of this Agreement, as amended (as well as any signed powers of attorney pursuant to which any such document was executed); [iii] a copy of the Company's federal, state and local income tax returns and reports and annual financial statements of the Company, for the ten most recent years; and [iv] minutes, or minutes of action or written consent, of every meeting of Members of the Company.

     [b] The Company will keep at the Company's principal office separate books of account for the Company which will show a true and accurate record of all costs and expenses incurred, all credits made and received, and all income derived in connection with the operation of the Company in accordance with GAAP consistently applied as to the Company's financial position and results of operations.

     [c] Each Member will have the right, at any time with reasonable Notice to the Board of Managers and at such Member's sole expense, to examine, copy and audit the Company's books and records during normal business hours. All books and records (including bills and invoices), reports and returns of the Company required by this Article will be maintained in a commercially reasonable manner as reasonably determined by the Board of Managers.

        10.7 Information.

     [a] Each Member has the right, from time to time and upon reasonable demand for any purpose reasonably related to such Person's interest as a Member of the Company, to obtain from the Company: [i] a current list of the full name and last known business, residence or mailing address of each Member; [ii] a copy of the Articles and of this Agreement, as amended (as well as any signed powers of attorney pursuant to which any such document was executed); [iii] a copy of the Company's federal, state and local income tax returns and reports and annual financial statements of the Company, for the six most recent years; [iv] minutes, or minutes of action or written consent, of every meeting of the Members of the Company and the Board of Managers; [v] true and full information regarding the amount of money and a description and statement of the agreed value of any other property or services contributed or to be contributed by each Member, and the date on which each became a Member; [vi] true and full information regarding the status of the business and financial condition of the Company; and [vii] other information regarding the affairs of the Company as is just and reasonable. Any demand by a Member under this 10.7 must be by Notice to the Company, and must state the purpose of the demand. Any inspection or

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
     copying of the Company's books and records under this 10.7 will be during normal business hours, and at the expense of the Member making the demand.

     [b] The Board of Managers will cause the Company to provide to each Member [i] not more than ten days following the end of the fiscal quarter, an estimate of any taxable income or gain to be allocated to such Member for such fiscal quarter and [ii] not more than 75 days after each Fiscal Year end, such information for such Fiscal Year as the Member reasonably requires to prepare tax returns or reports required to be filed by it or one or more of its Affiliates, including federal and state tax information and projections and estimates.

        10.8 Banking. The Company may establish and maintain one or more accounts or safe deposit boxes at banks or other financial institutions. The Company may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Company deems advisable. No funds of the Company will be commingled with funds of any Member or any other Person.

        10.9 Tax Matters; Tax Matters Partner. Until further action by the Company, the GCI Member (or any Transferee of a majority of the Units owned by such Member) is designated as the Tax Matters Partner under ss. 6231(a)(7) of the Code. The Tax Matters Partner will take no action that is reasonably expected to have a material adverse effect on one or more of the Members unless such action is approved by the unanimous Vote of the Members. The Tax Matters Partner will be responsible for notifying all Members of ongoing tax Proceedings, both administrative and judicial, and will represent the Company throughout any such Proceeding. The Members will furnish the Tax Matters Partner with such information as it may reasonably request to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members. If an administrative Proceeding with respect to a partnership item under the Code has begun, and the Tax Matters Partner so requests, each Member will notify the Tax Matters Partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Company. Any settlement agreement with the Internal Revenue Service will be binding upon the Members only as provided in the Code. The Tax Matters Partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member's written consent. Any Member who enters into a settlement agreement with respect to any partnership item will notify the other Members of such settlement agreement and its terms within 30 days after the date of settlement. If the Tax Matters Partner does not file a petition for readjustment of the partnership items in the Tax Court, federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The Tax Matters Partner will timely notify the other Members in writing of its decision. Any notice partner or 5-percent group will notify the other Members of its filing of any petition for readjustment.

        10.10 Classification of Company as Partnership for Tax Purposes, Not State Law. The Company will be classified as a partnership for federal (and, as appropriate, state and local) income tax purposes. This characterization, solely for tax purposes, does not create or imply a general partnership or limited partnership among the Members for state law or any other purpose. Instead, the Members acknowledge the status of the Company as a limited liability company formed under the Act. All duties and obligations of the Members to each other are expressly set forth in this Agreement. Without limiting the foregoing, the Members do not owe to each other or to the Company the duties that a general partner owes to a partnership and its other partners nor do the Managers owe such duties to each other, the Company or its Members, it being acknowledged that the duties owed by the Managers to each other and the Company are as set forth in Article 9. The Members do not have any express or implied fiduciary duties to the Company or each other except the fiduciary duties, if any, that shareholders in an Alaska corporation might have to each other or the corporation.

        ARTICLE 11. DISSOLUTION

        11.1 Dissolution. Dissolution of the Company will occur upon the happening of any of the following events:

     [a] The affirmative Vote of Members owning more than 90% of the outstanding Common Units;

     [b] The sale, lease or other disposition of all or substantially all of the assets of the Company in any transaction or series of transactions;

     [c] Entry of a decree of judicial dissolution under the Act;

     [d] an event of Withdrawal (as defined in Section 11.2) of a Member and the election of the remaining Members to dissolve in accordance with Section 11.3; or

     [e] if either the GCI Member or any Non-GCI Member has materially breached a material provision of this Agreement and such breach has not been cured within 30 days after receipt of a Notice from the non-breaching Member providing reasonable detail concerning the nature of the breach, then upon the election of the non-breaching Member.

        11.2 Events of Withdrawal. An event of Withdrawal of a Member occurs when any of the following occurs:

     [a] with respect to any Member, upon the Transfer of all of such Member's Units (which may only be done as otherwise permitted under this Agreement and which Transfer is treated as a resignation);

     [b] with respect to any Member, upon the voluntary withdrawal, retirement or resignation of the Member by Notice to the Company;

     [c] with respect to any Member that is a corporation, upon filing of articles of dissolution of the corporation;

     [d] with respect to any Member that is a partnership, a limited liability company or a similar entity, upon dissolution and liquidation of such entity (but not solely by reason of a technical termination under ss. 708(b)(1)(B) of the Code); or

     [e] with respect to any Member, the Bankruptcy of the Member.

Within 10 days following the happening of any event of Withdrawal with respect to a Member, such Member must give Notice of the date and the nature of such event to the Company.

        11.3 Continuation. In the event of Withdrawal of a Member, the Company will be continued unless the remaining Members (including the Permitted Transferee of a withdrawing Member, if applicable) unanimously elect to dissolve. If the Company is so continued, any Member as to which an event of Withdrawal specified in Sections 11.2[b] through 11.2[e] has occurred, or such Member's Transferee or other successor-in-interest (as the case may be) if a Member has made a Transfer in violation of this Agreement and such Transfer is found not to be null and void, will, without further act, become a "Limited Owner" of its own Units or the Units of the withdrawn Member. A Limited Owner has no right: [a] to participate or interfere in the management or administration of the Company's business or affairs, including by virtue of appointment of one or more Managers, [b] to vote or agree on any matter affecting the Company or any Member, [c] to require any information on account of Company transactions or [iv] except as provided in the next succeeding sentence, to inspect the Company's books and records. The only rights of a Limited Owner are: [i] to obtain the information specified in Section 10.7 if it executes a confidentiality agreement (in form and substance satisfactory to the Board of Managers) concerning such information if not already bound by Section 10.7, [ii] to receive the allocations and Distributions to which the Units of the Limited Owner are entitled and [iii] to receive all necessary tax reporting information. Neither the Company, the Board of Managers nor the Members will owe any fiduciary duty of any nature to a Limited Owner. However, each Limited Owner will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if it were a Member.

        ARTICLE 12. LIQUIDATION

        12.1 Liquidation. Upon Dissolution of the Company, the Company immediately will proceed to wind up its affairs and liquidate pursuant to this
Section 12.1. If there is only one remaining Member, that Member will act as the liquidating trustee. Otherwise, any Person appointed by the affirmative Vote of Members owning more than 50% of the outstanding Units will act as the liquidating trustee. The Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated to Members in accordance with the provisions of Article 5. Any liquidating trustee is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidating process as such Person deems necessary or desirable. Until the filing of a certificate canceling the Articles under
Section 12.8, and without affecting the liability of the Members and without imposing liability on the liquidating trustee, the liquidating trustee may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make Distributions in accordance with the priorities set forth in this Article.

        12.2 [Reserved].

        12.3 Priority of Payment. The assets of the Company will be distributed in Liquidation in the following order:

     [a] First, to creditors by the payment or provision for payment of the debts and liabilities of the Company and the expenses of Liquidation, including the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company;

     [b] Second, to the Members that own Units in proportion to the positive balances in their respective Capital Accounts, measured immediately following the Capital Account adjustments arising from the transactions contemplated by Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement; and

     [c] Third, to the Members that own Units in proportion to the positive balances in their respective Capital Accounts for their Units after such Capital Accounts have been adjusted to account for the distributions contemplated by Section 12.3[b] and after such Capital Accounts have been adjusted for all allocations of Profits and Losses and items thereof for the Fiscal Year during which such Liquidation occurs.

        12.4 Liquidating Distributions. Liquidating Distributions will be made by distributing the assets of the Company in kind to the Members in proportion to the amounts distributable to them pursuant to Section 12.3, valuing such assets at their Fair Market Value (net of liabilities secured by such property that the Member takes subject to or assumes that were not taken into account in determining the Fair Market Value of such assets) on the date of Distribution. Notwithstanding the preceding sentence, but only upon the affirmative Vote of Members owning more than 50% of the outstanding Units, liquidating Distributions may be made by selling the assets of the Company and distributing the net proceeds. Each Member receiving a liquidating Distribution in kind agrees to save and hold harmless the other Members from any and all liabilities assumed by such Member or to which assets distributed to such Member are taken subject by such Member. Appropriate and customary prorations and adjustments will be made incident to any Distribution in kind. The Members will look solely to the assets of the Company for the return of their Capital Contributions, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such contributions, they will have no recourse against any other Member. The Members acknowledge that
Section 12.3 may establish Distribution priorities on Liquidation different from those set forth in the Act, as in effect at the time of any Distribution; and, in such event, it is the Members' intention that the provisions of Section 12.3 will control, to the extent possible.

        12.5 No Restoration Obligation. Except as otherwise specifically provided in Sections 8.2 and 8.3, nothing contained in this Agreement imposes on any Member an obligation to make an Additional Contribution in order to restore a deficit Capital Account upon Liquidation of the Company.

        12.6 Timing. Final Distributions in Liquidation will be made by the later of [a] the date that all necessary consents from any governmental authorities or third parties are obtained to make an in kind Distribution of any assets, or [b] the end of the Company's Fiscal Year in which such actual Liquidation occurs (or, if later, within 90 days after such event) in the manner required to comply with the ss. 704(b) Regulations. Payments or Distributions in Liquidation may be made to a liquidating trust established by the Company for the benefit of those entitled to payments under Section 12.3, in any manner consistent with this Agreement and the ss. 704(b) Regulations.

        12.7 Liquidating Reports. A report will be submitted with each liquidating Distribution to Members made pursuant to Section 12.4, showing the collections, disbursements and Distributions during the period that is subsequent to any previous report. A final report, showing cumulative collections, disbursements and Distributions, will be submitted upon completion of the Liquidation.

        12.8 Articles of Dissolution. Upon Dissolution of the Company and the completion of the winding up of its business, the Company will file Articles of Dissolution (to cancel the Articles) with the Alaska Department of Commerce, Community, and Economic Development pursuant to the Act. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

        ARTICLE 13. TRANSFER RESTRICTIONS

        13.1 General Rule. Except as otherwise provided in Section 13.2, no Member may directly or indirectly Transfer (including by a direct or indirect Transfer of equity interests in or voting rights with respect to the Member, except that a Transfer of equity interests in the GCI Member or a Non-GCI Member will not constitute a Transfer of any Units held by such Member) any of its Common Units without the approval of all members of the Board of Managers, subject in all cases to satisfaction of the conditions set forth in Section 13.4 below. The Profits Interest Units shall not be transferable, except as provided in Article 14 below. Any attempt to Transfer Units in violation of this Agreement will be void ab initio, the Company will not register such attempted Transfer in its records and any purported Transferee will not be recognized as the holder of such Units.

        13.2 Permitted Transfers. Any transfer of Common Units contemplated by
Section 2.4 of the Reorganization Agreement will be permitted without approval of all members of the Board of Managers. In addition, a Transfer of Common Units to a Person that is an Affiliate of a Member will be permitted without approval of all members of the Board of Managers, so long as any such Person that is an Affiliate of such Member continues to be an Affiliate of such Member at all times while it owns any Common Units. If at any time an Affiliate of a Member to whom a Member has Transferred Common Units under this Section 13.2 ceases to be an Affiliate of such Member, prior to such cessation such Person will Transfer its Common Units back to such Member or to an Affiliate of such Member. Any Transfer of Common Units under this Section 13.2 shall be subject to the satisfaction of the conditions set forth in Section 13.4.

        13.3 Permitted Pledges. Any pledge of Common Units pursuant to a bona fide loan transaction or any hedging transaction affecting all or any part of a Member's Common Units will not in itself constitute a Transfer hereunder or cause the Member to cease to be a Member provided that [a] the Member owning such Common Units gives Notice to the other Members of such pledge or hedge at least ten days prior to effecting it and [b] the pledgee or counterparty to the hedging transaction, as applicable, agrees in writing to be bound by and comply with all provisions of this Agreement applicable to the Member effecting such pledge or hedge. Any transfer of title to, or beneficial interest in, any Common Units to a pledgee upon foreclosure or to a counterparty to a hedging transaction upon physical settlement of such hedging transaction will be subject to the transfer restrictions under this Article 13. Any Transfer of Units under this Section 13.3 shall be subject to the satisfaction of the conditions set forth in Section 13.4.

        13.4 General Conditions on Transfer. No Transfer of a Unit will be effective unless all the conditions set forth below are satisfied:

     [a] Unless waived by each nontransferring Member, the Transferor signs and delivers to the Company an undertaking in form and substance satisfactory to the Company to pay all reasonable expenses incurred by the Company in connection with the Transfer (including reasonable fees of counsel and accountants and the costs to be incurred with any additional accounting required in connection with the Transfer, and the cost and fees attributable to preparing, filing and recording such amendments to the Articles or other organizational documents or filings as may be required by law);

     [b] Unless waived by each nontransferring Member, the Transferor delivers to the Company [i] an opinion of counsel for the Transferor reasonably satisfactory in form and substance to the Company to the effect that, assuming the accuracy of the statement of the Transferee described in [ii] below, the Transfer of the Units as proposed does not violate requirements for registration under applicable federal and state securities laws and [ii] a statement of the Transferee in form and substance reasonably satisfactory to the Company making appropriate representations and warranties with respect to compliance with the applicable federal and state securities laws and as to any other matter reasonably required by the Company;

     [c] The Transferor signs and delivers to the Company a copy of the assignment of the Units to the Transferee (substantially in the form of the attached Exhibit A), which assignment will provide that the Transferor will continue to be liable for the performance of its liabilities under this Agreement; and

                           **** CONFIDENTIAL TREATMENT

     [d] Unless the Transferee is already a Member, the Transferee signs and delivers to the Company an agreement (substantially in the form of the attached Exhibit B) to be bound by this Agreement.

The Transfer of the Units will be effective as of 12:01 a.m. (Alaska Time) on the first day on which all of the above conditions have been satisfied. The Company will amend Schedule 1.3 as of the effective time of any Transfer of any Units to give effect to such Transfer. No consent of any Member will be necessary to make any such amendment to Schedule 1.3.

        13.5 Rights of Transferees. Any Transferee acquiring Units in compliance with this Agreement will become a Member automatically on the effective date of the Transfer

        ARTICLE 14. LIQUIDITY RIGHTS.

        14.1 ****.

     [a] **** - ****. At **** following the **** and **** on the **** following the **** of ****, the **** may **** the **** to **** the ****, of the ****
     by the ****, at **** [i] the **** accordance **** of ****, or [ii] the **** the **** following the ****. The **** must **** this **** this **** at **** the ****. Upon **** by the **** of the **** of the **** will be **** and **** or **** in ****.

     [b] **** - ****. At **** the **** and **** on the **** following the ****
     of ****, the **** may **** the **** to **** the ****, of the **** by the
     ****, at **** [i] the **** accordance **** of ****, or [ii] the **** the
     ****. The **** must **** this **** the **** at **** the ****. Upon **** by the **** of the ****, [A] **** that the **** the ****, the **** from the **** and the **** the **** the **** in **** for a **** the **** of such
     ****; and [B] **** that the **** the **** of the **** by the **** and ****
     in the ****.

     [c] **** - ****. At **** of the ****, the **** may **** the **** the ****,
     of the **** the **** the **** of such ****. The **** must **** to the **** the **** of the ****. Upon the **** of such **** by the **** of the ****, the **** from the **** and the **** the **** of the **** the **** in **** for a **** the **** of such ****.

                           **** CONFIDENTIAL TREATMENT

     [d] **** - ****. At **** at **** on the **** following the **** following the ****, the **** may **** the **** the ****, of the **** by the ****, at
     a **** the **** of such ****. The **** this **** the **** the **** of the
     ****. As a **** the ****, concurrent with the ****, the **** the **** with **** to the **** that the **** have the **** the **** at the time the **** or that the **** has the **** a **** the **** at the **** of such ****. If the **** the **** set forth in this Section 14.1[d], the ****, within ****of the **** any **** that it has to **** the **** pursuant to Section 14.1[a], 14.1[b] or 14.1[c] (in each case including ****, which shall **** the **** set forth in this Section 14.1[d].

     [e] **** The **** of **** and **** under this Section 14.1 **** at such **** and **** to such **** in ****.

        14.2 ****.

     [a] ****. At **** the **** following the ****, the **** may **** the ****, of the **** by the ****, at a **** the **** of such ****. The **** this **** the **** this **** at **** following the ****. At the **** the **** the **** of the ****, the **** may **** the ****, of the **** the **** in
     **** a **** the **** of such Profits Interest Units.

     [b] ****. At **** the **** following the ****, the **** may **** the ****
     or the **** the ****, at a **** the **** of such ****. The **** this **** a
     **** whichever of the **** or the **** that **** in the **** following the **** following the ****. In order ****, the **** reasonably satisfied that the **** in the **** then **** for the **** or **** at the **** of such ****. The ****, as applicable, will cooperate in all respects **** that the **** and, if necessary, the **** or the **** to procure **** for such a
     ****.

     [c] ****. The **** of **** and **** under this Section 14.2 **** at such **** and **** to such **** in ****.

        14.3 Determination of Appraised Unit Value. For purposes of this Agreement, "Appraised Unit Value" with respect to Common Units shall mean the Fair Market Value of all, but not less than all, of the Common Units owned by the Member whose Common Units are **** and if applicable, the Fair Market Value of all, but not less than all, of the Profits Interest Units owned by the Fire Lake Member, in each case with no discount or premium for the fact that such Units represent a minority or a controlling interest in the Company. When the Appraised Unit Value of Common Units and/or Profits Interest Units are to be determined **** each will be determined as agreed by the GCI Member and the AKD Holdings Member or if the GCI Member and the AKD Holdings Member fail to agree on the Appraised Unit Value and such failure to agree continues for 10 Business Days after the **** has been delivered, then as determined pursuant to the following appraisal procedure:

     [a] Each of the GCI Member and the AKD Holdings Member will, within 10 Business Days after the deadline for the GCI Member and the AKD Holdings Member to agree on the Appraised Unit Value, appoint a Qualified Appraiser who will be required as part of its appointment to determine, using an Authorized Valuation Methodology, the Appraised Unit Value of the Common Units and/or the Profits Interest Units and deliver its written independent appraisal thereof to the GCI Member and the AKD Holdings Member within 30 days after its appointment. If either the GCI Member or the AKD Holdings Member fail to appoint a Qualified Appraiser within the period provided above, the one Qualified Appraiser appointed will proceed to make the appraisal alone and its appraisal will be the applicable Appraised Unit Value, which will be final and binding upon the Members. "Qualified Appraiser" shall mean a Person experienced in valuing assets owned by the Company and who has no prior business relationship with any Member of the Company within the two years prior to its engagement, and the Members will agree not to hire such Person for six-months following the engagement. "Authorized Valuation Methodology" shall mean one or more valuation methodologies customarily used in the evaluation and appraisal of wireless communications assets, except that any such valuation methodology must be based on an earnings before interest, taxes, depreciation and amortization analysis and shall not be based on a revenue or subscriber count analysis.

     [b] If the higher of the two appraisals with respect to the Common Units and/or the Profits Interest Units is less than 110% of the lower appraisal, the Appraised Unit Value with respect to such Units will be the average of the two appraisals. If the higher appraisal with respect to the Common Units and/or the Profits Interest Units is more than 110% of the lower appraisal, a third Qualified Appraiser, who will be required as part of its appointment to determine, using one or more Authorized Valuation Methodologies, the Appraised Unit Value for such Units within 30 days after its selection and deliver its written independent appraisal thereof to the GCI Member and the AKD Holdings Member, must be selected by the two initial Qualified Appraisers within five Business Days after both initial appraisals have been completed and delivered to the GCI Member and the AKD Holdings Member. The Appraised Unit Value with respect to such Units will be the average of the third appraisal and the one of the first two appraisals that is closest in amount to the third appraisal.

     [c] In the event of the inability or unwillingness of any Qualified Appraiser to act, a new Qualified Appraiser must be appointed in its place within 14 days, such appointment being made in the same manner as provided above for the appointment of the Qualified Appraiser who is being replaced.

     [d] The expense of the Qualified Appraiser appointed by the AKD Holdings Member will be borne by the AKD Holdings Member. The expense of the Qualified Appraiser appointed by the GCI Member will be borne by the GCI Member. The expense of a third Qualified Appraiser will be borne half by the AKD Holdings Member and half by the GCI Member. Notwithstanding the forgoing, the AKD Holdings Member shall be required to pay the expenses of all Qualified Appraisers if [i] the Appraised Unit Value is determined under Section 14.1[a], or [ii] if the Appraised Unit Value determined under
     Section 14.1[b] is finally determined to be less than the amount set forth in Section 14.1[b][ii].

     [e] In connection with any appraisals performed pursuant to and in accordance with this Agreement, all of the applicable appraisers will be subject to a duty of confidentiality, and all of the parties will cooperate with all applicable appraisers and will provide such appraisers with all necessary and appropriate information reasonably requested by such appraisers in connection with such appraisals.

                           **** CONFIDENTIAL TREATMENT

        14.4 Closing Procedures.

     [a] Unless otherwise agreed by the applicable parties, the closing of the purchase and sale of Common Units and/or Profits Interest Units **** will be completed at 10:00 a.m. local time on a date designated by the Member that provides the applicable **** that is within 15 days after [i] delivering such **** or if a determination of the Appraised Unit Value is made pursuant to Section 14.3, after such determination is made, or [ii] such longer period as is reasonably required to satisfy all of the conditions set forth in Section 14.4[c]. At the closing, the applicable selling Members will deliver to the applicable purchasing Member a written instrument of assignment, substantially in the form attached hereto as Exhibit A, transferring their respective Units to the purchasing Member free and clear of Liens, and the purchasing Member will pay the applicable purchase price. The closing will be consummated at the principal executive offices of the Company unless the GCI Member and the AKD Holdings Member otherwise agree.

     [b] The Member transferring any Common Units and/or Profits Interest Units pursuant to Section 14.1 or Section 14.2 shall be deemed to have represented and warranted that: [i] the purchaser will receive good and valid title to the applicable Units free and clear of all Liens of any nature whatsoever; and [ii] all of such Units can be purchased and sold without any notice to, or consent, approval, order or authorization of, or declaration or filing with, any other Person other than those already obtained and except for any required Governmental Approvals.

     [c] The closing of any purchase and sale of Units will be subject to the satisfaction of the following conditions, it being agreed that the parties will use Commercially Reasonable Efforts to cause such conditions to be met: [i] all material consents, notices, approvals, including Governmental Approvals expressly required with respect to the transactions to be consummated at such closing will have been obtained; and [ii] there will be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the consummation of the transactions to be consummated at such closing.

     [d] Unless the applicable parties agree otherwise, the purchase price on any purchase and sale of Units will be payable by wire transfer of same day funds to an account at a bank designated by the applicable party, such designation to be made no less than two Business Days prior to the applicable closing.

     [e] Except for Sections 13.4[a] and 13.4[b], each of which shall be deemed to have been waived, all conditions set forth in Section 13.4 must also be satisfied.

     [f] Notwithstanding the failure of any Member to assign or deliver certificates representing Units on the applicable closing date as required by this Section 14.4, from and after the applicable closing date, the purchaser of the applicable Units shall for all purposes be deemed the record and beneficial owner of such Units, the selling Member shall have only the right to receive the applicable purchase price for such Units, without interest, and any certificates representing the applicable Units shall represent only the right to receive the applicable purchase price, without interest, upon surrender thereof to the purchaser.

        ARTICLE 15. CERTAIN BUSINESS MATTERS

        15.1 Distribution of Assets in Kind. Any distribution of assets by the Company other than cash will be subject to the receipt of any regulatory or other approvals and waivers deemed necessary by the Board of Managers. Any distribution of assets will be made in accordance with the provisions of Article 6.

        15.2 Other Business Ventures. Except as provided for in the Management Agreement, each of the Members and their respective Affiliates may engage in or possess interests in other businesses or ventures of any nature without regard to whether such businesses or ventures are or may be deemed to be competitive in any way with the business of the Company or of any Person in which the Company holds an equity interest. Except as provided for in the Management Agreement, no Member will have any obligation to offer any business or investment opportunity to the Company.

        15.3 Confidentiality.

     [a] Each Member covenants and agrees that so long as he is a Member and thereafter, it will not [i] disclose to any other Person any Confidential Information (hereinafter defined), except for disclosures to Members, Managers, key employees, independent accountants and attorneys of the Company as may be necessary or appropriate in the performance of a Member's duties hereunder; or [ii] use any Confidential Information for any purpose other than the Company's business. Each Member covenants and agrees to cause its respective officers, directors and other representatives, including, without limitation, each Manager appointed by such Member to the Board of Managers (collectively, "Representatives") to observe all terms of this Agreement and shall be responsible for any breach of this Section 15.3 by any of its Representatives.

     [b] The term "Confidential Information" means and includes any and all non-public and proprietary information regarding the assets, liabilities, operations, business, affairs, financing, services, products and trade secrets of the Company, any of its Affiliates or any of their respective officers, directors, shareholders, partners, members, employees or agents. The term "Confidential Information" shall include, without limitation, all financial statements, financial information, projections, forecasts, business plans, methods, ideas, concepts, materials, documents, records, computer programs, customer lists, referral sources, work, models, processes, designs, drawings, plans, inventions, devices, parts, improvements, other physical and intellectual property or other information in any form whatsoever; provided, however, the term "Confidential Information" shall not include any information which [i] at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of its disclosure by a Member or its Representatives in breach of this Section 15.3), [ii] was available to the Member on a non-confidential basis prior to disclosure by the Company, [iii] becomes available to the Member on a non-confidential basis from a Third Party who is not bound by a confidentiality agreement with the Company, or is not otherwise prohibited from transmitting the information to such Member, or [iv] GCI may need to disclose under any applicable law or stock exchange rule as a consequence of it being a public reporting company under the Securities Exchange Act of 1934.

     [c] The Confidential Information shall remain the property of the Company; no rights, to use, license or otherwise exploit the Confidential Information are granted to any Member by implication or otherwise; and no Member shall by virtue of the disclosure of the Confidential Information and/or the Member's use of the Confidential Information acquire any rights with respect thereto, all of which rights shall remain exclusively with the Company.

     [d] Each Member acknowledges and agrees that the Company would be irreparably damaged by any unauthorized disclosure or use of any Confidential Information by a Member or its Representatives. Accordingly, without prejudice to the rights and remedies otherwise available to the Company, each Member agrees that the Company shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including an injunction or specific performance, from any court of competent jurisdiction, wherever located, in the event of any breach or threatened breach of the provisions of this Section 15.3 by a Member or its Representatives. Such remedies shall not be deemed to be exclusive remedies but shall be in addition to all other remedies available at law or equity to the Company.

     [e] In the event that a Member or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigation, demand, order or other legal process) to disclose any Confidential Information, or is legally required or requested by any regulatory or self-regulatory organization to disclose any Confidential Information, such Member and its Representatives may do so without liability, provided Recipient [i] promptly notifies the Company prior to any such disclosure, [ii] cooperates with the Company in any attempts it may make to obtain a protective order or other appropriate assurance that confidential treatment will be afforded the Confidential Information and [iii] strictly limit any such disclosure to that which is expressly required by the terms of the legal action or regulatory or self regulatory organization compelling such disclosure.

     [f] The obligations of this Section 15.3 shall survive the termination of this Agreement and any Dissolution and Liquidation of the Company.

        ARTICLE 16. GENERAL PROVISIONS

        16.1 Amendment. Except as otherwise provided in this Agreement, this Agreement may be amended in a writing signed by Members who own more than 50% of the outstanding Units; provided, however, that [a] no amendment that would require any Member to make an additional Capital Contribution to the Company or impose personal liability on a Member for any debt, obligation or liability of the Company shall be effective unless set forth in a writing signed by such Member; [b] no amendment that would change adversely the rights and or obligations of the holders of a Profits Interest Unit in a manner that is different than its effect on the rights or obligations of the holders of Common Units shall be effective unless approved by the holders of two-thirds of the outstanding Profits Interest Units; [c] except for an amendment required in connection with the admission of an additional Member in accordance with the terms of this Agreement, modify or alter the method of determining, the order of priority or the interest of a Member in [i] allocations of Profits or Losses, [ii] allocations or Distributions of Available Cash, or [iii] allocation or Distribution of proceeds resulting from the Liquidation of the Company, unless such amendment receives the affirmative vote or written consent of each Member adversely affected thereby; or [d] amend the provisions of Sections 7.1 or 7.2 unless approved by the holders of 90% of the Common Units. Any duly adopted amendment to this Agreement is binding on, and inures to the benefit of, each Person who holds a Unit at the time of such amendment, without the requirement that such Person sign the amendment or any republication or restatement of this Agreement.

        16.2 Representations. Each Member hereby represents and warrants to each other Member that, as of the signing of this Agreement:

     [a] Such Member is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, and is a United States Person;

     [b] Such Member has full power and authority as a corporation or limited liability company to enter into and perform its obligations under this Agreement;

     [c] All actions on the part of such Member necessary to authorize the signing and delivery of this Agreement, and the performance by such Member of its obligations hereunder, have been duly taken;

     [d] This Agreement has been duly signed and delivered by a duly authorized officer or other representative of such Member and constitutes the legal, valid and binding obligation of such Member enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies is subject to judicial discretion;

     [e] No consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement and the Reorganization Agreement by such Member; and

     [f] The signing, delivery and performance of this Agreement and the Reorganization Agreement do not violate the organizational documents of such Member or any material agreement to which such Member is a party or by which such Member is bound.

        16.3 Unregistered Interests. Each Member [a] acknowledges that the Units are being offered and sold without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, [b] represents and warrants that such Member is acquiring the Units for such Member's own account, for investment, and without a view to the distribution of the Units, [c] represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of the Regulation D under the Securities Act of 1933 and [d] agrees not to Transfer, or to attempt to Transfer, all or any part of its Units without registration under the Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements.

        16.4 Waiver of Alternative Withdrawal Rights. Each Member hereby waives and renounces any alternative rights that might otherwise be provided by law upon the withdrawal of such Person and accepts the provisions under this Agreement as such Person's sole entitlement upon the happening of such event.

        16.5 Waiver of Partition Right. Each Member hereby waives and renounces any right that it might otherwise have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any property held by the Company.

        16.6 Waivers Generally. No course of dealing will be deemed to amend or discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

        16.7 Equitable Relief. If any Member proposes or refuses to Transfer all or any part of its Units in violation of the terms of this Agreement, the Company or any Member may apply to any court of competent jurisdiction for an injunctive order prohibiting or requiring such proposed Transfer, and the Company or any Member may institute and maintain any action or Proceeding against the Person proposing or refusing to make such Transfer to compel the specific performance of this Agreement. Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect. The Person against whom such action or Proceeding is brought hereby irrevocably waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that such remedy at law exists. The prevailing party in any such proceeding shall be entitled to recover its costs and expenses, including reasonable attorneys' fees, of preparing for and participating in the proceeding.

        16.8 Arbitration. The Members will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement through discussions between the senior management of the Members. If these discussions are unsuccessful, except as provided in Section 16.7, the Members agree that any action asserting a claim by one Member against another Member hereto arising out of or relating to this Agreement shall, on the written notice by one Member to the others, be submitted to binding arbitration to be held in Seattle, Washington. The arbitration shall be conducted by and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties shall hold an initial meeting within thirty (30) days from receipt of notice from the requesting party of a request for arbitration. Unless otherwise agreed in writing, they will jointly appoint a mutually acceptable arbitrator not affiliated with either party. If they are unable to agree upon such appointment within thirty (30) days of the initial meeting, the parties shall obtain an odd numbered list of not less than five (5) potential arbitrators from the Superior Court for the Third Judicial District, State of Alaska. Each party shall alternatively strike a single name from the list until only one name remains, with such person to be the arbitrator. The party requesting the arbitration shall strike the first name. Each party shall pay one-half (1/2) of the costs related to the arbitration, unless the arbitrator's decision provides otherwise. Each party shall bear its own costs to prepare for and participate in the arbitration. Each party shall produce at the request of the other party, at least thirty (30) days in advance of the hearing, all documents to be submitted at the hearing and such other documents as are relevant to the issues or likely to lead to relevant information. The arbitrator shall promptly render a written decision, in accordance with Alaska law and supported by substantial evidence in the record. The prevailing party shall be entitled to recover reasonable attorneys' fees, costs, charges and expended or incurred therein, if the arbitrator's decision so provides. Failure to apply Alaska law, or entry of a decision that is not based on substantial evidence in the record, shall be additional grounds for modifying or vacating an arbitration decision. Judgment on any arbitration award shall be entered in any court of competent jurisdiction. In any subsequent arbitration, the decision in any prior arbitration of this Agreement shall not be deemed conclusive of the rights among the parties hereunder.

        16.9 Remedies for Breach. The rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise, and all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

        16.10 Costs. If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provisions of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all costs and expenses so incurred (including reasonable attorney's fees, costs of bonds and fees and expenses for expert witnesses.

        16.11 Counterparts. This Agreement may be signed in multiple counterparts, the signature pages of which may be detached and reattached to another identical counterpart. Each counterpart will be considered an original instrument, but all of them in the aggregate will constitute one agreement.

        16.12 Notice. All Notices under this Agreement will be in writing and will be either delivered or sent addressed as follows: [a] if to the Company, at the Company's principal office in Anchorage, Alaska, and [b] if to any Member, at such Person's address as then appearing in the records of the Company. In computing time periods, the day Notice is given will be included.

        16.13 Deemed Notice. Any Notices given to the Company or any Member in accordance with this Agreement will be deemed to have been duly given: [a] on the date of receipt if personally delivered, [b] five days after being sent by U.S. mail, postage prepaid, [c] on the date of receipt, if sent by registered or certified U.S. mail, postage prepaid, [d] on the date of receipt, if sent by facsimile or telecopier transmission (with telephonic confirmation by the recipient) or [e] one Business Day after having been sent by a nationally recognized overnight courier service.

        16.14 Partial Invalidity. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

        16.15 Entire Agreement. This Agreement (including its Schedules and Exhibits) contains the entire agreement and understanding of the Members concerning its subject matter.

        16.16 Benefit. Except as otherwise set forth in Section 9.1, this Agreement and the rights and obligations of the Members hereunder will inure solely to the benefit of the Members and their Transferees and the Company, without conferring on any other Person any rights of enforcement or other rights.

        16.17 Further Assurances. Each Member will sign and deliver, without additional consideration, such other documents of further assurance as may reasonably be necessary to give effect to the provisions of this Agreement.

        16.18 Headings. Article and section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.

        16.19 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The word "day" means a calendar day, unless a Business Day is specified.

        16.20 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Alaska. Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement, except as otherwise required by the Act.

        16.21 No Tax Advice. All Members acknowledge that any tax advice express or implicit in the provision of this Agreement are not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on tax payer by the Internal Revenue Service. Each Member should seek advice based on its particular circumstances from an independent tax advisor.



                            [Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned have caused this Operating Agreement of Alaska Digitel, LLC, to be duly executed and delivered, effective from the date first above mentioned, notwithstanding the actual date of signing.


                                      GENERAL COMMUNICATION, INC.

                                      By:
                                      Name:
                                      Title:


                                      AKD HOLDINGS, LLC

                                      By:
                                      Name:
                                      Title:


                                      PACIFICOM HOLDINGS, L.L.C.

                                      By:
                                      Name:
                                      Title:


                                      FIRE LAKE PARTNERS, L.L.C.

                                      By:
                                      Name:
                                      Title:


                                      RED RIVER WIRELESS, LLC

                                      By:
                                      Name:
                                      Title:


                                      GRAYSTONE HOLDINGS, LLC

                                      By:
                                      Name:
                                      Title:

                                LIST OF SCHEDULES


Schedule

1.3               Names and Addresses of Members

4.1               Initial Capital Contributions


                                LIST OF EXHIBITS


Exhibit

A                 Form of Assignment of Units

B                 Form of Transferee's Agreement

C                 Form of Management Agreement

D                 Examples of Adjustments to Common Units and Profits Interest
                  Units Outstanding

E                 Initial Budget

                           **** CONFIDENTIAL TREATMENT

                                  SCHEDULE 1.3

                       Names, Addresses and Unit Ownership

                                   of Members

          Members                                      Unit Ownership
General Communication, Inc.                          **** Common Units
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Fax: (907) 868-5676
Attn:  Corporate Counsel

With a copy of any Notice to:

General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Fax: (907) 868-5676
Attn:  General Manager & Executive Vice President

AKD Holdings, LLC                                    **** Common Units
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

                           **** CONFIDENTIAL TREATMENT

          Members                                      Unit Ownership
Red River Wireless, LLC                              **** Common Units
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803


Graystone Holdings, LLC                              **** Common Units
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: J. Michael Keenan

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803


Pacificom Holdings, L.L.C.                           **** Common Units
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

                           **** CONFIDENTIAL TREATMENT

          Members                                      Unit Ownership
Fire Lake Partners, L.L.C.                           **** Profits Interest Units
3127 Commercial Drive
Anchorage, AK 99501

Fax:
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

                           **** CONFIDENTIAL TREATMENT

                                  SCHEDULE 4.1

                          Initial Capital Contributions



                                                     Agreed Fair Market Value
         Members                                  of Deemed Initial Contribution
General Communication, Inc.                                    ****
AKD Holdings, LLC                                              ****
Red River Wireless, LLC                                        ****
Graystone Holdings, LLC                                        ****
Pacificom Holdings, L.L.C.                                     ****
Fire Lake Partners, L.L.C.                                     ****

-----------------
(1) **** under the Reorganization Agreement in accordance with Section 4.1.

                                    EXHIBIT A

                                     Form of

                               Assignment of Units


The undersigned Transferor hereby transfers and assigns        Units in Alaska
Digitel, LLC, a Alaska limited liability company, to                         ,
as Transferee. The Capital Account of the Transferor that is attributable to the transferred Units will carry over to the Transferee. The Units transferred is subject to all of the terms and conditions of that certain Second Amended and
Restated Operating Agreement of               , dated as of               , as
such Agreement may be amended ("Operating Agreement"). The Transferor shall remain liable for all of its liabilities under the Operating Agreement.


                                   Transferor:


                                   By:
                                      Name:
                                      Title:
                                      Date:

                                    EXHIBIT B

                                     Form of

                             Transferee's Agreement


As a Transferee of Units in Alaska Digitel, LLC, a Alaska limited liability company governed by a Second Amended and Restated Operating Agreement dated as
of                , the undersigned agrees to be bound as a party to such
Agreement (which, as it may be amended, is hereby incorporated by reference). The Transferee acknowledges and agrees that, unless admitted as a Member of the limited liability company as provided in such Agreement, the Transferee will have only the limited rights of an assignee as specified by law.

                                   Transferee:

                                   By:
                                      Name:
                                      Title:
                                      Date:


Address:

---------------------------
---------------------------
---------------------------

Taxpayer ID Number:

---------------------------

Telephone Number:

---------------------------
Fax Number:

---------------------------

                                    EXHIBIT C

                          Form of Management Agreement

[This exhibit does not contain information material to an investment decision that is not otherwise disclosed in the agreement and is not included in the filing of the agreement with the SEC as being not material to investor decisions.]

                                    EXHIBIT D

  Examples of Adjustments to Common Units and Profits Interest Units Outstanding

See attached Schedule 2.3.3 to the Reorganization Agreement.

                                    EXHIBIT E

                                 Initial Budget

[To be inserted at the Closing under the Reorganization Agreement.]

                           SECOND AMENDED AND RESTATED
                               OPERATING AGREEMENT

                                       OF

                               ALASKA DIGITEL, LLC

                                    [ ], 2006






THE UNITS IN THIS LIMITED LIABILITY COMPANY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR STATE SECURITIES AUTHORITIES AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED. THE SALE OR OTHER TRANSFER OF THE UNITS IS ALSO RESTRICTED BY PROVISIONS OF THIS AGREEMENT.

                                TABLE OF CONTENTS
                                                                                                                Page
ARTICLE 1.           FORMATION AND DEFINITIONS....................................................................1

      1.1      Formation..........................................................................................1
      1.2      Name...............................................................................................1
      1.3      Members and Units..................................................................................1
      1.4      Office and Agent...................................................................................1
      1.5      Foreign Qualification..............................................................................1
      1.6      Term...............................................................................................2
      1.7      Effective Date; Amendment and Restatement..........................................................2
      1.8      Definitions........................................................................................2

ARTICLE 2.           PURPOSES AND POWERS..........................................................................11

      2.1      Principal Purposes.................................................................................11
      2.2      Other Purposes.....................................................................................11
      2.3      Powers.............................................................................................11

ARTICLE 3.           UNITS........................................................................................11

      3.1      Classes of Units...................................................................................11
      3.2      Common Units.......................................................................................12
      3.3      Profits Interest Units.............................................................................12
      3.4      Code Section 83(b) Election and Safe Harbor........................................................13
      3.5      Reacquired Units...................................................................................15
      3.6      Certificates.......................................................................................15

ARTICLE 4.           CAPITAL OF THE COMPANY.......................................................................15

      4.1      Initial Contributions..............................................................................15
      4.2      Additional Contributions...........................................................................16
      4.3      Capital Accounts...................................................................................16
      4.4      Adjustments........................................................................................17
      4.5      Transfer...........................................................................................17
      4.6      Market Value Adjustments...........................................................................17
      4.7      No Withdrawal of Capital...........................................................................17
      4.8      No Interest on Capital.............................................................................17
      4.9      No Drawing Accounts................................................................................17

ARTICLE 5.           PROFITS AND LOSSES...........................................................................17

      5.1      Determination......................................................................................17
      5.2      Allocation of Profits and Losses Generally.........................................................18
      5.3      Nonrecourse Deductions.............................................................................18
      5.4      Minimum Gain Chargeback............................................................................18
      5.5      Tax Allocations....................................................................................18
      5.6      Qualified Income Offset............................................................................19
      5.7      Limit on Loss Allocations..........................................................................19
      5.8      ss. 754 Adjustments................................................................................19

      5.9      Contributed Property...............................................................................19
      5.10     Tax Credits........................................................................................19
      5.11     Gross Income Allocation............................................................................20
      5.12     Curative Allocations...............................................................................20
      5.13     Allocation on Transfer.............................................................................20

ARTICLE 6.           DISTRIBUTIONS................................................................................21

      6.1      Distributions Generally............................................................................21
      6.2      Payment............................................................................................21
      6.3      Withholding........................................................................................21
      6.4      Distribution Limitations...........................................................................21
      6.5      Tax Distribution...................................................................................21

ARTICLE 7.           MANAGEMENT...................................................................................22

      7.1      Management.........................................................................................22
      7.2      Appointment of Board of Managers...................................................................23
      7.3      Procedural Requirements............................................................................23
      7.4      Officers...........................................................................................26
      7.5      Annual Budget......................................................................................26
      7.6      Curative Provision.................................................................................27

ARTICLE 8.           LIABILITY OF A MEMBER........................................................................27

      8.1      Limited Liability..................................................................................27
      8.2      Capital Contribution...............................................................................27
      8.3      Capital Return.....................................................................................27
      8.4      Reliance...........................................................................................28

ARTICLE 9.           INDEMNIFICATION..............................................................................28

      9.1      General............................................................................................28
      9.2      Exception..........................................................................................28
      9.3      Expense Advancement................................................................................28
      9.4      Insurance..........................................................................................29
      9.5      Indemnification of Others..........................................................................29
      9.6      Exculpation........................................................................................29
      9.7      Rights Not Exclusive...............................................................................29

ARTICLE 10.          ACCOUNTING AND REPORTING.....................................................................29

      10.1     Fiscal Year........................................................................................29
      10.2     Tax Accounting Method..............................................................................29
      10.3     Tax Elections......................................................................................29
      10.4     Returns............................................................................................30
      10.5     Reports; Annual Financial Statements; Regulatory Reporting Obligations.............................30
      10.6     Books and Records..................................................................................30
      10.7     Information........................................................................................31
      10.8     Banking............................................................................................31
      10.9     Tax Matters; Tax Matters Partner...................................................................31
      10.10    Classification of Company as Partnership for Tax Purposes, Not State Law...........................32

                                       ii

ARTICLE 11.          DISSOLUTION..................................................................................32

      11.1     Dissolution........................................................................................32
      11.2     Events of Withdrawal...............................................................................33
      11.3     Continuation.......................................................................................33

ARTICLE 12.          LIQUIDATION..................................................................................34

      12.1     Liquidation........................................................................................34
      12.2     [Reserved].........................................................................................34
      12.3     Priority of Payment................................................................................34
      12.4     Liquidating Distributions..........................................................................35
      12.5     No Restoration Obligation..........................................................................35
      12.6     Timing.............................................................................................35
      12.7     Liquidating Reports................................................................................35
      12.8     Articles of Dissolution............................................................................35

ARTICLE 13.          TRANSFER RESTRICTIONS........................................................................36

      13.1     General Rule.......................................................................................36
      13.2     Permitted Transfers................................................................................36
      13.3     Permitted Pledges..................................................................................36
      13.4     General Conditions on Transfer.....................................................................36
      13.5     Rights of Transferees..............................................................................37

ARTICLE 14.          LIQUIDITY RIGHTS.............................................................................37

      14.1     Call Rights........................................................................................37
      14.2     Put Rights.........................................................................................38
      14.3     Determination of Appraised Unit Value..............................................................38
      14.4     Closing Procedures.................................................................................40

ARTICLE 15.          CERTAIN BUSINESS MATTERS.....................................................................41

      15.1     Distribution of Assets in Kind.....................................................................41
      15.2     Other Business Ventures............................................................................41
      15.3     Confidentiality....................................................................................41

ARTICLE 16.          GENERAL PROVISIONS...........................................................................42

      16.1     Amendment..........................................................................................42
      16.2     Representations....................................................................................43
      16.3     Unregistered Interests.............................................................................43
      16.4     Waiver of Alternative Withdrawal Rights............................................................43
      16.5     Waiver of Partition Right..........................................................................44
      16.6     Waivers Generally..................................................................................44
      16.7     Equitable Relief...................................................................................44
      16.8     Arbitration........................................................................................44
      16.9     Remedies for Breach................................................................................45
      16.10    Costs..............................................................................................45
      16.11    Counterparts.......................................................................................45
      16.12    Notice.............................................................................................45
      16.13    Deemed Notice......................................................................................45

                                      iii

      16.14    Partial Invalidity.................................................................................45
      16.15    Entire Agreement...................................................................................45
      16.16    Benefit............................................................................................45
      16.17    Further Assurances.................................................................................46
      16.18    Headings...........................................................................................46
      16.19    Terms..............................................................................................46
      16.20    Governing Law......................................................................................46
      16.21    No Tax Advice......................................................................................46

                                                                       Exhibit C

[This exhibit does not contain information material to an investment decision that is not otherwise disclosed in the agreement and is not included in the filing of the agreement with the SEC as being not material to investor decisions.]

                                                                       Exhibit D

[This exhibit does not contain information material to an investment decision that is not otherwise disclosed in the agreement and is not included in the filing of the agreement with the SEC as being not material to investor decisions.]

                                                                       Exhibit E
                           **** CONFIDENTIAL TREATMENT

                            NONCOMPETITION AGREEMENT

                  This Noncompetition Agreement (the "Agreement") is made and
entered into as of this     day of         , 200  by and among
                      , an individual residing in the State of ("Seller"), Alaska Digitel, LLC, an Alaska limited liability company ("AKD"), and General Communication, Inc., an Alaska corporation ("GCI").

                                 R E C I T A L S

                  A. GCI, AKD, AKD Holdings, LLC, a Delaware limited liability company, the members of AKD and the members of Denali PCS, LLC, an Alaska limited liability company, are parties to that certain Reorganization Agreement
dated as of June   , 2006 (the "Reorganization Agreement"), pursuant to which, among other things, GCI will acquire a majority interest in AKD and AKD will redeem certain membership interests of the members of AKD.

                  B. This Agreement is a Noncompetition Agreement referred to in
Section 7.1(o) of the Reorganization Agreement and, pursuant to the Reorganization Agreement, must be entered into by the parties hereto as a condition to the consummation of the transactions contemplated by the Reorganization Agreement. The execution and performance of this Agreement is **** and **** the transactions contemplated by the Reorganization Agreement.

                  C. Seller is a member of         , which owns a membership
interest in AKD, and accordingly, Seller will benefit from the transactions contemplated by the Reorganization Agreement. Seller is also a member of Fire Lake Partners, LLC, an Alaska limited liability company that will enter into a Management Services Agreement with AKD upon closing of the transactions contemplated by the Reorganization Agreement (the "Management Services Agreement"). In return for the consideration provided under the Reorganization Agreement and the Management Services Agreement, Seller is willing to refrain from competing with GCI, AKD and their respective subsidiaries as provided herein.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the mutual covenants and the agreements hereinafter set forth, GCI's willingness to consummate the transactions contemplated by the Reorganization Agreement and the Management Services Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                  1. Covenant Against Competition; Confidentiality and Nondisclosure. Seller acknowledges that (i) GCI, AKD and their respective subsidiaries are engaged in the Business (as defined below); (ii) Seller is one of a limited number of persons who has developed the Business of AKD and will continue to provide management services to AKD after the transactions contemplated by the Reorganization Agreement; (iii) Seller's work for AKD has brought Seller into close contact with many confidential matters of AKD not readily available to the public; and (iv) GCI would not have consummated the transactions contemplated by the Reorganization Agreement unless Seller entered

                           **** CONFIDENTIAL TREATMENT

into this Agreement. For purposes of this Agreement, "Business" means the provision of any of the following services provided by, or of services which compete with any of the following services provided by, or which would result in a loss of business with respect to any of the following services by, GCI, AKD and each of their respective subsidiaries, affiliates, successors and assigns (collectively, the "GCI Parties"): the sale, resale or provision of wireless telecommunications services, the ownership, licensing, sublicensing, acquisition or disposition of licenses for spectrum capacity, and any other business which constitutes a reasonable extension of the foregoing. Accordingly, Seller covenants and agrees that, from the date of this Agreement **** date **** (the "Restricted Period"), except as contemplated by the Management Services Agreement, Seller will not, within the Geographic Area (as defined in Section 1(d) below), without the prior written consent of GCI, (i) engage in the Business for Seller's own account; (ii) enter into the employ of, or render services to or for, any entity that competes with any GCI Party, with respect to the Business (referred to herein as a "Restricted Entity"); or (iii) become interested in any Restricted Entity in any capacity, including as an individual, partner, shareholder, officer, director, principal, agent, trustee, employee or consultant; provided, however, that Seller may own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange or automated quotation system if Seller is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, "beneficially own" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) five percent (5%) or more of any class of securities of such Restricted Entity.

                           (b) During the Restricted Period, Seller shall keep
secret and retain in strictest confidence, and shall not use for the benefit of Seller or others except in connection with the business and affairs of the GCI Parties, all confidential information relating to the Business and to any GCI Party, including, without limitation, trade secrets, "know-how," client lists, subscriber lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition, disposition or reorganization plans, requisition forms or procedures, software programs, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects, technical services, and other confidential business affairs relating to, arising from or in connection with the Business and learned by Seller heretofore or hereafter, and shall not disclose them to anyone outside of the GCI Parties, either during or after retention as an employee by any GCI Party, except as required by law or with GCI's express written consent or as reasonably necessary in the course of Seller's services to a GCI Party.

                           For purposes of this Agreement, confidential
information shall not include any information (i) which is or becomes so generally known as to be part of the public domain, (ii) which is lawfully received from a third party, without restriction, (iii) which was known by the Seller without restriction on disclosure prior to receipt from the GCI Party, or
(iv) which is disclosed pursuant to subpoena, court order or similar legal process where the party whose confidential information is to be disclosed has had a reasonable opportunity to appear and object to disclosure.

                           In the event that Seller is requested or required (by
oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any confidential information as described in this Section 1(b), Seller agrees to provide GCI with prompt notice of such request(s) so that it may seek an appropriate protective order and/or waive Seller's compliance with the provisions of this Agreement. If in the absence of a protective order or the

                           **** CONFIDENTIAL TREATMENT

receipt of a waiver hereunder, Seller is nonetheless, in the opinion of Seller's counsel, compelled to disclose information concerning any GCI Party to any tribunal or else stand liable for contempt or suffer other censure or penalty, Seller may disclose such information to such tribunal without liability hereunder.

                           (c) During the Restricted Period, except as
contemplated by the Management Services Agreement, Seller shall not, directly or indirectly, (other than for purposes of the Business of any GCI Party) (i) for purposes of conducting Business, solicit any customer or client of any GCI Party with whom the Seller has had contact in the Business, (ii) for purposes of conducting Business in the Geographic Area, solicit any person or entity that is or has been a customer or client of any GCI Party, (iii) solicit or encourage to leave the employment or service of any GCI Party any employee or consultant of such GCI Party, or (iv) hire or retain any employee or consultant who is employed or retained by, or who, **** the date of solicitation or encouragement, has left the employment or service of, any GCI Party to engage in the Business or any business substantially similar to the Business in the Geographic Area.

                           (d) The parties agree that for purposes of this
Agreement, "Geographic Area" shall mean ****.

                  2. Rights and Remedies Upon Breach of the Restrictive
Covenants.

                           (a) Seller recognizes that GCI and AKD may not have
an adequate remedy at law to protect their rights hereunder. Accordingly, Seller agrees that in the event of a breach of this Agreement by Seller, GCI, AKD or any other GCI Party shall have the right to an injunction without bond in any court of competent jurisdiction permanently enjoining Seller from a violation of
Section 1 of this Agreement (the "Restrictive Covenants").

                           (b) Seller recognizes and agrees that in the event of
a violation of any of the Restrictive Covenants, the period during which Seller shall not compete shall be suspended during the period Seller is engaged in conduct constituting such violation and shall resume after such violation has been remedied.

                           (c) The remedies set forth in Section 2(a) above
shall not limit, eliminate, prohibit or restrict any other rights that GCI, AKD or any other GCI Party may have under law for violation by Seller of this Agreement and shall not be mutually exclusive and any one or all may be pursued without the pursuit of one impairing or precluding the pursuit of another except as otherwise provided by law.

                  3. Severability of Restrictive and Other Covenants. The parties agree that the provisions of each of the preceding sections of this Agreement are independent of and severable from each other and the invalidity of any section or any portion thereof shall not affect the validity or hinder the enforceability of the remaining provisions of this Agreement. The parties expressly agree and declare that the time limitation and geographic scope set forth in Section 1 of this Agreement are reasonable, are properly required for the adequate protection of the Business of the GCI Parties and that in the event such time limitation and/or geographic scope is deemed to be unreasonable by the final decision of an arbitrator or a court of competent jurisdiction, each of the parties agrees to submit to such revision or modification thereof as said arbitrator or court shall deem reasonable.

                  4. Notices. All notices and other communications required or permitted hereunder shall be in writing (including any facsimile transmission or similar writing), and may be given by any means selected by the sender. Each such notice or other communication shall be effective (i) if sent by facsimile to the recipient's fax number given below, when such facsimile is transmitted and the sender's facsimile machine confirms transmission, (ii) if sent by reputable overnight courier to the recipient's address given below, one business day after being delivered to such courier or (iii) if sent by any other means, when actually received.

                           (a) If to GCI:

                                            General Communication, Inc.
                                            2550 Denali Street, Suite 1000
                                            Anchorage, AK 99503
                                            Attention : General Manager
                                            & Executive Vice President
                                            Fax No. : (907) 868-5676

                           (b) If to AKD:

                                            Pacificom Holdings, LLC
                                            c/o Wireless Partners
                                            5350 Poplar Avenue, Suite 875
                                            Memphis, TN 38117
                                            Attention: Stephen M. Roberts
                                            Fax No.: (901) 763-3369

                           (b) If to Seller:

                                            ------------------------------------
                                            ------------------------------------
                                            Facsimile:
                                                        ------------------------

or to such other address or facsimile number as any of the persons designated above may have specified in a notice or communication duly given to the other designated person as provided herein.

                  5. Assignability. This Agreement shall be binding upon and inure to the benefit of GCI, AKD and each of their respective successors and assigns. This Agreement shall not be assignable by Seller.

                  6. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof.

                  7. Waivers, Amendments and Further Agreements. Neither this Agreement nor any term or condition of this Agreement, including without limitation the terms and conditions of this Section 7, may be waived, modified or amended in whole or in part as against any of the parties except by written instrument executed by each of the parties expressly stating that it is intended to operate as a waiver, modification or amendment of this Agreement or the applicable term or condition of this Agreement. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

                  8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Alaska.

                  10. Attorneys' Fees. In the event litigation arising out of or related to this Agreement, the substantially prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees and costs of suit in addition to such other relief as may be granted, including but not limited to such fees and costs incurred in collections and in enforcement and appeal of any judgment that may be rendered (except to the extent determined otherwise by the applicable tribunal).

                  IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.

                           GENERAL COMMUNICATION, INC.


                           By:
                           -------------------------------------
                           Name:
                           -------------------------------------
                           Title:
                           -------------------------------------

                           ALASKA DIGITEL, LLC


                           By:
                           -------------------------------------
                           Name:
                           -------------------------------------
                           Title:
                           -------------------------------------


                           SELLER
                           -------------------------------------

                                                                    Schedule 1.1

[This exhibit does not contain information material to an investment decision that is not otherwise disclosed in the agreement and is not included in the filing of the agreement with the SEC as being not material to investor decisions.]

                                                                  Schedule 2.3.2

[This exhibit does not contain information material to an investment decision that is not otherwise disclosed in the agreement and is not included in the filing of the agreement with the SEC as being not material to investor decisions.]

                                                                  Schedule 2.3.3

[This exhibit does not contain information material to an investment decision that is not otherwise disclosed in the agreement and is not included in the filing of the agreement with the SEC as being not material to investor decisions.]

                                                                      Schedule 4

[This exhibit does not contain information material to an investment decision that is not otherwise disclosed in the agreement and is not included in the filing of the agreement with the SEC as being not material to investor decisions.]

                                                                      Schedule 5

[This exhibit does not contain information material to an investment decision that is not otherwise disclosed in the agreement and is not included in the filing of the agreement with the SEC as being not material to investor decisions.]

                                                                 Schedule 7.1(n)

[This exhibit does not contain information material to an investment decision that is not otherwise disclosed in the agreement and is not included in the filing of the agreement with the SEC as being not material to investor decisions.]